OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

Depositor

OPTION ONE MORTGAGE CORPORATION,

Master Servicer

and

WELLS FARGO BANK, N.A.,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

___________________________

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates, Series 2005-3

Table of Contents

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms.
SECTION 1.02.	Accounting.
SECTION 1.03.	Allocation of Certain Interest Shortfalls.
SECTION 1.04.	Rights of the NIMS Insurer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of Mortgage Loans.
SECTION 2.02.	Acceptance by Trustee.
SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Originator.
SECTION 2.04.	Intentionally Omitted.
SECTION 2.05.	Representations, Warranties and Covenants of the Master Servicer.
SECTION 2.06.	Representations and Warranties of the Depositor.
SECTION 2.07.	Issuance of Certificates.
SECTION 2.08.	Reserved.
SECTION 2.09.	Conveyance of REMIC Regular Interests and Acceptance of REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.
SECTION 2.10.	Negative Covenants of the Trustee and the Master Servicer.

ARTICLE III

ADMINISTRATION AND SERVICING OF THE MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Act as Master Servicer.
SECTION 3.02.	Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.
SECTION 3.03.	Successor Sub-Servicers.
SECTION 3.04.	Liability of the Master Servicer.
SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.
SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee.
SECTION 3.07.	Collection of Certain Mortgage Loan Payments.
SECTION 3.08.	Sub-Servicing Accounts.
SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.
SECTION 3.10.	Collection Account and Distribution Account.
SECTION 3.11.	Withdrawals from the Collection Account and Distribution Account.

SECTION 3.12.	Investment of Funds in the Collection Account and the Distribution Account.
SECTION 3.13.	[Reserved].
SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.
SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.
SECTION 3.16.	Realization Upon Defaulted Mortgage Loans.
SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.18.	Servicing Compensation.
SECTION 3.19.	Reports to the Trustee; Collection Account Statements.
SECTION 3.20.	Statement as to Compliance.
SECTION 3.21.	Independent Public Accountants' Servicing Report.
SECTION 3.22.	Access to Certain Documentation; Filing of Reports by Trustee.
SECTION 3.23.	Title, Management and Disposition of REO Property.
SECTION 3.24.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.
SECTION 3.25.	[Reserved]
SECTION 3.26.	Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.
SECTION 3.27.	Solicitations.
SECTION 3.28.	Net WAC Rate Carryover Reserve Account.
SECTION 3.29.	Advancing Facility.
SECTION 3.30.	[Reserved]

ARTICLE IV

FLOW OF FUNDS

SECTION 4.01.	Distributions.
SECTION 4.02.	[Reserved].
SECTION 4.03.	Statements.
SECTION 4.04.	Remittance Reports; Advances.
SECTION 4.05.	Swap Account.
SECTION 4.06.	Distributions on the REMIC Regular Interests.
SECTION 4.07.	Allocation of Realized Losses.
SECTION 4.08.	Tax Treatment of Swap Payments and Swap Termination Payments

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.
SECTION 5.02.	Registration of Transfer and Exchange of Certificates.
SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04.	Persons Deemed Owners.
SECTION 5.05.	Appointment of Paying Agent.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01.	Liability of the Master Servicer and the Depositor.
SECTION 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.
SECTION 6.03.	Limitation on Liability of the Master Servicer and Others.
SECTION 6.04.	Master Servicer Not to Resign.
SECTION 6.05.	Delegation of Duties.
SECTION 6.06.	[Reserved].
SECTION 6.07.	Inspection.

ARTICLE VII

DEFAULT

SECTION 7.01.	Master Servicer Events of Termination.
SECTION 7.02.	Trustee to Act; Appointment of Successor.
SECTION 7.03.	Waiver of Defaults.
SECTION 7.04.	Notification to Certificateholders.
SECTION 7.05.	Survivability of Master Servicer Liabilities.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.	Duties of Trustee.
SECTION 8.02.	Certain Matters Affecting the Trustee.
SECTION 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.
SECTION 8.04.	Trustee May Own Certificates.
SECTION 8.05.	Trustee Fee and Expenses.
SECTION 8.06.	Eligibility Requirements for Trustee.
SECTION 8.07.	Resignation or Removal of Trustee.
SECTION 8.08.	Successor Trustee.
SECTION 8.09.	Merger or Consolidation of Trustee.
SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11.	Limitation of Liability.
SECTION 8.12.	Trustee May Enforce Claims Without Possession of Certificates.
SECTION 8.13.	Suits for Enforcement.
SECTION 8.14.	Waiver of Bond Requirement.
SECTION 8.15.	Waiver of Inventory, Accounting and Appraisal Requirement.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.	REMIC Administration.
SECTION 9.02.	Prohibited Transactions and Activities.
SECTION 9.03.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

ARTICLE X

TERMINATION

SECTION 10.01.	Termination.
SECTION 10.02.	Additional Termination Requirements.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment.
SECTION 11.02.	Recordation of Agreement; Counterparts.
SECTION 11.03.	Limitation on Rights of Certificateholders.
SECTION 11.04.	Governing Law; Jurisdiction.
SECTION 11.05.	Notices.
SECTION 11.06.	Severability of Provisions.
SECTION 11.07.	Article and Section References.
SECTION 11.08.	Notice to the Rating Agencies and the NIMS Insurer.
SECTION 11.09.	Further Assurances.
SECTION 11.10.	Third Party Rights.
SECTION 11.11.	Benefits of Agreement.
SECTION 11.12.	Acts of Certificateholders.
SECTION 11.13.	No Petition.

EXHIBITS:

Exhibit A-1	Form of Class A-1A Certificates
Exhibit A-2	Form of Class A-1B Certificates
Exhibit A-3	Form of Class A-2 Certificates
Exhibit A-4	Form of Class A-3 Certificates
Exhibit A-5	Form of Class A-4 Certificates
Exhibit A-6	Form of Class A-5 Certificates
Exhibit A-7	Form of Class M-1 Certificates
Exhibit A-8	Form of Class M-2 Certificates
Exhibit A-9	Form of Class M-3 Certificates
Exhibit A-10	Form of Class M-4 Certificates
Exhibit A-11	Form of Class M-5 Certificates
Exhibit A-12	Form of Class M-6 Certificates
Exhibit A-13	Form of Class M-7 Certificates
Exhibit A-14	Form of Class M-8 Certificates
Exhibit A-15	Form of Class M-9 Certificates
Exhibit A-16	Form of Class M-10 Certificates
Exhibit A-17	Form of Class M-11 Certificates
Exhibit A-18	Form of Class C Certificates
Exhibit A-19	Form of Class P Certificates
Exhibit A-20	Form of Class R Certificates
Exhibit A-21	Form of Class R-X Certificates
Exhibit B	[Reserved]
Exhibit C	Form of Mortgage Loan Purchase Agreement
Exhibit D	Mortgage Loan Schedule
Exhibit E	Request for Release
Exhibit F-1	Form of Trustee's Initial Certification
Exhibit F-2	Form of Trustee's Final Certification
Exhibit F-3	Form of Receipt of Mortgage Note
Exhibit G	Loss Mitigation Procedures
Exhibit H	Form of Lost Note Affidavit
Exhibit I	Form of Interest Rate Swap Agreement
Exhibit J	Form of Investment Letter
Exhibit K	Form of Residual Certificates Transfer Affidavit
Exhibit L	Form of Transferor Certificate
Exhibit M	Form of ERISA Representation Letter
Exhibit N	Form of Swap Administration Agreement
Exhibit O	[Reserved]
Exhibit P	[Reserved]
Exhibit R-1	Form of Certification to Be Provided by the Depositor with Form 10-K
Exhibit R-2	Form of Certification to Be Provided to Depositor by the Trustee
Exhibit S	Annual Statement of Compliance pursuant to Section 3.20

Schedule I

Prepayment Charge Schedule

This Pooling and Servicing Agreement is dated as of July 1, 2005 (the “Agreement”), among OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as depositor (the “Depositor”), OPTION ONE MORTGAGE CORPORATION, as master servicer (the “Master Servicer”) and WELLS FARGO BANK, N.A., as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty one classes of certificates, designated as (i) the Class A-1A Certificates, (ii) the Class A-1B Certificates, (iii) the Class A-2 Certificates, (iv) the Class A-3 Certificates, (v) the Class A-4 Certificates, (vi) the Class A-5 Certificates, (vii) the Class M-1 Certificates, (viii) the Class M-2 Certificates, (ix) the Class M-3 Certificates, (x) the Class M-4 Certificates, (xi) the Class M-5 Certificates, (xii) the Class M-6 Certificates, (xiii) the Class M-7 Certificates, (xiv) the Class M-8 Certificates, (xv) the Class M-9 Certificates, (xvi) the Class M-10 Certificates, (xvii) the Class M-11 Certificates, (xviii) the Class C Certificates, (ix) the Class P Certificates, (xx) the Class R Certificates and (xxi) the Class R-X Certificates.

REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Group I Mortgage Loans, the Group II Mortgage Loans and certain other related assets subject to this Agreement (but exclusive of the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, the Swap Account and the Interest Rate Swap Agreement) as a real estate investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class R-1 Interest will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 1 Regular Interests. None of the REMIC 1 Regular Interests will be certificated.

Designation	REMIC 1I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I	Variable(2)	$ 130,682,870.90	August 2035
I-1-A	Variable(2)	$ 4,652,375.00	August 2035
I-1-B	Variable(2)	$ 4,652,375.00	August 2035
I-2-A	Variable(2)	$ 5,749,750.00	August 2035
I-2-B	Variable(2)	$ 5,749,750.00	August 2035
I-3-A	Variable(2)	$ 6,840,625.00	August 2035
I-3-B	Variable(2)	$ 6,840,625.00	August 2035
I-4-A	Variable(2)	$ 7,919,375.00	August 2035
I-4-B	Variable(2)	$ 7,919,375.00	August 2035
I-5-A	Variable(2)	$ 8,979,625.00	August 2035
I-5-B	Variable(2)	$ 8,979,625.00	August 2035
I-6-A	Variable(2)	$ 10,015,375.00	August 2035
I-6-B	Variable(2)	$ 10,015,375.00	August 2035

I-7-A	Variable(2)	$ 11,020,125.00	August 2035
I-7-B	Variable(2)	$ 11,020,125.00	August 2035
I-8-A	Variable(2)	$ 11,988,250.00	August 2035
I-8-B	Variable(2)	$ 11,988,250.00	August 2035
I-9-A	Variable(2)	$ 12,913,125.00	August 2035
I-9-B	Variable(2)	$ 12,913,125.00	August 2035
I-10-A	Variable(2)	$ 13,789,125.00	August 2035
I-10-B	Variable(2)	$ 13,789,125.00	August 2035
I-11-A	Variable(2)	$ 14,561,500.00	August 2035
I-11-B	Variable(2)	$ 14,561,500.00	August 2035
I-12-A	Variable(2)	$ 15,101,375.00	August 2035
I-12-B	Variable(2)	$ 15,101,375.00	August 2035
I-13-A	Variable(2)	$ 15,593,875.00	August 2035
I-13-B	Variable(2)	$ 15,593,875.00	August 2035
I-14-A	Variable(2)	$ 16,035,250.00	August 2035
I-14-B	Variable(2)	$ 16,035,250.00	August 2035
I-15-A	Variable(2)	$ 16,422,000.00	August 2035
I-15-B	Variable(2)	$ 16,422,000.00	August 2035
I-16-A	Variable(2)	$ 16,750,875.00	August 2035
I-16-B	Variable(2)	$ 16,750,875.00	August 2035
I-17-A	Variable(2)	$ 17,019,625.00	August 2035
I-17-B	Variable(2)	$ 17,019,625.00	August 2035
I-18-A	Variable(2)	$ 17,225,625.00	August 2035
I-18-B	Variable(2)	$ 17,225,625.00	August 2035
I-19-A	Variable(2)	$ 17,367,375.00	August 2035
I-19-B	Variable(2)	$ 17,367,375.00	August 2035
I-20-A	Variable(2)	$ 17,443,625.00	August 2035
I-20-B	Variable(2)	$ 17,443,625.00	August 2035
I-21-A	Variable(2)	$ 17,452,375.00	August 2035
I-21-B	Variable(2)	$ 17,452,375.00	August 2035
I-22-A	Variable(2)	$ 17,394,875.00	August 2035
I-22-B	Variable(2)	$ 17,394,875.00	August 2035
I-23-A	Variable(2)	$ 17,271,125.00	August 2035
I-23-B	Variable(2)	$ 17,271,125.00	August 2035
I-24-A	Variable(2)	$ 16,229,750.00	August 2035
I-24-B	Variable(2)	$ 16,229,750.00	August 2035
I-25-A	Variable(2)	$ 15,288,750.00	August 2035
I-25-B	Variable(2)	$ 15,288,750.00	August 2035
I-26-A	Variable(2)	$ 14,403,125.00	August 2035
I-26-B	Variable(2)	$ 14,403,125.00	August 2035
I-27-A	Variable(2)	$ 13,569,625.00	August 2035
I-27-B	Variable(2)	$ 13,569,625.00	August 2035
I-28-A	Variable(2)	$ 12,785,125.00	August 2035
I-28-B	Variable(2)	$ 12,785,125.00	August 2035
I-29-A	Variable(2)	$ 12,046,750.00	August 2035
I-29-B	Variable(2)	$ 12,046,750.00	August 2035
I-30-A	Variable(2)	$ 11,352,000.00	August 2035
I-30-B	Variable(2)	$ 11,352,000.00	August 2035
I-31-A	Variable(2)	$ 10,697,750.00	August 2035
I-31-B	Variable(2)	$ 10,697,750.00	August 2035
I-32-A	Variable(2)	$ 10,082,000.00	August 2035
I-32-B	Variable(2)	$ 10,082,000.00	August 2035
I-33-A	Variable(2)	$ 9,502,500.00	August 2035
I-33-B	Variable(2)	$ 9,502,500.00	August 2035
I-34-A	Variable(2)	$ 8,956,875.00	August 2035

I-34-B	Variable(2)	$ 8,956,875.00	August 2035
I-35-A	Variable(2)	$ 8,443,125.00	August 2035
I-35-B	Variable(2)	$ 8,443,125.00	August 2035
I-36-A	Variable(2)	$ 7,958,500.00	August 2035
I-36-B	Variable(2)	$ 7,958,500.00	August 2035
I-37-A	Variable(2)	$ 7,503,250.00	August 2035
I-37-B	Variable(2)	$ 7,503,250.00	August 2035
I-38-A	Variable(2)	$ 7,074,750.00	August 2035
I-38-B	Variable(2)	$ 7,074,750.00	August 2035
I-39-A	Variable(2)	$ 6,671,000.00	August 2035
I-39-B	Variable(2)	$ 6,671,000.00	August 2035
I-40-A	Variable(2)	$ 6,290,875.00	August 2035
I-40-B	Variable(2)	$ 6,290,875.00	August 2035
I-41-A	Variable(2)	$ 5,933,125.00	August 2035
I-41-B	Variable(2)	$ 5,933,125.00	August 2035
I-42-A	Variable(2)	$ 5,595,875.00	August 2035
I-42-B	Variable(2)	$ 5,595,875.00	August 2035
I-43-A	Variable(2)	$ 5,278,500.00	August 2035
I-43-B	Variable(2)	$ 5,278,500.00	August 2035
I-44-A	Variable(2)	$ 4,979,375.00	August 2035
I-44-B	Variable(2)	$ 4,979,375.00	August 2035
I-45-A	Variable(2)	$ 4,697,625.00	August 2035
I-45-B	Variable(2)	$ 4,697,625.00	August 2035
I-46-A	Variable(2)	$ 4,432,500.00	August 2035
I-46-B	Variable(2)	$ 4,432,500.00	August 2035
I-47-A	Variable(2)	$ 4,182,375.00	August 2035
I-47-B	Variable(2)	$ 4,182,375.00	August 2035
I-48-A	Variable(2)	$ 3,946,875.00	August 2035
I-48-B	Variable(2)	$ 3,946,875.00	August 2035
I-49-A	Variable(2)	$ 3,725,000.00	August 2035
I-49-B	Variable(2)	$ 3,725,000.00	August 2035
I-50-A	Variable(2)	$ 3,516,000.00	August 2035
I-50-B	Variable(2)	$ 3,516,000.00	August 2035
P	Variable(2)	$ 100.00	August 2035

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 1 Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC 1 Remittance Rate” herein.

REMIC 2

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 2.” The Class R-2 Interest will represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 2 Pass-Through Rate, the initial Uncertificated Principal Balance, and for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC 2 Regular Interests. None of the REMIC 2 Regular Interests will be certificated.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance	Assumed Final Maturity Date(1)
LTAA	Variable(2)	$ 1,175,983,703.48	August 2035
LTA1A	Variable(2)	$ 2,414,490.00	August 2035
LTA1B	Variable(2)	$ 603,630.00	August 2035
LTA2	Variable(2)	$ 2,006,080.00	August 2035
LTA3	Variable(2)	$ 1,712,230.00	August 2035
LTA4	Variable(2)	$ 2,112,740.00	August 2035
LTA5	Variable(2)	$ 810,830.00	August 2035
LTM1	Variable(2)	$ 432,000.00	August 2035
LTM2	Variable(2)	$ 378,000.00	August 2035
LTM3	Variable(2)	$ 228,000.00	August 2035
LTM4	Variable(2)	$ 216,000.00	August 2035
LTM5	Variable(2)	$ 192,000.00	August 2035
LTM6	Variable(2)	$ 180,000.00	August 2035
LTM7	Variable(2)	$ 174,000.00	August 2035
LTM8	Variable(2)	$ 132,000.00	August 2035
LTM9	Variable(2)	$ 72,000.00	August 2035
LTM10	Variable(2)	$ 60,000.00	August 2035
LTM11	Variable(2)	$ 120,000.00	August 2035
LTZZ	Variable(2)	$ 12,155,667.42	August 2035
LTP	Variable(2)	$ 100.00	August 2035
LTIO	Variable(2)	(3)	August 2035

___________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC 2 Regular Interest.

(2)	Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(3)	REMIC 2 Regular Interest LTIO will not have an Uncertificated Principal Balance, but will accrue interest on its Uncertificated Notional Amount.

REMIC 3

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 3.” The Class R-3 Interest represents the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class A-1A	Variable(2)	$ 241,449,000.00	August 2035
Class A-1B	Variable(2)	$ 60,363,000.00	August 2035
Class A-2	Variable(2)	$ 200,608,000.00	August 2035
Class A-3	Variable(2)	$ 171,223,000.00	August 2035
Class A-4	Variable(2)	$ 211,274,000.00	August 2035
Class A-5	Variable(2)	$ 81,083,000.00	August 2035
Class M-1	Variable(2)	$ 43,200,000.00	August 2035
Class M-2	Variable(2)	$ 37,800,000.00	August 2035
Class M-3	Variable(2)	$ 22,800,000.00	August 2035
Class M-4	Variable(2)	$ 21,600,000.00	August 2035
Class M-5	Variable(2)	$ 19,200,000.00	August 2035
Class M-6	Variable(2)	$ 18,000,000.00	August 2035
Class M-7	Variable(2)	$ 17,400,000.00	August 2035
Class M-8	Variable(2)	$ 13,200,000.00	August 2035
Class M-9	Variable(2)	$ 7,200,000.00	August 2035
Class M-10	Variable(2)	$ 6,000,000.00	August 2035
Class M-11	Variable(2)	$ 12,000,000.00	August 2035
Class C Interest	Variable(3)	$ 15,583,370.90	August 2035
Class P Interest	N/A(4)	$ 100.00	August 2035
Class SWAP-IO Interest	N/A(5)	N/A(5)	August 2035

__________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 3.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)

The Class C Interest will accrue interest at its variable Pass-Through Rate on the Notional Amount of the Class C Interest outstanding from time to time which shall equal the aggregate of the Uncertificated Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTP). The Class C Interest will not accrue interest on its Class Certificate Principal Balance.

(4)	The Class P Interest will not accrue interest.

(5)	The Class SWAP-IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC 2 Regular Interest LTIO.

REMIC 4

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class C Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 4.” The Class R-4 Interest represents the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions under federal income tax law.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 4 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class C	Variable(2)	$ 15,583,370.90	August 2035

__________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 4.

(2)	The Class C Certificates will receive 100% of amounts received in respect of the Class C Interest.

REMIC 5

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class P Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 5.” The Class R-5 Interest represents the sole class of “residual interests” in REMIC 5 for purposes of the REMIC Provisions under federal income tax law.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 5 created hereunder:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
Class P	Variable(2)	$100.00	August 2035

__________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates that represents one or more of the “regular interests” in REMIC 5

(2)	The Class P Certificates will receive 100% of amounts received in respect of the Class P Interest

REMIC 6

As provided herein, the Trustee shall make an election to treat the segregated pool of assets consisting of the Class SWAP-IO Interest as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 6.” The Class R-6 Interest represents the sole class of “residual interests” in REMIC 6 for purposes of the REMIC Provisions under federal income tax law.

The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates that represents one or more of the “regular interests” in REMIC 6 created hereunder, which will be uncertificated:

Class Designation	Pass-Through Rate	Original Class Certificate Principal Balance	Assumed Final Maturity Date(1)
SWAP-IO	Variable(2)	N/A	August 2035

__________________

(1)

For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for REMIC 6 regular Interest SWAP-IO

(2)	REMIC 6 Regular Interest SWAP-IO will receive 100% of amounts received in respect of the Class SWAP-IO Interest

ARTICLE I

DEFINITIONS

SECTION 1.01.	Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Class A Certificates and the Mezzanine Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all calculations in respect of interest on the Class C Certificates and all other calculations of interest described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months. The Class P Certificates and the Residual Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest.

“1933 Act”: The Securities Act of 1933, as amended.

“Account”: Either of the Collection Account or Distribution Account.

“Accrual Period”: With respect to the Class A Certificates and the Mezzanine Certificates and each Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first such Accrual Period, commencing on the Closing Date) and ending on the day preceding the current Distribution Date. With respect to the Class C Certificates and each Distribution Date, the calendar month prior to the month of such Distribution Date.

“Adjustable Rate Mortgage Loan”: A first lien Mortgage Loan which provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto. The Adjustable Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Adjusted Net Maximum Mortgage Rate”: With respect to any Distribution Date and any Mortgage Loan (or the related REO Property) in the Trust Fund as of the close of business on the last day of the preceding calendar month, a per annum rate of interest equal to the applicable Maximum Mortgage Rate for such Mortgage Loan (or the Mortgage Rate in the case of any Fixed Rate Mortgage Loan) as of the first day of the month preceding the month in which the Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

“Adjusted Net Mortgage Rate”: With respect to any Distribution Date and any Mortgage Loan (or the related REO Property) in the Trust Fund as of the close of business on the last day of the preceding prepayment period, a per annum rate of interest equal to the applicable Mortgage Rate for such Mortgage Loan as of the first day of the month preceding the month in which the related Distribution Date occurs minus the sum of (i) the Trustee Fee Rate and (ii) the Servicing Fee Rate.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the Mortgage Rate of such Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”: As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

“Advancing Facility”: As defined in Section 3.29 hereof.

“Advancing Person”: As defined in Section 3.29 hereof.

“Adverse REMIC Event”: As defined in Section 9.01(f) hereof.

“Affiliate”: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agreement”: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Distribution Date and the Mezzanine Certificates and the Class A-1B Certificates, the sum of (i) any Realized Losses allocated to such Class of Certificates on such Distribution Date and (ii) the amount of any Allocated Realized Loss Amount for such Class of Certificates remaining unpaid from the previous Distribution Date as reduced by an amount equal to the increase in the related Certificate Principal Balance due to the receipt of Subsequent Recoveries.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form (excepting therefrom, if applicable, the mortgage recordation information which has not been required pursuant to Section 2.01 hereof or returned by the applicable recorder's office and if the assignment has been delivered in blank, the name of the Assignee), which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

“Assumed Final Maturity Date”: As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

“Available Funds”: With respect to any Distribution Date, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the related Determination Date, including any Subsequent Recoveries, (b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any Advances made by the Master Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to Section 7.02, (g) [reserved], (h) [reserved], (i) [reserved] and (j) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount over (ii) the sum of (a) amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) or the Trustee pursuant to Section 3.11(b), (b) amounts deposited in the Collection Account or the Distribution Account pursuant to clauses (a) through (j) above, as the case may be, in error, (c) the amount of any Prepayment Charges collected by the Master Servicer in connection with the full or partial prepayment of any of the Mortgage Loans and any Master Servicer Prepayment Charge Payment Amount, (d) the Trustee Fee payable from the Distribution Account pursuant to Section 8.05, (e) any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) and (f) any indemnification payments or expense reimbursements made by the Trust Fund pursuant to Section 8.05.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Book-Entry Certificates”: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of Delaware, the State of New York, the State of Maryland, the State of California, the Commonwealth of Pennsylvania, the State of Florida, the State of Minnesota or any city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Certificate”: Any Regular Certificate or Residual Certificate.

“Certificateholder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the NIMS Insurer may conclusively rely upon a certificate of the Depositor or the Master Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the

Trustee and the NIMS Insurer shall be required to recognize as a “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Margin”: With respect to each Class of Adjustable-Rate Certificates and for purposes of the Marker Rate and the Maximum LTZZ Uncertificated Interest Deferral Amount, the specified REMIC 2 Regular Interest, as follows:

Class	REMIC 2 Regular Interest	Certificate Margin
		(1) (%)	(2) (%)
A-1A	LTA1A	0.240%	0.480%
A-1B	LTA1B	0.290%	0.580%
A-2	LTA2	0.100%	0.200%
A-3	LTA3	0.160%	0.320%
A-4	LTA4	0.250%	0.500%
A-5	LTA5	0.350%	0.700%
M-1	LTM1	0.470%	0.705%
M-2	LTM2	0.490%	0.735%
M-3	LTM3	0.510%	0.765%
M-4	LTM4	0.620%	0.930%
M-5	LTM5	0.670%	1.005%
M-6	LTM6	0.730%	1.095%
M-7	LTM7	1.280%	1.920%
M-8	LTM8	1.800%	2.700%
M-9	LTM9	1.900%	2.850%
M-10	LTM10	2.250%	3.375%
M-11	LTM11	2.250%	3.375%

__________

(1)	For the Accrual Period for each Distribution Date on or prior to the Optional Termination Date.
(2)	For each other Accrual Period.

“Certificate Owner”: With respect to each Book-Entry Certificate, any beneficial owner thereof.

“Certificate Principal Balance”: With respect to any Class of Regular Certificates (other than the Class C Certificates) immediately prior to any Distribution Date, will be equal to the Initial Certificate Principal Balance thereof (A) increased, in the case of a Mezzanine Certificate and the Class A-1B Certificates, by the amount of any Subsequent Recoveries added to the Certificate Principal Balance of such Class pursuant to Section 4.01, (B) reduced by the sum of all amounts actually distributed in respect of principal of such Class and (C) further reduced, in the case of a Mezzanine Certificate and Class A-1B Certificate, by Realized Losses allocated thereto on all prior Distribution Dates. With respect to the Class C Certificates as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding.

“Certificate Register” and “Certificate Registrar”: The register maintained and registrar appointed pursuant to Section 5.02 hereof.

“Class”: Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class A Certificateholder”: Any Holder of a Class A Certificate.

“Class A Certificates”: Any Class A-1A Certificate, Class A-1B Certificate, Class A-2 Certificate, Class A-3 Certificate, Class A-4 Certificate or Class A-5 Certificate.

“Class A Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group I Principal Distribution Amount and (ii) the Group II Principal Distribution Amount.

“Class A-1A Certificate”: Any one of the Class A-1A Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-1B Certificate”: Any one of the Class A-1B Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-2 Certificate”: Any one of the Class A-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-3 Certificate”: Any one of the Class A-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-4, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-4 Certificate”: Any one of the Class A-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-5, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class A-5 Certificate”: Any one of the Class A-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-6, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class C Certificate”: Any one of the Class C Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-18, representing (i) a Regular Interest in REMIC 4, (ii) the obligation to pay Net WAC Rate Carryover Amounts and Swap Termination Payments and (iii) the right to receive the Class IO Distribution Amount.

“Class C Interest”: An uncertificated interest in the Trust held by the Trustee on behalf of the Holders of the Class C Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class IO Distribution Amount”: As defined in Section 4.05 hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Swap Administrator on such Distribution Date in excess of the amount payable on the Class Swap-IO Interest on such Distribution Date, all as further provided in Section 4.05 hereof.

“Class Swap-IO Interest”: An uncertificated interest in the Trust Fund evidencing a Regular Interest in REMIC 3.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-7, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-1 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 68.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-8, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-2 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates

immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 74.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-9, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-3 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.30% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-10, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-4 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 81.90% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-11, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-5 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 85.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-12, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-6 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A

Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-13, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-7 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 91.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related

Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-14, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-8 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 93.20% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-15, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-9 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-16, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-10 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution

Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class M-11 Certificate”: Any one of the Class M-11 Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-17, representing (i) a Regular Interest in REMIC 3, (ii) the right to receive the Net WAC Rate Carryover Amount and (iii) the obligation to pay the Class IO Distribution Amount.

“Class M-11 Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9

Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date) and (xi) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Class P Certificate”: Any one of the Class P Certificates executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-19, representing the right to distributions as set forth herein and therein and evidencing a regular interest in REMIC 5.

“Class P Interest”: An uncertificated interest in the Trust Fund held by the Trustee on behalf of the Holders of the Class P Certificates, evidencing a Regular Interest in REMIC 3 for purposes of the REMIC Provisions.

“Class R Certificate”: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-20 and evidencing the ownership of the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest.

“Class R-X Certificate”: The Class R-X Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-21 and evidencing the ownership of the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

“Class R-1 Interest”: The uncertificated Residual Interest in REMIC 1.

“Class R-2 Interest”: The uncertificated Residual Interest in REMIC 2.

“Class R-3 Interest”: The uncertificated Residual Interest in REMIC 3.

“Class R-4 Interest”: The uncertificated Residual Interest in REMIC 4.

“Class R-5 Interest”: The uncertificated Residual Interest in REMIC 5.

“Class R-6 Interest”: The uncertificated Residual Interest in REMIC 6.

“Close of Business”: As used herein, with respect to any Business Day, 5:00 p.m. (New York time).

“Closing Date”: July 14, 2005.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collection Account”: The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled “Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3,” which must be an Eligible Account.

“Compensating Interest”: As defined in Section 3.24 hereof.

“Convertible Mortgage Loan”: Any Adjustable-Rate Mortgage Loan which allows the Mortgagor thereunder to convert the Mortgage Rate thereon to a fixed Mortgage Rate.

“Corporate Trust Office”: The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at Sixth and Marquette, Minneapolis, Minnesota 55479-0113, Attention: Option One Series 2005-3, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Originator and the Seller.

“Corresponding Certificate”: With respect to each REMIC 2 Regular Interest set forth below, the corresponding Regular Certificate set forth in the table below:

REMIC 2 Regular Interest	Regular Certificate
LTA1A	Class A-1A AAA
LTA1B	Class A-1B AAA
LTA2	Class A-2
LTA3	Class A-3
LTA4	Class A-4
LTA5	Class A-5
LTM1	Class M-1
LTM2	Class M-2
LTM3	Class M-3
LTM4	Class M-4
LTM5	Class M-5
LTM6	Class M-6
LTM7	Class M-7
LTM8	Class M-8
LTM9	Class M-9
LTM10	Class M-10
LTM11	Class M-11
LTP	Class P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Mezzanine Certificates and the Class C Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated prior to taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Holders of the Certificates then entitled to distributions of principal on such Distribution Date.

“Custodian”: Wells Fargo Bank, N.A., as custodian of the Mortgage Files, and any successor thereto.

“Cut-off Date”: July 1, 2005.

“Cut-off Date Principal Balance”: With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date, as applicable (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan), after application of scheduled payments due thereon, whether or not received.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 5.02(c) hereof.

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquency Master Servicer Termination Trigger”: A Delinquency Master Servicer Termination Trigger will have occurred with respect to the Certificates on a Distribution Date if the Three Month Rolling Delinquency Percentage for the Mortgage Loans exceeds 18.00%.

“Delinquency Percentage”: For any Distribution Date, the percentage obtained by dividing (x) the aggregate Stated Principal Balance of Mortgage Loans Delinquent 60 days or more by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month.

“Delinquent”: Any Mortgage Loan, the Monthly Payment due on a Due Date which is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan. For example, a Mortgage Loan is 60 or more days Delinquent if the Monthly Payment due on a Due Date is not made by the Close of Business on the second scheduled Due Date after such Due Date.

“Depositor”: Option One Mortgage Acceptance Corporation, a Delaware corporation, or any successor in interest.

“Depository”: The initial Depository shall be The Depository Trust Company and upon request, Clearstream Banking Luxembourg and the Euroclear System, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”: A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to any Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause any REMIC formed hereunder or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “state” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

“Distribution Account”: The segregated trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled “Distribution Account, Wells Fargo Bank, N.A., as Trustee, in trust for the registered Certificateholders of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3” and which must be an Eligible Account.

“Distribution Date”: The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2005.

“Due Date”: With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due (or, in the case of any Mortgage Loan under the terms of which the Monthly Payment for such Mortgage Loan was due on a day other than the first day of the calendar month in which such Distribution Date occurs, the day during the related Due Period on which such Monthly Payment was due), exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's, F-1 by Fitch and A-1+ by S&P (or comparable ratings if Moody’s, Fitch and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the NIMS Insurer, the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the NIMS Insurer. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“Escrow Payments”: The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

“Estate in Real Property”: A fee simple estate in a parcel of real property.

“Excess Overcollateralized Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and any Distribution Date, the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Extra Principal Distribution Amount”: With respect to any Distribution Date, the lesser of (x) the Monthly Interest Distributable Amount payable on the Class C Certificates on such Distribution Date as reduced by Realized Losses allocated thereto with respect to such Distribution Date pursuant to Section 4.08 and (y) the Overcollateralization Deficiency Amount for such Distribution Date.

“Fannie Mae”: Federal National Mortgage Association or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Originator or the Master Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

“Fitch”: Fitch Ratings, or its successor in interest.

“Fixed Rate Mortgage Loan”: A first or second lien Mortgage Loan which provides for a fixed Mortgage Rate payable with respect thereto. The Fixed Rate Mortgage Loans are identified as such on the Mortgage Loan Schedule.

“Fixed Swap Payment”: With respect to any Distribution Date, a fixed amount equal to the related amount set forth in the Interest Rate Swap Agreement.

“Floating Swap Payment”: With respect to any Distribution Date, a floating amount equal to the product of (i) LIBOR (as determined pursuant to the Interest Rate Swap Agreement for such Distribution Date), (ii) the related Notional Amount (as defined in the Interest Rate Swap Agreement), (iii) 250 and (iv) a fraction, the numerator of which is the actual number of days elapsed from and including the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

“Formula Rate”: For any Distribution Date and any Class of the Class A Certificates and the Mezzanine Certificates, the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the applicable Maximum Cap Rate.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

“Group I Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group I Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group I Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group I Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group I Allocation Percentage.

“Group I Certificates”: The Class A-1A Certificates and the Class A-1B Certificates.

“Group I Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

“Group I Mortgage Loan”: A Mortgage Loan assigned to Loan Group I with a principal balance that conforms to Fannie Mae and Freddie Mac guidelines. The aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date is equal to $ $374,916,266.84.

“Group I Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group I Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group I Allocation Percentage.

“Group I Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group I Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group I Mortgage Loans received by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group I Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group I Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group I Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group I Mortgage Loans.

“Group I Senior Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Group II Allocation Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is (i) the Group II Principal Remittance Amount for such Distribution Date, and the denominator of which is (ii) the Principal Remittance Amount for such Distribution Date.

“Group II Basic Principal Distribution Amount”: With respect to any Distribution Date, the excess of (i) the Group II Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date multiplied by the Group II Allocation Percentage.

“Group II Certificates”: The Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates and Class A-5 Certificates.

“Group II Interest Remittance Amount”: With respect to any Distribution Date, that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

“Group II Mortgage Loan”: A Mortgage Loan assigned to Loan Group II with a principal balance that may or may not conform to Fannie Mae and Freddie Mac guidelines. The aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date is equal to $825,067,204.06.

“Group II Principal Distribution Amount”: With respect to any Distribution Date, the sum of (i) the Group II Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date multiplied by the Group II Allocation Percentage.

“Group II Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the Group II Mortgage Loans by the Master Servicer that were due during the related Due Period, (ii) the principal portion of all partial and full principal prepayments of the Group II Mortgage Loans received by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds received during such Prepayment Period with respect to the Group II Mortgage Loans, (iv) that portion of the Purchase Price, representing principal of any repurchased Group II Mortgage Loan, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related

Substitution Adjustments deposited in the Collection Account during such Prepayment Period with respect to the Group II Mortgage Loans and (vi) on the Distribution Date on which the Trust Fund is to be terminated pursuant to Section 10.01, that portion of the Termination Price, in respect of principal on the Group II Mortgage Loans.

“Group II Senior Principal Distribution Amount”: An amount, not less than zero, equal to the excess of (x) the Certificate Principal Balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 61.00% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the positive difference, if any, of the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus the Overcollateralization Floor.

“Highest Priority”: As of any date of determination, (x) the Class A-1B Certificates, if outstanding and otherwise (y) the Class of Certificates then outstanding with a Certificate Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.01, in the following order: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates.

“Holder”: See “Certificateholder.”

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Master Servicer) that would be an “independent contractor” with respect to any of the REMICs created hereunder within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as each such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of

Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Indenture”: An indenture relating to the issuance of notes secured by the Class C Certificates, the Class P Certificates and/or Residual Certificates (or any portion thereof) which may or may not be guaranteed by the NIMS Insurer.

“Index”: With respect to each Adjustable Rate Mortgage Loan and with respect to each related Adjustment Date, the index as specified in the related Mortgage Note.

“Initial Certificate Principal Balance”: With respect to any Regular Certificate, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Determination Date”: With respect to the Class A Certificates and the Mezzanine Certificates and each related Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

“Interest Rate Swap Agreement”: The 1992 ISDA Master Agreement (Multicurrency-Cross Border) dated as of July 14, 2005 (together with the schedule thereto, the Master Agreement) between Barclays Bank PLC and the Trustee, an ISDA Credit Support Annex (Bilateral Form-New York Law) as of the same date, which supplements, forms part of, and is subject to the Master Agreement, and a confirmation of the same date, which supplements and forms part of the Master Agreement.

“Late Collections”: With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

“LIBOR”: With respect to each Accrual Period for the Class A Certificates and the Mezzanine Certificates, the rate determined by the Trustee on the related Interest Determination Date on the basis of the London interbank offered rate for one-month United States dollar deposits, as such rate appears on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. If such rate does not appear on Telerate Page 3750, the rate for such Interest Determination Date will be determined on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. On such Interest Determination

Date, LIBOR for the related Accrual Period for the Class A Certificates and the Mezzanine Certificates will be established by the Trustee as follows:

(i)         If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

(ii)         If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

“LIBOR Business Day”: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“Liquidated Mortgage Loan”: As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full, (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 3.23 or Section 10.01.

“Liquidation Proceeds”: The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or Section 10.01.

“Loan-to-Value Ratio”: As of any date and as to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan (and, with respect to any second lien Mortgage Loan, the Principal Balance of the related first lien Mortgage Loan plus the Principal Balance of such second lien Mortgage Loan), and the denominator of which is the Value of the related Mortgaged Property.

“Loan Group”: Either Loan Group I or Loan Group II, as the context requires.

“Loan Group I”: The group of Mortgage Loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines identified in the Mortgage Loan Schedule as having been assigned to Loan Group I.

“Loan Group II”: The group of Mortgage Loans with principal balances that may or may not conform to Fannie Mae and Freddie Mac guidelines identified in the Mortgage Loan Schedule as having been assigned to Loan Group II.

“Losses”: As defined in Section 9.03.

“Loss Mitigation Procedures”: The policies and procedures set forth in Exhibit G hereto relating to the realization on delinquent Mortgage Loans.

“Lost Note Affidavit”: With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost, misplaced or destroyed and has not been replaced, an affidavit from the Originator certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note in the form of Exhibit H hereto.

“Majority Certificateholders”: The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Marker Rate”: With respect to the Class C Interest and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTIA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, with the rates on such REMIC 2 Regular Interests (other than REMIC 2 Regular Interest LTZZ) subject to a cap equal to lesser of (i) LIBOR plus the related Certificate Margin and (ii) the Net WAC Rate for the purpose of this calculation; and with the rate on REMIC 2 Regular Interest LTZZ subject to a cap of zero for the purpose of this calculation; provided, however, that for this purpose, calculations of the Uncertificated REMIC 2 Pass-Through Rate and the related caps with respect to each such REMIC 2 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Master Servicer”: Option One Mortgage Corporation, a California corporation, or any successor servicer appointed as herein provided, in its capacity as Master Servicer hereunder.

“Master Servicer Affiliate”: A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

“Master Servicer Event of Termination”: One or more of the events described in Section 7.01.

Master Servicer Optional Purchase Delinquency Trigger”: A Master Servicer Optional Purchase Delinquency Trigger has occurred with respect to a Distribution Date if the Delinquency Percentage exceeds 35.00% of the Credit Enhancement Percentage.

“Master Servicer Prepayment Charge Payment Amount”: The amounts payable by the Master Servicer in respect of any Prepayment Charges pursuant to Section 2.05 or Section 3.01.

“Master Servicer Remittance Date”: With respect to any Distribution Date, the Business Day prior to such Distribution Date.

“Maximum Cap Rate”: For any Distribution Date, a per annum rate equal to the sum of (i) the product of (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period and (ii) an amount, expressed as a percentage, equal to a fraction, the numerator of which is equal to the Net Swap Payment made by the Swap Provider and the denominator of which is equal to the aggregate Stated Principal Balance of the Mortgage Loans, multiplied by 12.

“Maximum LTZZ Uncertificated Accrued Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) accrued interest at the Uncertificated REMIC 1 Pass-Through Rate applicable to REMIC 1 Regular Interest LTZZ for such Distribution Date on a balance equal to the Uncertificated Principal Balance of REMIC 1 Regular Interest LTZZ minus the REMIC 2 Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTIA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 for such Distribution Date, with the rate on each such REMIC 1 Regular Interest subject to a cap equal to the lesser of (i) LIBOR plus the related Certificate Margin and (ii) the related Net WAC Rate provided, however, that solely for this purpose, calculations of the Uncertificated REMIC 1 Pass-Through Rate and the related caps with respect to each such REMIC 1 Regular Interest shall be multiplied by a fraction, the numerator of which is the actual number of days in the Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“Mezzanine Certificate”: Any Class M-1 Certificate, Class M-2 Certificate, Class M-3 Certificate, Class M-4 Certificate, Class M-5 Certificates, Class M-6 Certificates, Class M-7

Certificates, Class M-8 Certificates, Class M-9 Certificates, Class M-10 Certificates or the Class M-11 Certificates.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“Monthly Interest Distributable Amount”: With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Certificates and any Distribution Date the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance (or Notional Amount in the case of the Class C Certificates) of such Class immediately prior to such Distribution Date, reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls as allocated to such Certificate as provided in Section 1.03 and based on its respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody's”: Moody's Investors Service, Inc. or its successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first lien or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(d) or Section 2.08 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”: The agreement among the Master Servicer, in its capacity as Originator, the Sellers and the Depositor, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor, substantially in the form attached hereto as Exhibit C.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC 1 on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit D. The Mortgage Loan Schedule shall be prepared by the Originator and shall set forth the following information with respect to each Mortgage Loan, as applicable:

(1)	the Mortgage Loan identifying number;
(2)	[reserved];
(3)	the state and zip code of the Mortgaged Property;

(4)	a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;
(5)	the type of Residential Dwelling constituting the Mortgaged Property;
(6)	the original months to maturity;
(7)	the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;
(8)	the Loan-to-Value Ratio at origination;
(9)	the Mortgage Rate in effect immediately following the Cut-off Date;
(10)	the date on which the first Monthly Payment was due on the Mortgage Loan;
(11)	the stated maturity date;
(12)	the amount of the Monthly Payment at origination;
(13)	the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;
(14)	the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;
(15)	the original principal amount of the Mortgage Loan;
(16)	the Stated Principal Balance of the Mortgage Loan as of the Close of Business on the Cut-off Date;
(17)	a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);
(18)	the Mortgage Rate at origination;
(19)	a code indicating the documentation program (i.e., full documentation, limited documentation, stated income documentation);
(20)	the risk grade;

(21)	the Value of the Mortgaged Property;
(22)	the sale price of the Mortgaged Property, if applicable;
(23)	the actual unpaid principal balance of the Mortgage Loan as of the Cut-off Date;
(24)	the type and term of the related Prepayment Charge;
(25)	the rounding code;
(26)	the program code;
(27)	a code indicating the lien priority for Mortgage Loans;

(28)	with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate;
(29)	with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate;
(30)	with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;
(31)	with respect to each Adjustable Rate Mortgage Loan, the next Adjustment Date;
(32)	with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;
(33)	the credit score (“FICO”) of such Mortgage Loan;
(34)	the total amount of points and fees charged such Mortgage Loan;
(35)	[reserved]; and
(36)	[reserved].

The Mortgage Loan Schedule shall set forth the following information, with respect to the Mortgage Loans in the aggregate and for each Loan Group as of the Cut-off Date: (1) the number of Mortgage Loans (separately identifying the number of Fixed-Rate Mortgage Loans and the number of Adjustable-Rate Mortgage Loans); (2) the current Stated Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Originator in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Pool”: The pool of Mortgage Loans, identified on Exhibit D from time to time, and any REO Properties acquired in respect thereof.

“Mortgage Rate”: With respect to each Fixed Rate Mortgage Loan, the rate set forth in the related Mortgage Note. With respect to each Adjustable Rate Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Liquidation Proceeds”: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds and Insurance Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Monthly Excess Cashflow”: With respect to each Distribution Date, the sum of (a) any Overcollateralization Release Amount for such Distribution Date and (b) the excess of (x) Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and the Mezzanine Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the Principal Remittance Amount.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

“Net Swap Payment”: In the case of payments made by the Trust, the excess, if any, of (x) the Fixed Swap Payment over (y) the Floating Swap Payment and in the case of payments made by the Swap Provider, the excess, if any, of (x) the Floating Swap Payment over (y) the Fixed Swap Payment. In each case, the Net Swap Payment shall not be less than zero.

“Net Prepayment Interest Shortfall”: With respect to any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls for such date over the related Compensating Interest.

“Net WAC Rate”: With respect to each Distribution Date and the Certificates, a per annum rate equal to the product of (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days elapsed in the related Accrual Period minus (i) an amount, expressed as a percentage, equal to the Net Swap Payment owed to the Swap Provider, if any, for such Distribution Date divided by the aggregate Stated Principal Balance of the Mortgage Loans and (ii) an amount, expressed as a percentage, equal to the Swap Termination Payment, if any, owed to the Swap Provider for such Distribution Date, divided by the aggregate Stated Principal Balance of the Mortgage Loans. For federal income tax purposes, for any Distribution Date with respect to the REMIC 3 Regular Interests the ownership of which is represented by the Regular Certificates (other than the Class C Certificates or Class P Certificates), the economic equivalent of such rate shall be expressed as the weighted average (adjusted for the actual number of days elapsed in the related Interest Accrual Period) of the Uncertificated REMIC 2 Pass-Through Rate on the REMIC 2 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to any Class of Class A Certificates and Mezzanine Certificates and any Distribution Date, the sum of (A) the positive excess of (i) the amount of interest accrued on such Class of Certificates for such Distribution Date calculated at the related Formula Rate over (ii) the amount of interest accrued on such Class of Certificates at the related Net WAC Rate for such Distribution Date and (B) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously paid, together with interest thereon at a rate equal to the related Formula Rate, in each case for such Distribution Date and for such related Accrual Period.

“Net WAC Rate Carryover Reserve Account”: The reserve account established and maintained pursuant to Section 3.28.

“New Lease”: Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

“NIMS Insurer”: Any insurer that is guaranteeing certain payments under notes secured by collateral which includes all or a portion of the Class C Certificates, the Class P Certificates and/or the Residual Certificates.

“Nonrecoverable Advance”: Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds, Liquidation Proceeds or condemnation proceeds on such Mortgage Loan or REO Property as provided herein.

“Notional Amount”: Immediately prior to any Distribution Date, with respect to the Class C Interest, the aggregate of the Uncertificated Principal Balances of the REMIC 2

Regular Interests (other than REMIC 2 Regular Interest LTIO and REMIC 2 Regular Interest LTP).

“Offered Certificates”: The Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates, the Class M-8 Certificates and the Class M-9 Certificates offered to the public pursuant to the Prospectus Supplement.

“Officers' Certificate”: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries or Servicing Officers of the Master Servicer, the Originator or the Depositor, as applicable.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The first Distribution Date on which the Master Servicer or the NIMS Insurer may opt to terminate the Trust Fund pursuant to Section 10.01.

“Original Class Certificate Principal Balance”: With respect to the Class A Certificates, the Mezzanine Certificates, the Class C Interest, the Class C Certificates, the Class P Interest and the Class P Certificates, the corresponding amounts set forth opposite such Class above in the Preliminary Statement.

“Original Notional Amount”: With respect to the Class C Interest, $1,199,999,900.00.

“Originator”: Option One Mortgage Corporation, a California corporation, or its successor in interest, in its capacity as originator under the Mortgage Loan Purchase Agreement.

“Overcollateralization Deficiency Amount”: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Group I Basic Principal Distribution Amount and the Group II Basic Principal Distribution Amount on such Distribution Date).

“Overcollateralization Floor”: With respect to (i) the Group I Certificates, $1,874,581, (ii) the Group II Certificates, $4,125,336 and (iii) the Mezzanine Certificates, $5,999,917.

“Overcollateralization Release Amount”: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the Excess Overcollateralized Amount.

“Overcollateralization Target Amount”: With respect to any Distribution Date, prior to the Stepdown Date will be 1.30% of the aggregate Principal Balance of the Mortgage

Loans as of the Cut-off Date. The Overcollateralization Target Amount on or after the Stepdown Date will be the lesser of the amount set forth in the preceding sentence and 2.60% of the aggregate Stated Principal Balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date; provided however, if a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount for the previous Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates to zero, the Overcollateralization Target Amount shall be zero.

“Overcollateralized Amount”: For any Distribution Date, is the amount, equal to (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the sum of the aggregate Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”: With respect to any Class of the Class A and Mezzanine Certificates and any Distribution Date, the lesser of (x) the related Formula Rate for such Distribution Date and (y) the Net WAC Rate for such Distribution Date.

With respect to the Class C Interest and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is (x) the sum of (i) 100% of the interest on REMIC 2 Regular Interest LTP and (ii) interest on the Uncertificated Balance of each REMIC 2 Regular Interest listed in clause (y) at a rate equal to the related Uncertificated REMIC 2 Pass-Through Rate minus the Marker Rate and the denominator of which is (y) the aggregate Uncertificated Balance of REMIC 1 Regular Interests LTAA, LTA1A, LTIA1B, LTA2, LTA3, LTA4, LTA5, LTM1, LTM2, LTM3, LTM4, LTM5, LTM6, LTM7, LTM8, LTM9, LTM10, LTM11 and LTZZ.

With respect to the Class C Certificates, 100% of the interest distributable to the Class C Interest, expressed as a per annum rate on its Notional Amount.

With respect to the Class Swap-IO Interest, the Class Swap IO Interest shall not have a Pass-Through Rate, but interest for such Regular Interest and each Distribution Date shall be an amount equal to 100% of the amounts distributable to REMIC 2 Regular Interest LTIO for such Distribution Date.

“Paying Agent”: Any paying agent appointed pursuant to Section 5.05.

“Percentage Interest”: With respect to any Certificate (other than a Residual Certificate), a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Notional Amount represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or initial Notional Amount of the related Class. With respect to a Residual Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; provided, however, that the sum of all such percentages for each such Class totals 100%.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or any of their respective Affiliates or for which an Affiliate of the NIMS Insurer or Trustee serves as an advisor:

(i)         direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)         (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Fitch, Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)        repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P, A2 or higher by

Moody's, and F-1+ or higher by Fitch, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)        securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating category at the time of such investment or contractual commitment providing for such investment;

(v)        commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)        units of money market funds, including those managed or advised by the Trustee or its Affiliates, that have been rated “AAAm” by S&P, “AAA” by Fitch (if rated by Fitch) and “Aaa” by Moody's; and

(vii)       if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”: Any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Pool Balance”: As of any date of determination, the aggregate Stated Principal

Balance of the Mortgage Loans in both Loan Groups as of such date.

“Prepayment Assumption”: As defined in the Prospectus Supplement.

“Prepayment Charge”: With respect to any Mortgage Loan, the charges, fees, penalties or premiums, if any, due in connection with a full or partial prepayment of such Mortgage Loan in accordance with the terms thereof (other than any Master Servicer Prepayment Charge Payment Amount).

“Prepayment Charge Schedule”: As of any date, the list of Prepayment Charges on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I (including the prepayment charge summary attached thereto). The Prepayment Charge Schedule shall be prepared by the Master Servicer (in its capacity as Originator) and set forth the following information with respect to each Prepayment Charge:

(i)	the Mortgage Loan identifying number;
(ii)	a code indicating the type of Prepayment Charge;
(iii)	the state of origination of the related Mortgage Loan;

(iv)	the date on which the first monthly payment was due on the related Mortgage Loan;
(v)	the term of the related Prepayment Charge; and
(vi)	the principal balance of the related Mortgage Loan as of the Cut-off Date.

The Prepayment Charge Schedule shall be amended from time to time by the Master Servicer in accordance with the provisions of this Agreement and a copy of such amended Prepayment Charge Schedule shall be furnished by the Master Servicer to the NIMS Insurer.

“Prepayment Interest Excess”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to one month's interest on the Mortgage Loan less any payments made by the Mortgagor. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

“Prepayment Period”: With respect to any Distribution Date, the period commencing on the day after the Determination Date in the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on July 1, 2005) and ending on the Determination Date of the calendar month in which such Distribution Date occurs.

“Principal Balance”: As to any Mortgage Loan other than a Liquidated Mortgage Loan, and any day, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus any REO Principal Amortization received with respect thereto on or prior to such day.

“Principal Prepayment”: Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Remittance Amount”: With respect to any Distribution Date, the sum of (i) the Group I Principal Remittance Amount and (ii) the Group II Principal Remittance Amount.

“Prospectus Supplement”: That certain Prospectus Supplement dated July 14, 2005 relating to the public offering of the Offered Certificates.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase, (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04, (iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO

Property pursuant to Section 3.23 and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer, the NIMS Insurer or the Trustee in respect of the breach or defect giving rise to the purchase obligation including any costs and damages incurred by the Trust in connection with any violation by such loan of any predatory or abusive lending law.

“Qualified Insurer”: Any insurance company acceptable to Fannie Mae.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement or the Mortgage Loan Purchase Agreement which must, on the date of such substitution, (i) have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if the Qualified Substitute Mortgage Loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) be current as of the date of substitution, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Originator at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or reunderwritten by the Originator in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) have a Prepayment Charge provision at least equal to the Prepayment Charge provision of the Deleted Mortgage Loan, (xiii) conform to each representation and warranty set forth in Section 3.01 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan, (xiv) have the same Due Date as the Deleted Mortgage Loan, (xv) [reserved] and (xvi) not be a Convertible Mortgage Loan unless that Deleted Mortgage Loan was a Convertible Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clauses (ii) through (vi) hereof shall be satisfied for each such mortgage loan, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity (provided that no such mortgage loan may have a remaining term to maturity longer than the Deleted Mortgage Loan), the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency or Rating Agencies”: Fitch, Moody’s and S&P or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer.

“Realized Loss”: With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Stated Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

“Record Date”: With respect to (i) the Class P Certificates, the Class C Certificates and the Residual Certificates, the Close of Business on the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) with respect to the Class A Certificates and the Mezzanine Certificates, the Close of Business on the Business Day immediately preceding the related Distribution Date; provided, however, that following the date on which Definitive Certificates for a Class A Certificate or a Mezzanine Certificate are available pursuant to Section 5.02, the Record Date for such Certificates shall be the last Business Day of the calendar month preceding the month in which the related Distribution Date occurs.

“Reference Banks”: Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor, the Originator or the Master Servicer or any affiliate thereof and (iii) which have been designated as such by the Depositor; provided, however, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

“Regular Certificate”: Any of the Class A Certificates, Mezzanine Certificates, Class C Certificates or Class P Certificates.

“Relief Act”: The Servicemembers Civil Relief Act.

“Relief Act Interest Shortfall”: With respect to any Distribution Date, for any Mortgage Loan with respect to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act or any similar state law, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Stated Principal Balance of such Mortgage Loan at the Mortgage Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC 1”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies, required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Net WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, the Interest Rate Swap Agreement or the Swap Account.

“REMIC 1 Regular Interests”: One of the 102 separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. Each REMIC 1 Regular Interest shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

“REMIC 2”: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-2 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 2 Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and (ii) the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest LTAA minus the Marker Rate, divided by (b) 12.

“REMIC 2 Overcollateralization Target Amount”: 1.00% of the Overcollateralization Target Amount.

“REMIC 2 Overcollateralized Amount”: With respect to any date of determination, (i) 1.00% of the aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interests minus (ii) the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTIA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTP, in each case as of such date of determination.

“REMIC 2 Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ.

“REMIC 2 Regular Interests”: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal (other than REMIC 2 Regular Interest LTIO), subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The following is a list of each of the REMIC 2 Regular Interests: REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11, REMIC 2 Regular Interest LTZZ, REMIC 2 Regular Interest LTP and REMIC 2 Regular Interest LTIO, each of which is a separate non-certificated beneficial ownership interests in REMIC 2.

“REMIC 3”: The segregated pool of assets consisting of all of the REMIC 2 Regular Interests conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R Certificate (in respect of the Class R-3 Interest), pursuant to Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 3 Regular Interests”: Any Class A Certificate, Mezzanine Certificate, Class C Interest, Class P Interest or Class SWAP-IO Interest.

“REMIC 4”: The segregated pool of assets consisting of the Class C Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the

Class R-X Certificates (in respect of the Class R-4 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 5”: The segregated pool of assets consisting of the Class P Interest conveyed in trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 6”: The segregated pool of assets consisting of the Class SWAP-IO Interest conveyed in trust to the Trustee, for the benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificate (in respect of the Class R-6 Interest), pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC 6 Regular Interest”: REMIC 6 Regular Interest SWAP-IO.

“REMIC 6 Regular Interest SWAP-IO”: The non-certificated beneficial ownership interest in REMIC 6 issued hereunder and designated as a Regular Interest in REMIC 6. REMIC 6 Regular Interest SWAP-IO shall be entitled to 100% of amounts distributed in respect of The Class SWAP-IO Interest.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interests”: The REMIC 1 Regular Interests, REMIC 2 Regular Interests, the Class C Interest, Class P Interest or Class SWAP-IO Interest.

“Remittance Report”: A report prepared by the Master Servicer and delivered to the Trustee and the NIMS Insurer pursuant to Section 4.04.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”: The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of the Trust Fund.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such

REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

“Request for Release”: A release signed by a Servicing Officer, in the form of Exhibit E attached hereto.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”: Any Class R Certificates or Class R-X Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

“S&P”: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

“Seller”: Any one or all of: (i) Option One Mortgage Corporation, a California corporation or (ii) Option One Owner Trust 2001-1A, Option One Owner Trust 2001-1B, Option One Owner Trust 2001-2, Option One Owner Trust 2002-3, Option One Owner Trust 2003-4 and/or Option One Owner Trust 2003-5, each a Delaware statutory trust.

“Sequential Trigger Event” is in effect if (i) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (reduced by the amount of Subsequent Recoveries received through the last day of the Due Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds (x) on any Distribution Date before the 25th Distribution Date 1.25%, or (y) on any Distribution Date from and including the 25th Distribution Date through and including the 36th Distribution Date, 1.25% for the first month plus an additional 1/12th of 1.75% for each month thereafter, or (ii) after the 36th Distribution Date, a Trigger Event is in effect.

“Servicing Account”: The account or accounts created and maintained pursuant to Section 3.09.

“Servicing Advances”: All customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full or in part made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. A portion of such Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

“Servicing Fee Rate”: 0.30% per annum for the first 10 Due Periods, 0.40% per annum for the 11th through 30th Due Periods and 0.65% per annum for all Due Periods thereafter.

“Servicing Officer”: Any employee or officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

“Servicing Standard”: The standards set forth in Section 3.01.

“Servicing Transfer Costs”: All reasonable costs and expenses incurred by the Trustee in connection with the transfer of servicing from a predecessor servicer, including,

without limitation, any reasonable costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

“Startup Day”: As defined in Section 9.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds to the extent distributed pursuant to Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (a) the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the Distribution Date occurring in August 2008 and (ii) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account payments of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date) is equal to or greater than 39.00%.

“Subsequent Recoveries”: As of any Distribution Date, unexpected amounts received by the Master Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 3.10) specifically related to a Mortgage Loan that was the subject of a liquidation or an REO Disposition prior to the related Prepayment Period that resulted in a Realized Loss.

“Sub-Servicer”: Any Person with which either Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

“Sub-Servicing Account”: An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Master Servicer.

“Sub-Servicing Agreement”: The written contract between either Master Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

“Substitution Adjustment”: As defined in Section 2.03(d) hereof.

“Swap Administration Agreement”: As defined in Section 4.09(b).

“Swap Account”: The account or accounts created and maintained pursuant to Section 4.09. The Swap Account must be an Eligible Account.

“Swap Administrator”: Wells Fargo Bank, N.A., a national banking association, or its successor in interest, or any successor Swap Administrator appointed pursuant to the Swap Administration Agreement.

“Swap Interest Shortfall Amount”: Any shortfall of interest with respect to any Class of Certificates resulting from the application of the Net WAC Rate due to a discrepancy between the Uncertificated Notional Amount of the Class Swap-IO Interest and the scheduled notional amount pursuant to the Swap Administration Agreement.

“Swap LIBOR”: A per annum rate equal to the floating rate payable by the Swap Provider under the Swap Agreement.

“Swap Provider”: Barclays Bank PLC.

“Swap Provider Trigger Event”: A Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: The payment due under the Interest Rate Swap Agreement upon the early termination of the Interest Rate Swap Agreement.

“Tax Matters Person”: The tax matters person appointed pursuant to Section 9.01(e) hereof.

“Tax Prepayment Assumption”: The prepayment assumption provided by the Depositor and as disclosed in the Prospectus Supplement.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed by the Trustee on behalf of each REMIC, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”: As defined in Section 10.01(a) hereof.

“Terminator”: As defined in Section 10.01 hereof.

“Three Month Rolling Delinquency Percentage”: With respect to the Mortgage Loans and any Distribution Date, the average for the three most recent calendar months of the fraction, expressed as a percentage, the numerator of which is (x) the sum (without duplication) of the aggregate of the Stated Principal Balances of all Mortgage Loans that are (i) 60 or more days Delinquent, (ii) in bankruptcy and 60 or more days Delinquent, (iii) in foreclosure and 60 or more days Delinquent or (iv) REO Properties, and the denominator of which is (y) the sum of the Stated Principal Balances of the Mortgage Loans, in the case of both (x) and (y), as of the Close of Business on the last Business Day of each of the three most recent calendar months.

“Trigger Event”: A Trigger Event is in effect with respect to any Distribution Date on or after the Stepdown Date if:

(a)        the Delinquency Percentage exceeds 41.25% of the Credit Enhancement Percentage or

(b)        the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period (after reduction for all Subsequent Recoveries received from the Cut-off Date through the Prepayment Period) divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring In	Percentage
August 2007 through July 2008	1.25% for August 2007, plus an additional 1/12 of 1.75% for each month thereafter
August 2008 through July 2009	3.00% for August 2008, plus an additional 1/12 of 1.75% for each month thereafter
August 2009 through July 2010	4.75% for August 2009, plus an additional 1/12 of 1.00% for each month thereafter
August 2010 through July 2011	5.75% for August 2010, plus an additional 1/12 of 0.50% for each month thereafter
August 2011 and thereafter	6.25%

“Trust”: Option One Mortgage Loan Trust 2005-3, the trust created hereunder.

“Trust Fund”: All of the assets of the Trust, which the trust created hereunder consisting of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5, REMIC 6 and the Net

WAC Rate Carryover Reserve Account, the Master Servicer Prepayment Charge Payment Amounts, distributions made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account.

“Trust REMIC”: Each of REMIC 1, REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6.

“Trustee”: Wells Fargo Bank, N.A., a national banking association, or any successor trustee appointed as herein provided.

“Trustee Fee”: The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties (after giving effect to scheduled payments of principal due during the Due Period relating to the previous Distribution Date, to the extent received or advanced) as of the first day of the calendar month prior to the month of such Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

“Trustee Fee Rate”: 0.003% per annum.

“Uncertificated Accrued Interest”: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month's interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls (allocated to such REMIC Regular Interests based on their respective entitlements to interest irrespective of any Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date).

“Uncertificated Notional Amount”: With respect to REMIC 2 Regular Interest LTIO and each Distribution Date listed below, the aggregate Uncertificated Principal Balance of the REMIC 1 Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC 1 Regular Interests
1	I-1-A through I-50-A
2	I-2-A through I-50-A
3	I-3-A through I-50-A
4	I-4-A through I-50-A
5	I-5-A through I-50-A
6	I-6-A through I-50-A
7	I-7-A through I-50-A
8	I-8-A through I-50-A
9	I-9-A through I-50-A
10	I-10-A through I-50-A
11	I-11-A through I-50-A
12	I-12-A through I-50-A
13	I-13-A through I-50-A
14	I-14-A through I-50-A
15	I-15-A through I-50-A

16	I-16-A through I-50-A
17	I-17-A through I-50-A
18	I-18-A through I-50-A
19	I-19-A through I-50-A
20	I-20-A through I-50-A
21	I-21-A through I-50-A
22	I-22-A through I-50-A
23	I-23-A through I-50-A
24	I-24-A through I-50-A
25	I-25-A through I-50-A
26	I-26-A through I-50-A
27	I-27-A through I-50-A
28	I-28-A through I-50-A
29	I-29-A through I-50-A
30	I-30-A through I-50-A
31	I-31-A through I-50-A
32	I-32-A through I-50-A
33	I-33-A through I-50-A
34	I-34-A through I-50-A
35	I-35-A through I-50-A
36	I-36-A through I-50-A
37	I-37-A through I-50-A
38	I-38-A through I-50-A
39	I-39-A through I-50-A
40	I-40-A through I-50-A
41	I-41-A through I-50-A
42	I-42-A through I-50-A
43	I-43-A through I-50-A
44	I-44-A through I-50-A
45	I-45-A through I-50-A
46	I-46-A through I-50-A
47	I-47-A through I-50-A
48	I-48-A through I-50-A
49	I-49-A through I-50-A
50	I-50-A
thereafter	$0.00

With respect to the Class SWAP-IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC 2 Regular Interest IO.

“Uncertificated Pass-Through Rate”: The Uncertificated REMIC 1 Pass-Through Rate or Uncertificated REMIC 2 Pass-Through Rate.

“Uncertificated Principal Balance”: With respect to each REMIC Regular Interest (other than REMIC 2 Regular Interest LTIO), the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest (other than REMIC 2 Regular Interest LTIO) shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.08 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.08, and the Uncertificated Principal Balances of REMIC 1 Regular Interest LTZZ shall be increased by interest deferrals as provided in Section 4.08. The Uncertificated Principal Balance of each REMIC Regular Interest shall never be less than zero. With respect to the Class C Interest, as of any date of determination, an amount equal to the excess, if any, of (A) the then aggregate Uncertificated Principal Balance of the REMIC 2 Regular Interest over (B) the then aggregate Certificate Principal Balance of the Class A Certificates, Mezzanine Certificates and the Class P Interest then outstanding.

“Uncertificated REMIC 1 Pass-Through Rate”: With respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans. With respect to each REMIC 1 Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Mortgage Loans multiplied by 2, subject to a maximum rate of 8.2260%. With respect to each REMIC 1 Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Expense Adjusted Net Mortgage Rates of the Group I Mortgage Loans over (ii) 8.2260% and (y) 0.00%.

“Uncertificated REMIC 2 Pass-Through Rate”: With respect to REMIC 2 Regular Interest LT-AA, REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LT-ZZ and REMIC 2 Regular Interest LT-P, a per annum rate (but not less than zero) equal to the weighted average of (w) with respect to REMIC 1 Regular Interest I and REMIC 1 Regular Interest P, the Uncertificated REMIC 1 Pass-Through Rate for such REMIC 1 Regular Interest for each such Distribution Date, (x) with respect to REMIC 1 Regular Interests ending with the designation “B”, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for such REMIC 1 Regular Interests, weighted on the basis of the Uncertificated Principal Balance of such REMIC 1 Regular Interests for each such Distribution Date and (y) with respect to REMIC 1 Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC 1 Regular Interest listed below, weighted on the basis of the Uncertificated Principal Balance of each such REMIC 1 Regular Interest for each such Distribution Date:

Distribution Date	REMIC 1 Regular Interest	Rate
1	I-1-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
2	I-2-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A	Uncertificated REMIC 1 Pass-Through Rate
3	I-3-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A and I-2-A	Uncertificated REMIC 1 Pass-Through Rate
4	I-4-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-3-A	Uncertificated REMIC 1 Pass-Through Rate
5	I-5-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-4-A	Uncertificated REMIC 1 Pass-Through Rate
6	I-6-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-5-A	Uncertificated REMIC 1 Pass-Through Rate
7	I-7-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-6-A	Uncertificated REMIC 1 Pass-Through Rate
8	I-8-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-7-A	Uncertificated REMIC 1 Pass-Through Rate
9	I-9-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-8-A	Uncertificated REMIC 1 Pass-Through Rate
10	I-10-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-9-A	Uncertificated REMIC 1 Pass-Through Rate
11	I-11-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-10-A	Uncertificated REMIC 1 Pass-Through Rate
12	I-12-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-11-A	Uncertificated REMIC 1 Pass-Through Rate
13	I-13-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-12-A	Uncertificated REMIC 1 Pass-Through Rate
14	I-14-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-13-A	Uncertificated REMIC 1 Pass-Through Rate
15	I-15-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-14-A	Uncertificated REMIC 1 Pass-Through Rate
16	I-16-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-15-A	Uncertificated REMIC 1 Pass-Through Rate
17	I-17-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-16-A	Uncertificated REMIC 1 Pass-Through Rate
18	I-18-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-17-A	Uncertificated REMIC 1 Pass-Through Rate
19	I-19-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-18-A	Uncertificated REMIC 1 Pass-Through Rate
20	I-20-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-19-A	Uncertificated REMIC 1 Pass-Through Rate
21	I-21-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-20-A	Uncertificated REMIC 1 Pass-Through Rate
22	I-22-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-21-A	Uncertificated REMIC 1 Pass-Through Rate
23	I-23-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-22-A	Uncertificated REMIC 1 Pass-Through Rate
24	I-24-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-23-A	Uncertificated REMIC 1 Pass-Through Rate
25	I-25-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-24-A	Uncertificated REMIC 1 Pass-Through Rate
26	I-26-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-25-A	Uncertificated REMIC 1 Pass-Through Rate
27	I-27-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-26-A	Uncertificated REMIC 1 Pass-Through Rate
28	I-28-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-27-A	Uncertificated REMIC 1 Pass-Through Rate
29	I-29-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-28-A	Uncertificated REMIC 1 Pass-Through Rate
30	I-30-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-29-A	Uncertificated REMIC 1 Pass-Through Rate
31	I-31-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-30-A	Uncertificated REMIC 1 Pass-Through Rate
32	I-32-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-31-A	Uncertificated REMIC 1 Pass-Through Rate
33	I-33-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-32-A	Uncertificated REMIC 1 Pass-Through Rate
34	I-34-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-33-A	Uncertificated REMIC 1 Pass-Through Rate
35	I-35-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-34-A	Uncertificated REMIC 1 Pass-Through Rate
36	I-36-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-35-A	Uncertificated REMIC 1 Pass-Through Rate
37	I-37-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-36-A	Uncertificated REMIC 1 Pass-Through Rate
38	I-38-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-37-A	Uncertificated REMIC 1 Pass-Through Rate
39	I-39-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-38-A	Uncertificated REMIC 1 Pass-Through Rate
40	I-40-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-39-A	Uncertificated REMIC 1 Pass-Through Rate
41	I-41-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-40-A	Uncertificated REMIC 1 Pass-Through Rate
42	I-42-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-41-A	Uncertificated REMIC 1 Pass-Through Rate
43	I-43-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-42-A	Uncertificated REMIC 1 Pass-Through Rate
44	I-44-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-43-A	Uncertificated REMIC 1 Pass-Through Rate
45	I-45-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-44-A	Uncertificated REMIC 1 Pass-Through Rate
46	I-46-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate

	I-1-A through I-45-A	Uncertificated REMIC 1 Pass-Through Rate
47	I-47-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-46-A	Uncertificated REMIC 1 Pass-Through Rate
48	I-48-A through I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-47-A	Uncertificated REMIC 1 Pass-Through Rate
49	I-49-A and I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-48-A	Uncertificated REMIC 1 Pass-Through Rate
50	I-50-A	2 multiplied by Swap LIBOR, subject to a maximum rate of Uncertificated REMIC 1 Pass-Through Rate
	I-1-A through I-49-A	Uncertificated REMIC 1 Pass-Through Rate
thereafter	I-1-A through I-50-A	Uncertificated REMIC 1 Pass-Through Rate

With respect to REMIC 2 Regular Interest LT-IO, the excess of (i) the weighted average of the Uncertificated REMIC 1 Pass-Through Rates for REMIC 1 Regular Interests ending with the designation “A”, over (ii) 2 multiplied by Swap LIBOR.

“Underwriters”: Each of Banc of America Securities LLC, Greenwich Capital Markets, Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and H&R Block Financial Advisors Inc.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

“United States Person” or “U.S. Person”: A citizen or resident of the United States, a corporation, partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations) provided that, for purposes solely of the restrictions on the transfer of Residual Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required by the applicable operative agreement to be United States Persons, or an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term “United States” shall have the meaning set forth in Section 7701 of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”: With respect to the Class A Certificates and the Mezzanine Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

“Value”: With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

(i)

the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Originator in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgaged Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (i)(a) above; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property) or a Mortgage Loan originated in connection with a “lease option purchase” if the “lease option purchase price” was set 12 months or more prior to origination, such value of the Mortgaged Property is based solely upon clause (i) above.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times the Class A Certificates, the Mezzanine Certificates and the Class C Certificates shall have 98% of the Voting Rights (allocated among the Holders of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates), the Class P Certificates shall have 1% of the Voting Rights and the Residual Certificates shall have 1% of the Voting Rights. The Voting Rights allocated to any Class of Certificates (other than the Class P Certificates and the Residual Certificates) shall be allocated among all Holders of each such Class in proportion to the outstanding Certificate Principal Balance or Notional Amount of such Certificates and the Voting Rights allocated to the Class P Certificates and the Residual Certificates shall be allocated among all Holders of each such Class in proportion to such Holders' respective Percentage Interest; provided, however that when none of the Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Residual Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

SECTION 1.02.	Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

SECTION 1.03.	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of the Monthly Interest Distributable Amount for each of the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for any Distribution Date, (1) the aggregate amount of any Net Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, among the Class C Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate and, thereafter, among the Class A Certificates and the Mezzanine Certificates, on a pro rata basis based on, and to the extent of, one month's interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance of each such Certificate and (2) the aggregate amount of any Realized Losses and Net WAC Rate Carryover Amounts incurred for any Distribution Date shall be allocated among the Class C Certificates on a pro rata basis based on, and to the extent of, one month's interest at the then applicable Pass-Through Rate on the Notional Amount of each such Certificate after the allocation thereto in clause (1).

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, REMIC 1 Regular Interest I and to the REMIC 1 Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest , and then, to REMIC 1 Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 1 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, pro rata based on, and to the extent of, one month's interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 2 Regular Interest.

SECTION 1.04.	Rights of the NIMS Insurer.

Each of the rights of the NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of notes issued pursuant to an Indenture and (ii) any series of notes issued pursuant to one or more Indentures remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.01 in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.	Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured each such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) the rights of the Depositor under the Mortgage Loan Purchase Agreement, (v) all other assets included or to be included in the Trust Fund, (vi) payments made to the Trustee by the Swap Administrator under the Swap Administration Agreement and the Swap Account and (vii) all proceeds of any of the foregoing. Such assignment includes all interest and principal due and collected by the Depositor or the Master Servicer after the Cut-off Date with respect to the Mortgage Loans.

In connection with such transfer and assignment, the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the “Custodian”), the following documents or instruments with respect to each Mortgage Loan so transferred and assigned and the Originator, on behalf of the Depositor,:

(i)         the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Wells Fargo Bank, N.A., as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance, as applicable, of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii)         the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)        an original Assignment. The Mortgage shall be assigned either (A) in blank or (B) to “Wells Fargo Bank, N.A., as Trustee, without recourse”

(iv)        an original of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)	the original or a certified copy of lender's title insurance policy; and

(vi)        the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor and the NIMS Insurer on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit F-3 hereto.

If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Master Servicer, in its capacity as Originator, in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Master Servicer, in its capacity as Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Master Servicer, in its capacity as Originator, shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company or an original attorney's opinion of title, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Master Servicer or the Depositor shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Master Servicer, in its capacity as Originator, shall have 120 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Originator does not cure such defect or deliver such missing document within such time period, the Master Servicer, in its capacity as Originator, shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03.

The Depositor (at the expense of the Master Servicer, in its capacity as Originator) shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in

Section 2.01(iv) hereof to be recorded. The Depositor shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording (except with respect to any Mortgage Loan located in Maryland) unless the Trustee and the Depositor receive notice that such failure to record would result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates; provided, however, each Assignment shall be submitted for recording by the Depositor in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 hereof, (v) if the Originator is not the Master Servicer and with respect to any one Assignment the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage, (vi) any Mortgage Loan that is 90 days or more Delinquent and such recordation would be necessary to facilitate conversion of the Mortgaged Property in accordance with Section 3.16 and (vii) reasonable direction by the NIMS Insurer. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Depositor shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. To the extent not previously delivered to the Trustee by the Depositor, the Depositor shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Depositor shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 365 day period, an Officers' Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the

Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

The parties hereto understand and agree that it is not intended that any mortgage loan be included in the Trust that is a high-cost home loan as defined by the HOEPA or any other applicable predatory or abusive lending laws.

SECTION 2.02.	Acceptance by Trustee.

Subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees, for the benefit of the Certificateholders, to review, or that it has reviewed pursuant to Section 2.01 (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders, to certify to the Depositor, the Master Servicer and the NIMS Insurer in substantially the form attached hereto as Exhibit F-1, within 45 days after the Closing Date, with respect to each Mortgage Loan (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (1) and (2) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer and the NIMS Insurer a final certification in the form annexed hereto as Exhibit F-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Originator the Depositor, the NIMS Insurer and the Master Servicer. In addition, upon the discovery by the Originator, the Depositor, the NIMS Insurer or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Originator in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee in trust for the benefit of the Certificateholders and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.	Repurchase or Substitution of Mortgage Loans by the Originator.

(a)        Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator, the NIMS Insurer and the Master Servicer of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 120 days from the date the Originator was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator's obligation under the Mortgage Loan Purchase Agreement and cause the Originator to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 120 day period (subject to Section 2.03(e)). The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Originator the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall furnish to it and as shall be necessary to vest in the Originator any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such

Mortgage Loan as provided above, the Originator may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)        Within 90 days of the earlier of discovery by the Depositor or receipt of notice by the Depositor of the breach of any representation, warranty or covenant of the Depositor set forth in Section 2.06 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Depositor shall cure such breach in all material respects.

(c)        Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

(d)        Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Originator delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage and the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer and the NIMS Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit F-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer and the NIMS Insurer a certification substantially in the form of Exhibit F-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Originator. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Originator shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Originator shall give or cause to be given written notice to the Certificateholders and the NIMS Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMS Insurer and the Trustee. Upon such substitution by the Originator, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement as of the date of substitution.

For any month in which the Originator substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Net Mortgage Rate. On the date of such substitution, the Originator will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Originator the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Originator shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Originator shall obtain at its own expense and deliver to the Trustee and the NIMS Insurer an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(l) of the Code or on “contributions after the startup date” under Section 860G(d)(l) of the Code or (b) any REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding. If such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

Upon discovery by the Originator, the Master Servicer, the NIMS Insurer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties. In connection therewith, the Originator or the Depositor, as the case may be, shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made (i) by the Originator if the affected Mortgage Loan's status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Originator under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan's status as a non-qualified mortgage is a breach of any representation or warranty of the Depositor set forth in Section 2.06, or if its status as a non-qualified mortgage is a breach of no representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Originator, or Section 2.03(b), if made by the Depositor. The Trustee shall reconvey to the Depositor or the Originator, as the case may be, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

SECTION 2.04.	Intentionally Omitted.
SECTION 2.05.	Representations, Warranties and Covenants of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

(i)         The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or to ensure the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

(ii)         The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

(iii)        The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

(iv)        This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy laws and general principles of equity;

(v)	[Reserved];

(vi)        The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)       There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) may result in any change in the business, operations, financial condition, properties or assets of the Master Servicer that might prohibit or materially and adversely affect the performance by such Master Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) may result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) may result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

(viii)      Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

(ix)        The Master Servicer covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that the Master Servicer can service the Mortgage Loans in accordance with the terms of this Agreement;

(x)        The information set forth in the Prepayment Charge Schedule (including the Prepayment Charge Summary attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor's rights generally or the collectibility thereof may be limited due to acceleration in connection with a foreclosure) under applicable federal, state and local law;

(xi)        The Master Servicer will not waive any Prepayment Charge unless it is waived in accordance with the standard set forth in Section 3.01; and

(xii)       The Master Servicer has accurately and fully reported, and will continue to accurately and fully report, its borrower credit files to each of the credit repositories in a timely manner.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders. Upon discovery by any of the Depositor, the NIMS Insurer, the Master Servicer, the Originator or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Originator, the NIMS Insurer and the Trustee. Notwithstanding the foregoing, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer (in its capacity as Originator) set forth in Sections 2.05(x) or 2.05(xi) above which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer (in its capacity as Originator) in Section 2.05(x) above is breached and a Principal Prepayment has occurred in the applicable Prepayment Period or if a change of law subsequent to the Closing Date limits the enforceability of a Prepayment Charge (other than in the circumstances provided in Section 2.05(x) above), the Master Servicer (in its capacity as Originator) must pay the amount of the scheduled Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer and paid by the Master Servicer, for the benefit of the Holders of the Class P Certificates, in respect of such Prepayment Charge; and (b) if any of the covenants made by the Master Servicer in Section 2.05(xi) above is breached, the Master Servicer must pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account. The foregoing shall not, however, limit any remedies available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders, pursuant to the Mortgage Loan Purchase Agreement signed by the Master Servicer in its capacity as Originator, respecting a breach of the representations, warranties and covenants of the Master Servicer in its capacity as Originator contained in the Mortgage Loan Purchase Agreement.

SECTION 2.06.	Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders as follows:

(i)         This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)         Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)        As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)        The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)        The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)        The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)       The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)      To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)        There are no actions, proceedings or investigations pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.	Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.	Reserved.
SECTION 2.09.	Conveyance of REMIC Regular Interests and Acceptance of REMIC 2, REMIC 3, REMIC 4, REMIC 5 and REMIC 6 by the Trustee; Issuance of Certificates.

(a)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets described in the definition of REMIC 1 for the benefit of the holders of the REMIC 1 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-1 Interest). The Trustee acknowledges receipt of the assets described in the definition of REMIC 1 and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 1 Regular Interests and the Class R Certificates (in respect of the Class R-1 Interest). The interests evidenced by the Class R-1 Interest, together with the REMIC 1 Regular Interests, constitute the entire beneficial ownership interest in REMIC 1.

(b)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the holders of the REMIC 2 Regular Interests (which are uncertificated) and the Class R Certificates (in respect of the Class R-2 Interest). The Trustee acknowledges receipt of the REMIC 1 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the holders of the REMIC 2 Regular Interests and the Class R Certificates (in respect of the Class R-2 Interest). The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(c)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests (which are uncertificated) for the benefit of the Holders of the REMIC 3 Regular Interests and the Class R Certificates (in respect of the Class R-3 Interest). The Trustee acknowledges receipt of the

REMIC 2 Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 3 Regular Certificates, the Class C Interest, Class P Interest and Class SWAP-IO Interest and the Class R Certificates (in respect of the Class R-3 Interest). The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Certificates, the Class C Interest, Class P Interest and Class SWAP-IO Interest, constitute the entire beneficial ownership interest in REMIC 3.

(d)        The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class C Interest (which is uncertificated) for the benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The Trustee acknowledges receipt of the Class C Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class C Certificates and the Class R-X Certificates (in respect of the Class R-4 Interest). The interests evidenced by the Class R-4 Interest, together with the Class C Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(e)         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class P Interest (which is uncertificated) for the benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The Trustee acknowledges receipt of the Class P Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Class P Certificates and the Class R-X Certificates (in respect of the Class R-5 Interest). The interests evidenced by the Class R-5 Interest, together with the Class P Certificates, constitute the entire beneficial ownership interest in REMIC 5.

(f)         The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class SWAP-IO Interest (which is uncertificated) for the benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The Trustee acknowledges receipt of the Class SWAP-IO Interest and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of REMIC 6 Regular Interest SWAP-IO and the Class R-X Certificates (in respect of the Class R-6 Interest). The interests evidenced by the Class R-6 Interest, together with REMIC 6 Regular Interest SWAP-IO, constitute the entire beneficial ownership interest in REMIC 6.

(g)        Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 and the acceptance by the Trustee thereof, pursuant to Section 2.01 and Section 2.02, (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07 and (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest), and the acceptance by the Trustee thereof, pursuant to Section 2.07(c), (iv) the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(d), (v) the assignment and delivery to the Trustee of REMIC 5 (including the Residual Interest therein represented by the Class R-5

Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(e) and (vi) the assignment and delivery to the Trustee of REMIC 6 (including the Residual Interest therein represented by the Class R-6 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.07(f), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, (A) the Class R Certificates in authorized denominations evidencing the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest and (B) the Class R-X Certificates in authorized denominations evidencing the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest.

SECTION 2.10.	Negative Covenants of the Trustee and the Master Servicer.

Except as otherwise expressly permitted by this Agreement, the Trustee and the Master Servicer shall not cause the Trust Fund to:

(i)         sell, transfer, exchange or otherwise dispose of any of the assets of the Trust Fund;

(ii)	dissolve or liquidate the Trust Fund in whole or in part;

(iii)        engage, directly or indirectly, in any business other than that arising out of the issue of the Certificates, and the actions contemplated or required to be performed under this Agreement;

(iv)	incur, create or assume any indebtedness for borrowed money;

(v)        voluntarily file a petition for bankruptcy, reorganization, assignment for the benefit of creditors or similar proceeding; or

(vi)	merge, convert or consolidate with any other Person.

ARTICLE III

ADMINISTRATION AND SERVICING

OF THE MORTGAGE LOANS

SECTION 3.01.	Master Servicer to Act as Master Servicer.

The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trust and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(A)                   any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

(B)                    the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

(C)                   the Master Servicer's obligation to make Advances or Servicing Advances; or

(D)                   the Master Servicer's or any Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer (a) shall seek the timely and complete recovery of principal and interest on the Mortgage Notes and (b) shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and (ii) either (A) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgement of the Master Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (B) such waiver is made in connection with a refinancing of the related Mortgage Loan unrelated to a default or a reasonably foreseeable default where (x) the related Mortgagor has stated to the Master Servicer or an applicable Sub-Servicer an intention to refinance the related Mortgage Loan and (y) the Master Servicer has concluded in its reasonable judgement that the waiver of such Prepayment Charge would induce such mortgagor to refinance with the Master Servicer; provided, however, that the Master Servicer shall waive no more than 5.00% of the Prepayment Charges (by number of Prepayment Charges) set forth on the Prepayment Charge Schedule in accordance with clause (ii)(B) above. If a Prepayment Charge is waived as permitted by meeting the standards described in clauses (i) and (ii)(B) above, then the Master Servicer is required to pay the amount of such waived Prepayment Charge, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account. Notwithstanding any other provisions of this Agreement, any payments made by the Master Servicer in respect of any waived Prepayment Charges pursuant to clauses (i) and (ii)(B) above shall be deemed to be paid outside of the Trust Fund. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, within 15 days of the Closing Date, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney for each county in which a Mortgaged Property is located and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; provided, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

SECTION 3.02.	Sub-Servicing Agreements Between Master Servicer and Sub-Servicers.

(a)        The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; provided, however, that (i) such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating on any Class of Certificates and (ii) the NIMS Insurer shall have consented to such Sub-Servicing Agreement. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement.

Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights; provided, further, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement, (ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the NIMS Insurer and the Trustee copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

(b)        As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-

Servicer under the related Sub-Servicing Agreement and of the Originator under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Originator shall be effected by the Master Servicer to the extent it is not the Originator, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

SECTION 3.03.	Successor Sub-Servicers.

The Master Servicer, with the consent of the NIMS Insurer, shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer or the Trustee (if the Trustee is acting as Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as Master Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Master Servicer Event of Termination).

SECTION 3.04.	Liability of the Master Servicer.

Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-

Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

SECTION 3.05.	No Contractual Relationship Between Sub-Servicers and the NIMS Insurer, the Trustee or Certificateholders.

Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the NIMS Insurer, the Trustee or Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

SECTION 3.06.	Assumption or Termination of Sub-Servicing Agreements by Trustee.

In the event the Master Servicer shall for any reason no longer be the servicer (including by reason of the occurrence of a Master Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section 3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

The Master Servicer at its expense shall, upon request of Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

SECTION 3.07.	Collection of Certain Mortgage Loan Payments.

The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Master Servicer shall make timely Advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement.

Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest, capitalize the interest portion of past due Monthly Payments and outstanding Servicing Advances, or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), provided, however, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Master Servicer shall adhere to the Loss Mitigation Procedures and provided, further, that the NIMS Insurer's prior written consent shall be required for any modification, waiver or amendment if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-off Date. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 and the Loss Mitigation Procedures shall be reflected in writing in the Mortgage File.

SECTION 3.08.	Sub-Servicing Accounts.

In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the “Sub-Servicing Account”). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

SECTION 3.09.	Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the “Servicing Accounts”), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to the Master Servicer or, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. In the event the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within 10 business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. The Master Servicer may pay to itself any excess interest on funds in the Servicing Accounts, to the extent such action is in conformity with the Servicing Standard, is permitted by law and such amounts are not required to be paid to Mortgagors or used for any of the other purposes set forth above.

SECTION 3.10.	Collection Account and Distribution Account.

(a)        On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the “Collection Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date, (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date, but allocable to a Due Period subsequent thereto:

(i)         all payments on account of principal, including Principal Prepayments (but not Prepayment Charges), on the Mortgage Loans;

(ii)         all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

(iii)        all Insurance Proceeds, Liquidation Proceeds, Subsequent Recoveries and condemnation proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

(iv)        any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v)        any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

(vi)        all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01;

(vii)       all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03; and

(viii)      all Prepayment Charges collected by the Master Servicer and any Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Servicing Fees, late payment charges, assumption fees, insufficient funds charges and ancillary income (other than Prepayment Charges) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b)        On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before 1:00 p.m. New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, the amount of all Prepayment Charges collected during the applicable Prepayment Period by the Master Servicer and Master Servicer Prepayment Charge Payment Amounts in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advancing Person pursuant to Section 3.29, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account.” If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Master Servicer shall, on or before 1:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Originator or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

(c)        Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the NIMS Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the NIMS Insurer, the Master Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d)        Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; provided, however, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (iv) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (iv) below, shall so deposit, in the Distribution Account:

(i)	any Advances, as required pursuant to Section 4.04;

(ii)         any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

(iii)        any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

(iv)        any Compensating Interest to be deposited pursuant to Section 3.24 in connection with any Prepayment Interest Shortfall; and

(v)        any amounts required to be paid to the Trustee pursuant to the Agreement, including, but not limited to Section 3.06, Section 3.26 and Section 7.02.

(e)	[Reserved].

(f)         The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

SECTION 3.11.	Withdrawals from the Collection Account and Distribution Account.

(a)        The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.04:

(i)         to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

(ii)         subject to Section 3.16(d), to reimburse the Master Servicer for (a) any unreimbursed Advances to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments or Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of Section 4.04; (b) any unreimbursed Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, including, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer for such unreimbursed Advances; or (c) subject to Section 4.04(b), any unreimbursed Advances to the extent of funds held in the Collection Account for future distribution that were not included in Available Funds for the preceding Distribution Date;

(iii)        subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, including, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable Advances, but only to the extent that Late Collections, including, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

(iv)        to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v)        to pay to the Originator, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

(vi)        to reimburse the Master Servicer for any Advance or Servicing Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

(vii)       to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

(viii)      to reimburse the Master Servicer for expenses incurred by or reimbursable to the Master Servicer pursuant to Section 6.03;

(ix)        to reimburse the NIMS Insurer, the Master Servicer (if the Master Servicer is not an Affiliate of the Originator) or the Trustee, as the case may be, for enforcement expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(x)	to pay itself any Prepayment Interest Excess; and
(xi)	to clear and terminate the Collection Account pursuant to Section 10.01.

The foregoing requirements for withdrawal from the Collection Account shall be exclusive. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (ix) and (x) above. The Master Servicer shall provide written notification to the NIMS Insurer and the Trustee, on or prior to the next succeeding Master Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; provided that an Officers' Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

(b)        The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i)         to make distributions to the Swap Account in accordance with Section 4.05;

(ii)	to make distributions in accordance with Section 4.01;

(iii)        to pay itself the Trustee Fee and any other amounts owed to it pursuant to Section 8.05;

(iv)	to pay any amounts in respect of taxes pursuant to Section 9.01(g);
(v)	to clear and terminate the Distribution Account pursuant to Section 10.01;

(vi)        to pay any amounts required to be paid to the Trustee pursuant to this Agreement, including but not limited to funds required to be paid pursuant to Section 3.06 and Section 7.02;

(vii)       to pay to the Trustee, any interest or investment income earned on funds deposited in the Distribution Account; and

(viii)      to pay to an Advancing Person reimbursements for Advances and/or Servicing Advances pursuant to Section 3.29;

SECTION 3.12.	Investment of Funds in the Collection Account and the Distribution Account.

(a)        The Master Servicer may direct any depository institution maintaining the Collection Account to invest the funds on deposit in such accounts, and the Trustee may invest the funds on deposit in the Distribution Account (each such account, for the purposes of this Section 3.12 an “Investment Account”). All investments pursuant to this Section 3.12 shall be in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon or if such investment is managed or advised by a Person other than the Trustee or an Affiliate of the Trustee, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon or if such investment is managed or advised by the Trustee or any Affiliate. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

(x)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y)

demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)        All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss.

(c)        All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

(d)        Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the NIMS Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

SECTION 3.13.	[Reserved].
SECTION 3.14.	Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a)        The Master Servicer shall cause to be maintained for each Mortgage Loan hazard insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of (i) the current Principal Balance of such Mortgage Loan and (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained hazard insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:III or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b)        The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall provide the Trustee and the NIMS Insurer, upon request, with copies of such insurance policies and fidelity bond. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMS Insurer. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

SECTION 3.15.	Enforcement of Due-On-Sale Clauses; Assumption Agreements.

The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master

Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.16.	Realization Upon Defaulted Mortgage Loans.

(a)        The Master Servicer shall use its best efforts, in as practical a time frame as possible and consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b)        Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the

Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)        such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2)        there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

Notwithstanding the foregoing, if such environmental audit reveals, or if the Master Servicer has actual knowledge or notice, that such Mortgaged Property contains such wastes or substances, the Master Servicer shall not foreclose or accept a deed in lieu of foreclosure without the prior written consent of the NIMS Insurer.

The cost of the environmental audit report contemplated by this Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; provided that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c)        (i)         The NIMS Insurer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c)(i), the Master Servicer shall be required to continue to make Advances pursuant to Section 4.04. The NIMS

Insurer shall not use any procedure in selecting Mortgage Loans to be repurchased which is materially adverse to the interests of the Certificateholders. The NIMS Insurer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(i) shall be accomplished by remittance to the Master Servicer for deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the NIMS Insurer to the extent necessary, including the prompt delivery of all documentation to the NIMS Insurer.

(ii)         If the Master Servicer Optional Purchase Delinquency Trigger has been met, the Master Servicer may, at its option, purchase a Mortgage Loan which has become 90 or more days delinquent or for which the Master Servicer has accepted a deed in lieu of foreclosure. Prior to purchase pursuant to this Section 3.16(c)(ii), the Master Servicer shall be required to continue to make Advances pursuant to Section 4.04. The Master Servicer shall purchase such delinquent Mortgage Loan at a price equal to the Purchase Price of such Mortgage Loan. Any such purchase of a Mortgage Loan pursuant to this Section 3.16(c)(ii) shall be accomplished by deposit in the Collection Account of the amount of the Purchase Price. The Trustee shall immediately effectuate the conveyance of such delinquent Mortgage Loan to the Master Servicer to the extent necessary, including the prompt delivery of all documentation to the Master Servicer.

Notwithstanding the foregoing: (A) the Master Servicer shall have the option to purchase pursuant to this Section 3.16(c)(ii) only such delinquent Mortgage Loans having an aggregate Stated Principal Balance such that, if such delinquent Mortgage Loans were not in the Trust, the Master Servicer Optional Purchase Delinquency Trigger would not be met; (B) if the Master Servicer purchases any delinquent Mortgage Loans pursuant to this Section 3.16(c)(ii), it must purchase Mortgage Loans that are delinquent the greatest number of days before it may purchase any that are delinquent any fewer number of days; (C) if the Master Servicer purchases some but not all Mortgage Loans that are delinquent any given number of days, it must purchase Mortgage Loans having the same delinquency status in the order of lowest Stated Principal Balance to highest Stated Principal Balance; (D) the Master Servicer may at any time relinquish its rights to purchase delinquent Mortgage Loans pursuant to this Section 3.16(C)(ii) in writing delivered to the Trustee, and from and after the taking of such action by the Master Servicer, the provisions of this Section 3.16(c)(ii) shall no longer be of any force or effect.

(d)        Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to unpaid Servicing Fees; second, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances pursuant to Section 3.11(a)(iii) and Advances pursuant to Section 3.11(a)(ii); third, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and fourth, as a recovery of principal of the Mortgage Loan. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

SECTION 3.17.	Trustee to Cooperate; Release of Mortgage Files.

(a)        Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee, in written (with two executed copies) or electronic format, a Request for Release in the form of Exhibit E (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer) and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within three Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Master Servicer as a proximate result of the Trustee's breach of its obligations pursuant to this Section 3.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

(b)        From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee, in written (with two executed copies) or electronic format, of a Request for Release in the form of Exhibit E signed by a Servicing Officer (or in a mutually agreeable electronic format that will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File to the Master Servicer within three Business Days, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee, the Master Servicer shall provide notice to the Trustee of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release, in written (with two executed copies) or electronic format, from a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

(c)        Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

SECTION 3.18.	Servicing Compensation.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds, Liquidation Proceeds or condemnation proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. Except as provided in Section 3.29, the right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; provided, however, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges, ancillary income or otherwise (other than Prepayment Charges) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

The Master Servicer shall be entitled to any Prepayment Interest Excess, which it may withdraw from the Collection Account pursuant to Section 3.11(a)(ix).

SECTION 3.19.	Reports to the Trustee; Collection Account Statements.

Not later than twenty days after each Distribution Date, the Master Servicer shall forward to the NIMS Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.20.	Statement as to Compliance.

The Master Servicer will deliver to the Trustee, the NIMS Insurer and the Depositor not later than March 10th, commencing in 2006, an Officers' Certificate substantially in the form of Exhibit S attached hereto stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under this Agreement throughout such calendar year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.21.	Independent Public Accountants' Servicing Report.

Not later than March 10th, commencing in 2006, the Master Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer which includes an assertion that the Master Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer shall furnish a copy of such report to the Trustee, the NIMS Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided that such statement is delivered by the Master Servicer to the Trustee.

SECTION 3.22.	Access to Certain Documentation; Filing of Reports by Trustee.

(a)        The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or Certificate Owner, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder or Certificate Owner, the Trustee, the NIMS Insurer and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

(b)        The Trustee shall reasonably cooperate with the Depositor in connection with satisfying the reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Depositor shall sign and the Trustee shall file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute any Form 8-K and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding anything herein to the contrary, the Depositor, and not the Trustee, shall be responsible for executing each Form 10-K filed on behalf of the Trust.

(c)        Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 30th of each year, commencing in 2005 (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Master Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit R-1 (the “Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization.

The Trustee shall subject to the provisions of Sections 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon third party claims relating to information included in any Form 10-K provided by the Trustee other than any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs arising out of third party claims relating to information contained in the Certification, the Master Servicer's annual statement of compliance described under Section 3.20 and the accountant's report described under Section 3.21 which are included in such Form 10-K.

(d)        In addition, the Trustee shall sign a certification (in the form attached hereto as Exhibit R-2) for the benefit of the Depositor and its officers, directors and Affiliates regarding certain aspects of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K). The Trustee's certification shall be delivered to the Depositor by no later than March 18th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Certification to the Trustee for filing no later than March 20th of each year (or if such day is not a Business Day, the immediately preceding Business Day).

In addition, the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 3.22(b) or the Trustee's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee, in connection with a breach of the Trustee's obligations under this Section 3.22(b) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.

(e)        Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)         Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

(g)        To the extent that, following the Closing Date, the Depositor certifies that reports and certifications differing from those required under this Section 3.22(b) comply with the reporting requirements under the Exchange Act, the Trustee hereby agrees that it will reasonably cooperate to amend the provisions of this Section 3.22(b) in order to comply with such amended reporting requirements and such amendment of this Section 3.22(b). Any such amendment may result in the reduction of the reports filed by the Depositor under the Exchange Act. Notwithstanding the foregoing, the Trustee shall not be obligated to enter into any amendment pursuant to this Section that adversely affects its obligations and immunities under this Agreement.

SECTION 3.23.	Title, Management and Disposition of REO Property.

(a)        The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders. The Master Servicer, on behalf of REMIC 1, shall sell any REO Property as soon as practical and in any event no later than the end of the third full taxable year after the taxable year in which such REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the

Code or request from the Internal Revenue Service, no later than 60 days before the day on which the three-year grace period would otherwise expire, an extension of such three-year period, unless the Master Servicer shall have delivered to the Trustee and the NIMS Insurer an Opinion of Counsel acceptable to the NIMS Insurer and addressed to the Trustee, the NIMS Insurer and the Depositor, to the effect that the holding by the REMIC of such REO Property subsequent to three years after its acquisition will not result in the imposition on the REMIC of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any of the REMICs created hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any of the REMICs created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b)        The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

(c)        The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period (subject to the requirement of prompt disposition set forth in Section 3.23(a)) as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i)	all insurance premiums due and payable in respect of such REO Property;

(ii)         all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii)	all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

(A)                   authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(B)                    authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(C)                   authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(D)                   authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the NIMS Insurer, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the REMIC, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(1)        the terms and conditions of any such contract shall not be inconsistent herewith;

(2)        any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

(3)        none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the

Certificateholders with respect to the operation and management of any such REO Property; and

(4)        the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; provided, however, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

(d)        In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the related Prepayment Period, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

(e)        Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer in a manner, at such price and upon such terms and conditions as shall be in conformity with the requirements of the Loss Mitigation Procedures and as shall be normal and usual in its Servicing Standard.

(f)         The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g)        The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.24.	Obligations of the Master Servicer in Respect of Prepayment Interest Shortfalls.

Not later than 1:00 p.m. New York time on each Master Servicer Remittance Date, the Master Servicer shall remit to the Distribution Account an amount (“Compensating Interest”) equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date and (B) its aggregate Servicing Fee for the related Due Period and any Prepayment Interest Excess earned during the related Prepayment Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds and distributed therewith on the next Distribution Date. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

SECTION 3.25.	[Reserved]
SECTION 3.26.	Obligations of the Master Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deposit in the Collection Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

SECTION 3.27.	Solicitations.

From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; provided, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, another mortgage company has pulled a credit report on the mortgagor or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor. Furthermore, the Master Servicer shall be permitted to include in its monthly statements to borrowers or otherwise, statements regarding the availability of the Master Servicer's counseling services with respect to refinancing mortgage loans.

SECTION 3.28.	Net WAC Rate Carryover Reserve Account.

No later than the Closing Date, the Trustee shall establish and maintain with itself a separate, segregated trust account titled, “Net WAC Rate Carryover Reserve Account, Wells Fargo Bank, N.A., as Trustee, in trust for registered Holders of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3.”

On each Distribution Date as to which there is a Net WAC Rate Carryover Amount payable to the Class A Certificates and/or the Mezzanine Certificates, the Trustee has been directed by the Class C Certificateholders to, and therefore will, deposit into the Net WAC Rate Carryover Reserve Account the amounts described in Section 4.01(d)(iv), rather than distributing such amounts to the Class C Certificateholders. On each such Distribution Date, the Trustee shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates, and will distribute such amounts to the Holders of the Class A Certificates and/or the Mezzanine Certificates in the amounts and priorities set forth in Section 4.01(d).

On or after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A and Mezzanine Certificates to zero, any amounts remaining in the Net WAC Rate Carryover Reserve Account after the payment of any Net WAC Rate Carryover Amounts on the Class A Certificates and the Mezzanine Certificates for such Distribution Date, shall be payable to the Trustee.

For federal and state income tax purposes, the Class C Certificateholders will be deemed to be the owners of the Net WAC Rate Carryover Reserve Account and all amounts deposited into the Net WAC Rate Carryover Reserve Account shall be treated as amounts distributed by REMIC 3 to the Holder of the Class C Interest and by REMIC 4 to the Holders of the Class C Certificates. Upon the termination of the Trust, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Net WAC Rate Carryover Reserve Account will be released by the Trust and distributed to the Class C Certificateholders or their designees. The Net WAC Rate Carryover Reserve Account will be part of the Trust but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

By accepting a Class C Certificate, each Class C Certificateholder hereby agrees to direct the Trustee, and the Trustee hereby is directed, to deposit into the Net WAC Rate Carryover Reserve Account the amounts described above on each Distribution Date as to which there is any Net WAC Rate Carryover Amount rather than distributing such amounts to the Class C Certificateholders. By accepting a Class C Certificate, each Class C Certificateholder further agrees that such direction is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

At the direction of the Holders of a majority in Percentage Interest in the Class C Certificates, the Trustee shall direct any depository institution maintaining the Net WAC Rate Carryover Reserve Account to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee or an Affiliate manages or advises such investment. If no investment direction of the Holders of a majority in Percentage Interest in the Class C Certificates with respect to the Net WAC Rate Carryover Reserve Account is received by the Trustee, the Trustee shall invest the funds in such account in Permitted Investments managed by the Trustee or an Affiliate of the kind described in clause (vi) of the definition of Permitted Investments.

For federal tax return and information reporting, the value of the right of the Holders of the Class A and the Mezzanine Certificates to receive payments from the Net WAC Rate Carryover Reserve Account in respect of any Net WAC Rate Carryover Amount shall be de minimis.

SECTION 3.29.	Advancing Facility.

(a)        The Master Servicer and/or the Trustee on behalf of the Trust Fund, in either case, with the consent of the NIMS Insurer and the Master Servicer in the case of the Trustee, is hereby authorized to enter into a facility (the “Advancing Facility”) with any Person which provides that such Person (an “Advancing Person”) may fund Advances and/or Servicing Advances to the Trust Fund under this Agreement, although no such facility shall reduce or otherwise affect the Master Servicer's obligation to fund such Advances and/or Servicing Advances. If the Master Servicer enters into such an Advancing Facility pursuant to this Section 3.29, upon reasonable request of the Advancing Person, the Trustee shall execute a letter of acknowledgment, confirming its receipt of notice of the existence of such Advancing Facility. To the extent that an Advancing Person funds any Advance or any Servicing Advance and provides the Trustee with notice acknowledged by the Servicer that such Advancing Person is entitled to reimbursement, such Advancing Person shall be entitled to receive reimbursement pursuant to this Agreement for such amount to the extent provided in Section 3.29(b). Such notice from the Advancing Person must specify the amount of the reimbursement, the Section of this Agreement that permits the applicable Advance or Servicing Advance to be reimbursed and the section(s) of the Advancing Facility that entitle the Advancing Person to request reimbursement from the Trustee, rather than the Master Servicer, and include the Master Servicer's acknowledgment thereto or proof of an Event of Default under the Advancing Facility. The Trustee shall have no duty or liability with respect to any calculation of any reimbursement to be paid to an Advancing Person and shall be entitled to rely without independent investigation on the Advancing Person's notice provided pursuant to this Section 3.29. An Advancing Person whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the qualifications of a Master Servicer or a Sub-Servicer pursuant to Section 6.06 hereof and will not be deemed to be a Sub-Servicer under this Agreement. If the terms of a facility proposed to be entered into with an Advancing Person by the Trust Fund would not materially and adversely affect the interests of any Certificateholder, then the NIMS Insurer shall not withhold its consent to the Trust Fund's entering such facility.

(b)        If an Advancing Facility is entered into, then the Master Servicer shall not be permitted to reimburse itself therefor under Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi), Section 3.11(a)(vii) Section 3.11(a)(viii) and Section 4.04(b) prior to the remittance to the Trust Fund, but instead the Master Servicer shall include such amounts in the applicable remittance to the Trustee made pursuant to Section 3.10(a). The Trustee is hereby authorized to pay to the Advancing Person, reimbursements for Advances and Servicing Advances from the Distribution Account to the same extent the Master Servicer would have been permitted to reimburse itself for such Advances and/or Servicing Advances in accordance with Section 3.11(a)(ii), Section 3.11(a)(iii), Section 3.11(a)(vi), Section 3.11(a)(vii), Section 3.11(a)(viii) or Section 4.04(b), as the case may be, had the Master Servicer itself funded such Advance or Servicing Advance. The Trustee is hereby authorized to pay directly to the Advancing Person such portion of the Servicing Fee as the parties to any advancing facility agree.

(c)        All Advances and Servicing Advances made pursuant to the terms of this Agreement shall be deemed made and shall be reimbursed on a “first in-first out” (FIFO) basis.

(d)        Any amendment to this Section 3.29 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advancing Facility as described generally in this Section 3.29, including amendments to add provisions relating to a successor master servicer, may be entered into by the Trustee and the Master Servicer without the consent of any Certificateholder but with the consent of the NIMS Insurer, notwithstanding anything to the contrary in this Agreement.

SECTION 3.30.	[Reserved]

ARTICLE IV

FLOW OF FUNDS

SECTION 4.01.	Distributions.

(a)        (I)         On each Distribution Date, the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group I Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

(i)         concurrently, to the Holders of each Class of Group I Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, allocable to such Certificates for such Distribution Date; and

(ii)         concurrently, to the Holders of each Class of Group II Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group II Interest Remittance Amount.

(II)        On each Distribution Date the Trustee shall withdraw from the Distribution Account that portion of Available Funds for such Distribution Date consisting of the Group II Interest Remittance Amount for such Distribution Date, and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

(i)         concurrently, to the Holders of each Class of Group II Certificates, on a pro rata basis based on the entitlement of each such Class, the Monthly Interest Distributable Amount and the Unpaid Interest Shortfall Amount, if any, allocable to such Certificates for such Distribution Date; and

(ii)         concurrently, to the Holders of each Class of Group I Certificates, on a pro rata basis based on the entitlement of each such Class, an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(a)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to such section from the Group I Interest Remittance Amount.

(III)      On each Distribution Date, following the distributions made pursuant to Section 4.01(a)(I) and (II) above, the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining undistributed for such Distribution Date, will be distributed sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Monthly Interest Distributable Amount allocable to each such Class of Certificates.

(b)        (I)        On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)         first, to the Holders of the Group I Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero;

(ii)         second, after taking into account the amount distributed to the Holders of the Group II Certificates pursuant to Section 4.01(b)(II)(i) below on such Distribution Date, to the Holders of the Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero.

(II)        On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)         first, to the Holders of the Group II Certificates (allocated as described below), until the Certificate Principal Balances thereof have been reduced to zero;

(ii)         second, after taking into account the amount distributed to the Holders of the Group I Certificates pursuant to Section 4.01(b)(I)(i) above on such Distribution Date, to the Holders of the Group I Certificates (allocated as described below), until the Certificate Principal Balance thereof have been reduced to zero.

(III)      On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, until the Certificate Principal Balance of each such class has been reduced to zero.

(c)        (I)         On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group I Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)         first, to the Holders of the Group I Certificates (allocated as described below), the Group I Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii)         second, to the Holders of the Group II Certificates (allocated as described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(II)(i) below for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(II)(i) below from the Group II Principal Distribution Amount on such Distribution Date.

(II)        On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the Group II Principal Distribution Amount shall be made in the following amounts and order of priority:

(i)         first, to the Holders of the Group II Certificates (allocated as described below), the Group II Senior Principal Distribution Amount until the Certificate Principal Balances thereof have been reduced to zero;

(ii)         second, to the Holders of the Group I Certificates (allocated as described below), an amount equal to the excess, if any, of (x) the amount required to be distributed pursuant to Section 4.01(c)(I)(i) above for such Distribution Date over (y) the amount actually distributed pursuant to Section 4.01(c)(I)(i) above from the Group I Principal Distribution Amount on such Distribution Date.

(III)      On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, distributions in respect of principal to the extent of the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount remaining undistributed for such Distribution Date shall be made in the following amounts and order of priority:

(i)         first, to the Holders of the Class M-1 Certificates, the Class M-1 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ii)         second, to the Holders of the Class M-2 Certificates, the Class M-2 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iii)        third, to the Holders of the Class M-3 Certificates, the Class M-3 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(iv)        fourth, to the Holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(v)        fifth, to the Holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vi)        sixth, to the Holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(vii)       seventh, to the Holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(viii)      eighth, to the Holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(ix)        ninth, to the Holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero;

(x)        tenth, to the Holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)        eleventh, to the Holders of the Class M-11 Certificates, the Class M-11 Principal Distribution Amount until the Certificate Principal Balance thereof has been reduced to zero.

With respect to each Class of Group I Certificates, all principal distributions will be distributed on a pro rata basis based on the Certificate Principal Balance of each such class, with the exception that if a Sequential Trigger Event is in effect, principal distributions will be distributed sequentially, first, to the holders of the Class A-1A Certificates until the Certificate Principal Balance of the Class A-1A Certificates has been reduced to zero; and second, to the holders of the Class A-1B Certificates, until the Certificate Principal Balance of the Class A-1B Certificates has been reduced to zero.

With respect to the Group II Certificates, all principal distributions will be distributed sequentially to the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class of certificates has been reduced to zero.

(d)        On each Distribution Date, the Net Monthly Excess Cashflow shall be distributed as follows:

(i)         to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Extra Principal Distribution Amount, distributable to such Holders as part of the Group I Principal Distribution Amount and/or the Group II Principal Distribution Amount as described under Section 4.01(b) and Section 4.01(c) above;

(ii)	to the Holders of the Class A-1B Certificates, the Allocated Realized Loss

Amount for such Class;

(iii)        sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case, first up to the Unpaid Interest Shortfall Amount for each such Class and second up to the Allocated Realized Loss Amount, for each such Class;

(iv)        to the Net WAC Rate Carryover Reserve Account, the amount of any Net WAC Rate Carryover Amounts on the Class A and Mezzanine Certificates for such Distribution Date;

(v)        to the Holders of the Class C Certificates, (a) the Monthly Interest Distributable Amount and any remaining Overcollateralization Release Amount for such Distribution Date and (b) on any Distribution Date on which the Certificate Principal Balances of the Class A Certificates and the Mezzanine Certificates have been reduced to zero, any remaining amounts in reduction of the Certificate Principal Balance of the Class C Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)        if such Distribution Date follows the Prepayment Period during which occurs the latest date on which a Prepayment Charge may be required to be paid in respect of any Mortgage Loans, to the Holders of the Class P Certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(vii)       any remaining amounts to the Holders of the Residual Certificates (in respect of the appropriate Class R Interest).

On each Distribution Date, after making the distributions of the Available Funds as set forth above, the Trustee will first, withdraw from the Net WAC Rate Carryover Reserve Account all income from the investment of funds in the Net WAC Rate Carryover Reserve Account and distribute such amount to the Holders of the Class C Certificates, and second, withdraw from the Net WAC Rate Carryover Reserve Account, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount in the following order of priority:

(i)         concurrently, to each Class of Class A Certificates, distributed on a pro rata basis on the related Net WAC Rate Carryover Amount for each such class; and

(ii)         sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period and any Master Servicer Prepayment Charge Amounts paid by the Master Servicer during the related Prepayment Period will be withdrawn from the Distribution Account and distributed by the Trustee to the Holders of the Class P Certificates and shall not be available for distribution to the Holders of any other Class of Certificates. The payment of the foregoing amounts to the Holders of the Class P Certificates shall not reduce the Certificate Principal Balances thereof.

(e)        On each Distribution Date, after making the distributions of the Available Funds, Net Monthly Excess Cashflow and amounts on deposit in the Net WAC Rate Carryover Reserve Account as set forth above, the Trustee shall distribute the amount on deposit in the Swap Account as follows:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Interest Rate Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Interest Rate Swap Agreement;

third, concurrently, to each Class of Class A Certificates, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Monthly Interest Distributable Amount;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Monthly Interest Distributable Amount and Unpaid Interest Shortfall Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, concurrently, to each Class of Class A Certificates, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account, on a pro rata basis based on such respective remaining Net WAC Rate Carryover Amounts;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount remaining unpaid after distributions from the Net WAC Rate Carryover Reserve Account;

seventh, to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the difference between (x) the Overcollateralization Deficiency Amount, if any, and (y) the amount distributed pursuant to Section 4.01(d)(i) of this Agreement;

eighth, sequentially to the Class 1A-B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow; and

ninth, to the Swap Provider, any Swap Termination Payment due to a Swap Provider Trigger Event, owed to the Swap Provider pursuant to the Interest Rate Swap Agreement.

(f)         Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

(g)        Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Depositor, the Master Servicer or the Originator shall have any responsibility therefor except as otherwise provided by applicable law.

(h)        Subsequent Recoveries. On each Distribution Date, following all distributions on the Certificates pursuant to Section 4.01, an amount equal to the amount of Subsequent Recoveries deposited into the Collection Account pursuant to Section 3.10 and included in the Available Funds for such Distribution Date will be applied to increase the Certificate Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08. An amount equal to the amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.08, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

(i)         It is the intention of all of the parties hereto that the Class C Certificates receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Trustee determines that the Residual Certificates are entitled to any distributions, the Trustee, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will request an amendment to the Pooling and Servicing Agreement to revise such mistake in the distribution provisions. The Residual Certificate Holders, by acceptance of their Certificates, and the Servicer(s) hereby agree and no further consent shall be necessary, notwithstanding anything to the contrary in Section 11.01 of the Pooling and Servicing Agreement.

SECTION 4.02.	[Reserved].
SECTION 4.03.	Statements.

(a)        On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and make available to each Holder of the

Regular Certificates, the Swap Provider and the NIMS Insurer, the Master Servicer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

(i)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates allocable to principal and the amount of the distribution made to the Holders of the Class P Certificates allocable to Prepayment Charges and Master Servicer Prepayment Charge Payment Amounts;

(ii)         the amount of the distribution made on such Distribution Date to the Holders of each Class of Regular Certificates (other than the Class P Certificates) allocable to interest, separately identified;

(iii)        the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date and the Excess Overcollateralized Amount for the Mortgage Pool for such Distribution Date;

(iv)        the aggregate amount of servicing compensation received by the Master Servicer with respect to the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)	the aggregate amount of Advances for the related Due Period;

(vi)        the aggregate amount of interest and scheduled principal received or advanced by the Master Servicer with respect to the related Due Period;

(vii)       with respect to each Loan Group, the related group balance at the Close of Business at the end of the related Due Period;

(viii)      the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Determination Date;

(ix)        the number and aggregate unpaid principal balance of Mortgage Loans that were (A) Delinquent (exclusive of Mortgage Loans in bankruptcy or foreclosure and REO Properties) (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (B) as to which foreclosure proceedings have been commenced and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, (C) in bankruptcy and Delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days, in each case as of the Close of Business on the last day of the calendar month preceding such Distribution Date and (D) REO Properties;

(x)        the total number and cumulative principal balance of all Liquidated Mortgage Loans as of the Close of Business of the last day of the preceding Prepayment Period, prior to the reduction of each principal balance to zero;

(xi)        the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding Prepayment Period;

(xii)       the aggregate amount of Principal Prepayments in full, the aggregate amount of Principal Prepayments in part and Net Liquidation Proceeds made during the related Prepayment Period;

(xiii)      the aggregate amount of Realized Losses incurred during the related Prepayment Period and the cumulative amount of Realized Losses;

(xiv)      the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

(xv)       the Certificate Principal Balance of each Class of Class A Certificates, each class of Mezzanine Certificates and the Class C Certificates, after giving effect to the distributions made on such Distribution Date;

(xvi)      the Monthly Interest Distributable Amount in respect of each Class of Class A Certificates, each class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Unpaid Interest Shortfall Amount, if any, with respect to the Class A Certificates, the Mezzanine Certificates and the Class C Certificates for such Distribution Date;

(xvii)     the aggregate amount of any Prepayment Interest Shortfalls for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.26;

(xviii)	the Credit Enhancement Percentage for such Distribution Date;

(xix)      the Net WAC Rate Carryover Amount for each class of Class A Certificates and each class of Mezzanine Certificates, if any, for such Distribution Date and the amount remaining unpaid after reimbursements therefor on such Distribution Date;

(xx)       the amount of any Net Swap Payments or Swap Termination Payments (a) due from the Trust and (b) due from the Swap Provider;

(xxi)      when the Stepdown Date, a Trigger Event or a Sequential Trigger Event is in effect;

(xxii)	the Available Funds;

(xxiii)    the respective Pass-Through Rates applicable to each Class of Class A Certificates, each Class of Mezzanine Certificates and the Class C Certificates for such Distribution Date and the Pass-Through Rate applicable to each Class of Class A Certificates and each class of Mezzanine Certificates for the immediately succeeding Distribution Date;

(xxiv)	[reserved];

(xxv)	[reserved];

(xxvi)	the amount on deposit Net WAC Rate Carryover Reserve Account; and
(xxvii)	[reserved].

The Trustee will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, the NIMS Insurer and the Rating Agencies via the Trustee's internet website. The Trustee's internet website shall initially be located at “www.ctslink.com”. Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes. As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement. The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the distribution date statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party thereto).

In the case of information furnished pursuant to subclauses (i) through (iii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

(b)        Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the NIMS Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)        On each Distribution Date, the Trustee shall forward to the NIMS Insurer and the Residual Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

(d)        Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to the NIMS Insurer and each Person who at any time during the calendar year was a Residual Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Residual Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

SECTION 4.04.	Remittance Reports; Advances.

(a)        On the second Business Day following each Determination Date but in no event later than the earlier of (i) such date which would allow the indenture trustee to submit a claim to the NIMS Insurer under the Indenture so as to allow a timely payment by the NIMS Insurer under the insurance policy related to the notes insured by the NIMS Insurer and (ii) the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the 20th day of each month (or if such 20th day is not a Business Day, the preceding Business Day), the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

(b)        The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date.

(c)        On or before 1:00 p.m. New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution used by the Master Servicer to make an Advance as permitted in the preceding sentence or withdrawn by the Master Servicer as permitted in Section 3.11(a)(ii) in reimbursement of Advances previously made shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Master Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master

Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances or reimburse for previously made Advances. The Trustee will provide notice to the NIMS Insurer and the Master Servicer by telecopy by the Close of Business on any Master Servicer Remittance Date in the event that the amount remitted by the Master Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

(d)        The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

(e)        Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the NIMS Insurer, the Depositor and the Trustee.

SECTION 4.05.	Swap Account.

(a)        No later than the Closing Date, the Trustee shall establish and maintain with itself, as agent for the Trustee, a separate, segregated trust account titled, “Swap Account, Wells Fargo Bank, N.A., as Trustee, in trust for the Swap Provider and the registered holders of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3.” Such account shall be an Eligible Account and amounts therein shall be held uninvested.

(b)        On each Distribution Date, prior to any distribution to any Certificate, the Trustee shall deposit into the Swap Account: (i) the amount of any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (after taking into account any upfront payment received from the counterparty to a replacement swap agreement) from funds collected and received with respect to the Mortgage Loans prior to the determination of Available Funds and (ii) amounts received by the Trustee from the Swap Administrator, for distribution in accordance with subsection (d) below, pursuant to the Swap Administration Agreement, dated as of the Closing Date (the “Swap Administration Agreement”), among Wells Fargo Bank, N.A. in its capacity as Trustee and Swap Administrator and Option One Mortgage Corporation (in substantially the form attached hereto as Exhibit N). For federal income tax purposes, any amounts paid to the Swap Provider on each Distribution Date shall first be deemed paid to the Swap Provider in respect of the Class SWAP-IO Interest to the extent of the amount distributable on such Class SWAP-IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Swap Provider in respect of a Class IO Distribution Amount (as defined below).

(c)        For federal income tax purposes, the Swap Account shall be owned by the majority Holder of the Class C Certificates.

(d)        The Trustee shall treat the Holders of Certificates (other than the Class P, Class C and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class C Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class C and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class C Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC 3 Regular Interest corresponding to such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class C Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class C, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to the Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class C, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of their interests in REMIC 3 and as having been paid by such Holders to the Swap Administrator pursuant to the notional principal contract. Thus, each Certificate (other than the Class P and Class R Certificates) shall be treated as representing not only ownership of Regular Interests in REMIC 3, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

SECTION 4.06.	Distributions on the REMIC Regular Interests.

(a) On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed to REMIC 1 on account of the Mortgage Loans or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)

to Holders of each of REMIC 1 Regular Interest I, REMIC 1 Regular Interest P and REMIC 1 Regular Interest I-1-A through I-50-B, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 1 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates;

(ii)

to the extent of amounts remaining after the distributions made pursuant to clause (A) above, payments of principal shall be allocated as follows: first, to REMIC 1 Regular interests I-1-A through I-50-B starting with the lowest numerical denomination until the Uncertificated Principal Balance of each such REMIC 1 Regular Interest is reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC 1 Regular Interests, and second, to the extent of the

Overcollateralization Release Amounts, to REMIC 1 Regular Interest I until the Uncertificated Principal Balance of such REMIC 1 Regular Interest is reduced to zero; and

(iii)

to the Holders of REMIC 1 Regular Interest P, (A) on each Distribution Date, 100% of the amount paid in respect of Prepayment Charges and (B) on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause.

(b)        On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed to REMIC 2 on account of the Mortgage Loans or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i) to the Holders of REMIC 2 Regular Interest SWAP-IO, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates

(ii)        first, to Holders of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10, REMIC 2 Regular Interest LTM11, REMIC 2 Regular Interest LTZZ and REMIC 2Regular Interest LTP, pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 2 Regular Interest LTZZ shall be reduced and deferred when the REMIC 2 Overcollateralized Amount is less than the REMIC 2 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the Maximum LTZZ Uncertificated Interest Deferral Amount and such amount shall be payable to the Holders of REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Principal Balance of REMIC 2 Regular Interest LTZZ shall be increased by such amount;

(iii)        to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the REMIC 2 Marker Allocation Percentage of Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(a)        98.00% of such remainder (other than amounts payable under clause (c) below), to the Holders of REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, until the Uncertificated Principal Balance of such REMIC 2 Regular Interest is reduced to zero, provided, however, that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LT2P, until $100 has been distributed pursuant to this clause;

(b)        2.00% of such remainder (other than amounts payable under clause (c) below), first, to the Holders of REMIC 2 Regular Interest LTA1A, REMIC 2 Regular Interest LTA1B, REMIC 2 Regular Interest LTA2, REMIC 2 Regular Interest LTA3, REMIC 2 Regular Interest LTA4, REMIC 2 Regular Interest LTA5, REMIC 2 Regular Interest LTM1, REMIC 2 Regular Interest LTM2, REMIC 2 Regular Interest LTM3, REMIC 2 Regular Interest LTM4, REMIC 2 Regular Interest LTM5, REMIC 2 Regular Interest LTM6, REMIC 2 Regular Interest LTM7, REMIC 2 Regular Interest LTM8, REMIC 2 Regular Interest LTM9, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTM11, 1.00% of and, in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 2 Regular Interests are reduced to zero and second, to the Holders of REMIC 2 Regular Interest LTZZ, 1.00% of such remainder, until the Uncertificated Balance of such REMIC 2 Regular Interest is reduced to zero; and

(c)        any remaining amount to the Holders of the Class R Certificates (in respect of the Class R-2 Interest);

provided, however, that (i) 98.00% and (ii) 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of (i) REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTP, in that order and (ii) REMIC 2 Regular Interest LTZZ, respectively; provided that REMIC 2 Regular Interest LTP shall not be reduced until the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter, at which point such amount shall be distributed to REMIC 2 Regular Interest LTP, until $100 has been distributed pursuant to this clause; and

(iv)        Notwithstanding the distributions described in this Section 4.07, distribution of funds shall be made only in accordance with Section 4.01.

On each Distribution Date, all amounts representing Prepayment Charges in respect of the Mortgage Loans received during the related Prepayment Period will be distributed by REMIC 2 to the Holders of REMIC 2 Regular Interest LTP. The payment of the foregoing amounts to the Holders of REMIC 2 Regular Interest LTP shall not reduce the Uncertificated Principal Balance thereof.

SECTION 4.07.	Allocation of Realized Losses.

(a)        All Realized Losses on the Mortgage Loans allocated to any Regular Certificate shall be allocated by the Trustee on each Distribution Date as follows: first, as provided in Section 1.03, to the interest accrued on the Class C Certificates after the allocation thereto of certain interest shortfalls as provided in Section 1.03; second, to the Class C Certificates (determined for purposes of this section 4.08 as the amount by which (A) the aggregate Uncertificated Balance of the REMIC 1 Regular Interests immediately preceding such Distribution Date exceed (B) the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates immediately preceding such Distribution Date), until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class M-11 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-10 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-9 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-8 Certificates, until the Certificate Principal Balance thereof has been reduced to zero; seventh, to the Class M-7 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eighth, to the Class M-6 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, ninth, to the Class M-5 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, tenth, to the Class M-4 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance thereof has been reduced to zero, thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance thereof has been reduced to zero and fourteenth, with respect to any remaining Realized Losses on the Group I Mortgage Loans, to the Class A-1B Certificates, until the Certificate Principal Balance thereof has been reduced to zero. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate or a Class A-1B Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class C Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 4.01(d)(v). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates (other than the Class A-1B Certificates) or the Class P Certificates.

(b)        With respect to the REMIC 1 Regular Interests, all Realized Losses on the Mortgage Loans shall be allocated shall be allocated by the Securities Administrator on each Distribution Date first, to REMIC 1 Regular Interest I until the Uncertificated Principal Balance has been reduced to zero, and second, to REMIC 1 Regular Interest I-1-A through REMIC 1 Regular Interest I-50-B, starting with the lowest numerical denomination until such REMIC 1 Regular Interest has been reduced to zero, provided that, for REMIC 1 Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC 1 Regular Interests.

(c)        All Realized Losses on the Mortgage Loans shall be allocated by the Trustee on each Distribution Date to the following REMIC 2 Regular Interests in the specified percentages, as follows: first, to Uncertificated Accrued Interest payable to the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Interest Loss Allocation Amount, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC 2 Regular Interest LTAA and REMIC 2 Regular Interest LTZZ up to an aggregate amount equal to the REMIC 2 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM11 and REMIC 2 Regular Interest LTZZ, 98%, 1.00% and 1.00%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM11 has been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM10 and REMIC 2 Regular Interest LTZZ, 98%, 1.00%, and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM10 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM9 and REMIC 2 Regular Interest LTZZ, 98%, 1.00%, and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM9 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM8 and REMIC 2 Regular Interest LTZZ, 98%, 1.00%, and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM8 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM7 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM7 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM6 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM6 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM5 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM5 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM4 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM4 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM3 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM3 has been reduced to zero; twelfth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM2 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM2 has been reduced to zero; thirteenth, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTM1 and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTM1 has been reduced to zero; and fourteenth, with respect to Realized Losses on the Group I Mortgage Loans, to the Uncertificated Principal Balances of REMIC 2 Regular Interest LTAA, REMIC 2 Regular Interest LTA1B and REMIC 2 Regular Interest LTZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 2 Regular Interest LTA1B has been reduced to zero.

SECTION 4.08.	Tax Treatment of Swap Payments and Swap Termination Payments

For federal income tax purposes, each holder of a Class A or Class M Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Basis Risk Shortfall Reserve Fund or the Supplemental Interest Trust in respect of any Basis Risk Shortfall Carry-Forward Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Trustee will account for payments to each Class A and Class M Certificates as follows: each Class A and Class M Certificate will be treated as receiving their entire payment from REMIC 3 (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’ obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Swap Provider Fee), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Class A or Class M Certificate. Resecuritization of any Class A or Class M Certificate in a REMIC will be permissible only if the Trustee hereunder is the trustee in such resecuritization.

The REMIC regular interest corresponding to a Class A or Class M Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Notional Amount of the Swap Agreement to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions and taxable income on the REMIC regular interest corresponding to a Class A or Class M Certificate may exceed the actual amount of distributions on the Class A or Class M Certificate.

ARTICLE V

THE CERTIFICATES

SECTION 5.01.	The Certificates.

Each of the Class A Certificates, the Mezzanine Certificates, the Class P Certificates, the Class C Certificates and the Residual Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. The Class A Certificates and the Mezzanine Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 ($50,000 for the Class M-10 and Class M-11 Certificates) and integral dollar multiples of $1.00 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Certificate Principal Balance or Notional Amount of such Class on the Closing Date. The Class P Certificates, the Class C Certificates and the Residual Certificates are issuable in any Percentage Interests; provided, however, that the sum of all such percentages for each such Class totals 100% and no more than ten Certificates of each Class may be issued and outstanding at any one time.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates and the Mezzanine Certificates shall be Book-Entry Certificates. The other Classes of Certificates shall not be Book-Entry Certificates.

SECTION 5.02.	Registration of Transfer and Exchange of Certificates.

(a)        The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Residual Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, (i) with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-1 Interest, the Class R-2 Interest and the Class R-3 Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged and (ii) with respect to each Class R-X Certificate, the holder thereof may exchange, in the manner described above, such Class R-X Certificate for three separate certificates, each representing such holder’s respective Percentage Interest in the Class R-4 Interest, the Class R-5 Interest and the Class R-6 Interest, respectively, in each case that was evidenced by the Class R-X Certificate being exchanged.

(b)        Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)        If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor or (ii) after the occurrence of a Master Servicer Event of Termination, the Certificate Owners of the Book-Entry Certificates representing Percentage Interests of such Classes aggregating not less than 51% advise the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the “Definitive Certificates”) to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Master Servicer's expense, in the case of (i) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)        No transfer, sale, pledge or other disposition of any Class M-10, Class M-11 and Class C Certificate, Class P Certificate or Residual Certificate (the “Private Certificates”) shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer (other than in connection with (i) the initial transfer of any such Certificate by the Depositor to an Affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any such Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any such Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor), the Trustee and the Certificate Registrar shall each require receipt of: (I)(i) if such transfer is purportedly being made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit J) under the 1933 Act and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration (which Opinion of Counsel shall not be an expense of the Depositor, the Trustee, the Master Servicer, in its capacity as such, or the Trust Fund), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any; or (II) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit L) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class C Certificate, Class P Certificate or Residual Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

Notwithstanding the foregoing, in the event of any such transfer of any Ownership Interest in any Private Certificate that is a Book-Entry Certificate, except with respect to the initial transfer of any such Ownership Interest by the Depositor, such transfer shall be required to be made in reliance upon Rule 144A under the 1933 Act, and the transferor will be deemed to have made each of the transferor representations and warranties set forth Exhibit L hereto in respect of such interest as if it was evidenced by a Definitive Certificate and the transferee will be deemed to have made each of the transferee representations and warranties set forth Exhibit J hereto in respect of such interest as if it was evidenced by a Definitive Certificate. The Certificate Owner of any such Ownership Interest in any such Book-Entry Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(e)        No transfer of a Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”), as certified by such transferee in the form of Exhibit M, unless the Trustee is provided with an Opinion of Counsel for the benefit of the Trust Fund, the Depositor, the Trustee and the Master Servicer and on which they may rely, which shall be to the effect that the purchase and holding of such Certificates is permissible under applicable law, shall not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and shall not subject the Depositor, the Master Servicer, the Trustee or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Master Servicer, the NIMS Insurer, the Trustee or the Trust Fund. Any transferee of a Book-Entry Certificate which does not provide such an Opinion of Counsel shall be deemed to represent that it is not a Plan or acquiring such Certificates with “Plan Assets” of a Plan. Neither an Opinion of Counsel nor any certification shall be required in connection with (i) the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor or, in the case of the Class R-X Certificates, the first transfer by an Affiliate of the Depositor, (ii) the transfer of any Class C, Class P or Residual Certificate to the issuer under the Indenture or the indenture trustee under the Indenture or (iii) a transfer of any Class C, Class P or Residual Certificate from the issuer under the Indenture or the indenture trustee under the Indenture to the Depositor or an Affiliate of the Depositor (in which case, the Depositor or any Affiliate thereof shall have deemed to have represented that it is not purchasing with Plan Assets) and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

If any Certificate or any interest therein is acquired or held in violation of the provisions of the preceding paragraphs, the next preceding permitted beneficial owner shall be treated as the beneficial owner of that Certificate retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any such Certificate or interest therein was effected in violation of the provisions of the preceding paragraph shall indemnify and hold harmless the Depositor, the Master Servicer, the Trustee, the NIMS Insurer, and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)         Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)         No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

(iii)        In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

(A)       an affidavit in the form of Exhibit K hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

(B)        a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

(iv)        Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

(v)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(vi)        If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee and the NIMS Insurer, in form and substance satisfactory to the Trustee and the NIMS Insurer, (i) written notification from each Rating Agency that the removal of the restrictions on transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC created hereunder to fail to qualify as a REMIC.

(f)         No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 5.03.	Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor, the NIMS Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04.	Persons Deemed Owners.

The Master Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMS Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

SECTION 5.05.	Appointment of Paying Agent.

(a)        The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the NIMS Insurer.

(b)        The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VI

THE MASTER SERVICER AND THE DEPOSITOR

SECTION 6.01.	Liability of the Master Servicer and the Depositor.

The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by Master Servicer herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

SECTION 6.02.	Merger or Consolidation of, or Assumption of the Obligations of, the Master Servicer or the Depositor.

Any entity into which the Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Master Servicer or the Depositor, shall be the successor of the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

SECTION 6.03.	Limitation on Liability of the Master Servicer and Others.

Neither the Master Servicer or the Depositor nor any of the directors or officers or employees or agents of the Master Servicer or the Depositor shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer or the Depositor in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Depositor or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or the Depositor, as the case may be, or by reason of its reckless disregard of its obligations and duties of the Master Servicer or the Depositor, as the case may be, hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 8.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and the Depositor, and any director or officer or employee or agent of the Master Servicer or the Depositor, shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder. The Master Servicer or the Depositor may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account as and to the extent provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account. The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities. Without limiting the foregoing, the Master Servicer shall undertake to defend any claims against the Trust Fund, the Trustee and/or itself initiated by a Borrower or otherwise related to the servicing of any Mortgage Loan.

The Master Servicer (except the Trustee if it is required to succeed the Master Servicer hereunder) indemnifies and holds the Trustee, the Depositor, the NIMS Insurer and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trustee, the Depositor, the NIMS Insurer and any Certificateholder may sustain in any way related to the failure of the Master Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee, the Depositor, the NIMS Insurer and each Certificateholder if a claim is made that may result in such claims, losses, penalties, fines, forfeitures, legal fees or related costs, judgments, or any other costs, fees and expenses, and the Master Servicer shall assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Master Servicer, the Trustee, the Depositor, the NIMS Insurer and/or Certificateholder in respect of such claim. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

SECTION 6.04.	Master Servicer Not to Resign.

Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee and the NIMS Insurer in writing and such proposed successor servicer is reasonably acceptable to the Trustee and the NIMS Insurer and (b) each Rating Agency shall have delivered a letter to the Trustee and the NIMS Insurer prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Certificates; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated, with the consent of the NIMS Insurer, a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMS Insurer.

SECTION 6.05.	Delegation of Duties.

In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. Except as provided in Section 3.02, no such delegation is permitted that results in the delegee subservicing any Mortgage Loans. The Master Servicer shall provide the Trustee and the NIMS Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

SECTION 6.06.	[Reserved].
SECTION 6.07.	Inspection.

The Master Servicer, in its capacity as Originator and Master Servicer, shall afford the Trustee and the NIMS Insurer, upon reasonable advance notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Trustee and the NIMS Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.

ARTICLE VII

DEFAULT

SECTION 7.01.	Master Servicer Events of Termination.

(a)        If any one of the following events (“Master Servicer Events of Termination”) shall occur and be continuing:

(i)         (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights; or

(ii)         The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee by the NIMS Insurer or any Holders of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) of actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

(iii)        The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

(iv)        The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(v)        A Delinquency Master Servicer Termination Trigger has occurred and is continuing;

(b)        then, and in each and every such case, so long as a Master Servicer Event of Termination shall not have been remedied within the applicable grace period, (x) with respect solely to clause (i)(A) above, if such Advance is not made by 5:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date (provided the Trustee shall give the Master Servicer notice of such failure to advance by 5:00 P.M. New York time on the Master Servicer Remittance Date), the Trustee shall, at the direction of the NIMS Insurer, terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer, (y) in the case of (i)(B), (ii), (iii) and (iv) above, the Trustee shall, at the written direction of the NIMS Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51%, by notice then given in writing to the Master Servicer and to the Trustee and (z) in the case of (v) above, the Trustee shall, at the direction of the NIMS Insurer, by notice then given in writing to the Master Servicer and to the Trustee, terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Originator. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section; and, without limitation, and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses and to the extent not paid by the Master Servicer, by the Trust.

(c)        In connection with any failure by the Master Servicer to make any remittance required to be made by the Master Servicer to the Distribution Account pursuant to this Section 7.01 on the day and by the time such remittance is required to be made under the terms of this Section 7.01 (without giving effect to any grace or cure period), the Master Servicer shall pay to the Trustee for the account of the Trustee interest at the Prime Rate on any amount not timely remitted from and including the day such remittance was required to be made to, but not including, the day on which such remittance was actually made.

SECTION 7.02.	Trustee to Act; Appointment of Successor.

(a)        From the time the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to Section 7.01 or 6.04, the Trustee (or such other successor Master Servicer as is approved in accordance with this Agreement) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make advances. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts. It is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the transition of servicing obligations is fully effective. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall be approved by the NIMS Insurer (such approval not to be unreasonably withheld), as evidenced by the prior written consent of the NIMS Insurer, and will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Trustee and such successor shall agree, not to exceed the Servicing Fee). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee or the NIMS Insurer pursuant to Section 6.03), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. All Servicing Transfer Costs shall be paid by the predecessor Master Servicer upon presentation of reasonable documentation of such costs, and if such predecessor Master Servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor Master Servicer or the Trustee (in which case the successor Master Servicer or the Trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the Trust).

(b)        Any successor to the Master Servicer, including the Trustee, shall during the term of its service as servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

SECTION 7.03.	Waiver of Defaults.

The Majority Certificateholders may, on behalf of all Certificateholders and with the consent of the NIMS Insurer, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate and the consent of the NIMS Insurer. Upon any waiver of a past default, such default shall cease to exist and any Master Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies and the NIMS Insurer.

SECTION 7.04.	Notification to Certificateholders.

(a)        Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the NIMS Insurer and each Rating Agency.

(b)        No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Master Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders and to the NIMS Insurer notice of such occurrence unless such default or Master Servicer Event of Termination shall have been waived or cured.

SECTION 7.05.	Survivability of Master Servicer Liabilities.

Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.	Duties of Trustee.

The Trustee, prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Master Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders and the NIMS Insurer.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i)         prior to the occurrence of a Master Servicer Event of Termination, and after the curing of all such Master Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)         the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)        the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMS Insurer or the Majority Certificateholders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

(iv)        the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the NIMS Insurer or the Majority Certificateholders.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

SECTION 8.02.	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(a)        (i)         the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)         the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

(iii)        the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the NIMS Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the NIMS Insurer, as applicable, shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)        the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)        prior to the occurrence of a Master Servicer Event of Termination and after the curing of all Master Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the NIMS Insurer or the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) or, if paid by the Trustee, shall be reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer) upon demand and, if not reimbursed by the Master Servicer or the NIMS Insurer (if requested by the NIMS Insurer), shall be reimbursed by the Trust. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

(vi)        the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer;

(vii)       the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

(viii)      the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)        The Depositor hereby directs the Trustee to execute, deliver and perform its obligations under the Interest Rate Swap Agreement and to assign any rights to receive payments from the Swap Provider to the Swap Administrator pursuant to the Swap Administration Agreement and the Depositor further directs the Trustee to execute, deliver and perform its obligation under the Swap Administration Agreement. The Seller, the Depositor, the Master Servicer and the Holders of the Class A Certificates and the Mezzanine Certificates by their acceptance of such Certificates acknowledge and agree that the Trustee shall execute, deliver and perform its obligations under the Interest Rate Swap Agreement and the Swap Administration Agreement and shall do so solely in its capacity as Trustee of the Trust Fund or as Swap Administrator, as the case may be, and not in its individual capacity. Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of the Interest Rate Swap Agreement and the Swap

Administration Agreement, and the performance of its duties and satisfaction of its obligations thereunder.

SECTION 8.03.	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Depositor, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor, the Originator, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Master Servicer).

SECTION 8.04.	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Originator, the Master Servicer, the Depositor or their Affiliates.

SECTION 8.05.	Trustee Fee and Expenses.

(a)        The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee Fee. The Trustee shall be reimbursed from the Trust Fund for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (not including expenses, disbursements and advances incurred or made by the Trustee including the compensation and the expenses and disbursements of its agents and counsel, in the ordinary course of the Trustee's performance in accordance with the provisions of this Agreement) up to a limit of $25,000 per calendar year except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Trustee and its officers, directors, employees and agents shall be entitled to be indemnified for, and held harmless by the Trust Fund against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates up to a limit of $600,000 per calendar year, other than (i) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from a breach of the Master Servicer's obligations and duties under this Agreement and the Mortgage Loans (for which the Master Servicer shall indemnify pursuant to Section 8.05(b)). Notwithstanding anything herein to the contrary, the Trustee shall be reimbursed from the Trust Fund for all Servicing Transfer Costs not paid by the Master Servicer pursuant to Section 7.02(a) and any expenses related to “high cost home loans” without regard to any annual limitations. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

(b)        The Master Servicer agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense resulting from a breach of the Master Servicer's obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Trustee. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer's own funds, without reimbursement from the Trust Fund therefor.

(c)        Any amounts payable to the Trustee, or any director, officer, employee or agent of the Trustee in respect of the indemnification provided by this Section 8.05, or pursuant to any other right of reimbursement from the Trust Fund that the Trustee, or any director, officer, employee or agent of the Trustee, may have hereunder in its capacity as such, may be withdrawn by the Trustee from the Distribution Account at any time.

(d)        The limitations on the indemnification provided to the Trustee set forth in Section 8.05(a) above shall remain in effect for so long as any series of notes issued pursuant to one or more Indentures, as set forth in Section 1.04 remain outstanding.

SECTION 8.06.	Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a long-term debt rating of at least “A-” and a short-term debt rating of at least “A-1” by S&P, if rated by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee and the NIMS Insurer at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07.

SECTION 8.07.	Resignation or Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the NIMS Insurer, the Depositor, the Master Servicer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee acceptable to the NIMS Insurer by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the NIMS Insurer or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Master Servicer or the NIMS Insurer may remove the Trustee. If the Depositor, the Master Servicer or the NIMS Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor, with the consent of the NIMS Insurer, shall promptly appoint a successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

The Majority Certificateholders (or the NIMS Insurer upon the failure of the Trustee to perform its obligations hereunder) may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee acceptable to the NIMS Insurer in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

SECTION 8.08.	Successor Trustee.

Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the NIMS Insurer, the Depositor, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

SECTION 8.09.	Merger or Consolidation of Trustee.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMS Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the NIMS Insurer. If the Master Servicer and the NIMS Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Master Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)         all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)         no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)        the Master Servicer and the Trustee, acting jointly and with the consent of the NIMS Insurer, may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Master Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Master Servicer and the NIMS Insurer.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.	Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.	Trustee May Enforce Claims Without Possession of Certificates.

(a)        All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

(b)        The Trustee shall afford the Seller, the Originator, the Depositor, the Master Servicer, the NIMS Insurer and each Certificate Owner upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the NIMS Insurer and any requesting Certificate Owner with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Originator the Master Servicer, the Depositor and such Certificate Owner and shall make available to the Seller, the Originator, the Master Servicer, the Depositor, the NIMS Insurer and such Certificate Owner for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Originator, the Depositor, the Master Servicer and the Certificate Owners shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.	Suits for Enforcement.

In case a Master Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Majority Certificateholders or the NIMS Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMS Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMS Insurer and the Certificateholders.

SECTION 8.14.	Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.	Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.	REMIC Administration.

(a)        REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b)        The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code.

(c)        The Master Servicer shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to each REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder. The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

(d)        The Trustee shall prepare, sign and file, all of the REMICs' federal and state tax and information returns as the direct representative each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Trustee. The Trustee shall use the Tax Prepayment Assumption for purposes of computing any tax reporting, including, but not limited to, the calculation of the original issue discount.

(e)        The Holder of the Residual Certificate at any time holding the largest Percentage Interest thereof shall be the “tax matters person” as defined in the REMIC Provisions (the “Tax Matters Person”) with respect to the related REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions. The Trustee, as agent for the Tax Matters Person, shall represent each REMIC 1n any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of any

REMIC and otherwise act on behalf of any REMIC 1n relation to any tax matter involving the Trust.

(f)         The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause the REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of such REMIC as a REMIC or (ii) result in the imposition of a tax upon such REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing such REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g)        Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in the REMICs or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC. Subject to the foregoing, in the event that a REMIC 1ncurs a state or local tax, including franchise taxes, as a result of a determination that such REMIC 1s domiciled in the State of California or any other state for state tax purposes by virtue of the location of the Master Servicer or any subservicer, the Master Servicer agrees to pay on behalf of such REMIC when due, any and all state and local taxes imposed as a result of such a determination, in the event that the Holder of the related Residual Certificate fails to pay such taxes, if any, when imposed.

(h)        The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)         No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)         Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC created hereunder will receive a fee or other compensation for services.

(k)        On or before April 15 of each calendar year beginning in 2006, the Master Servicer shall deliver to the NIMS Insurer, the Trustee and each Rating Agency an Officers' Certificate stating the Master Servicer's compliance with the provisions of this Section 9.01.

(l)         The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via a Form SS-4 or other acceptable method for all tax entities and shall complete the Form 8811.

SECTION 9.02.	Prohibited Transactions and Activities.

Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to either REMIC after the Closing Date, unless it and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

SECTION 9.03.	Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

(a)        In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the NIMS Insurer, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

(b)        In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMS Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

SECTION 10.01.	Termination.

(a)        The respective obligations and responsibilities of the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the optional purchase by the Master Servicer or the NIMS Insurer of the Mortgage Loans as described below. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the earlier of (a) August 2035 or (b) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

The Master Servicer (or if the Master Servicer elects not to exercise such option, the NIMS Insurer) may, at its option (the party exercising such right the “Terminator”), terminate this Agreement on any date on which the aggregate of the Stated Principal Balances of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the sum of the aggregate Stated Principal Balances of the Mortgage Loans on the Cut-off Date, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the fair market value of the Mortgage Loans and REO Properties (as determined by the Master Servicer, if it is the Terminator, the NIMS Insurer, if it is the Terminator and, to the extent that the Class A Certificates or a Class of Mezzanine Certificates will not receive all amounts owed to it as a result of the termination, the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(c)), plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amount, any previously unpaid Allocated Realized Loss Amounts (the “Termination Price”); provided, however, such option may only be exercised if (i) the Termination Price is sufficient to pay all interest accrued on, as well as amounts necessary to retire the principal balance of, each class of notes secured by the Class C Certificates and the Class P Certificates and issued pursuant to the Indenture and any amounts owed to the NIMS Insurer at the time the option is exercised, and (ii) the fair market value of the Mortgage Loans and REO Properties determined as provided above is at least equal to the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties. Notwithstanding the foregoing, if the condition set forth in clause (i) above is satisfied but the condition set forth in clause (ii) above is not satisfied, then if the Terminator is the Master Servicer or the NIMS Insurer, such Terminator may nevertheless exercise such option by paying a higher Termination Price equal to the Stated Principal Balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the REO Properties plus accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, any accrued and unpaid Net WAC Rate Carryover Amount, any previously unpaid Allocated Realized Loss Amounts, provided that the payment of such higher Termination Price is not prohibited by any regulatory institution under whose supervision such Terminator may be conducting its business at such time.

In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer or the NIMS Insurer, as applicable, shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

(b)        Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer or the NIMS Insurer, by letter to the Certificateholders and the NIMS Insurer mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

(c)        Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. By acceptance of the Residual Certificates, the Holders of the Residual Certificates agree, in connection with any termination hereunder, to assign and transfer any amounts in excess of the par value of the Mortgage Loans, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class C Certificates.

(d)        In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans), the NIMS Insurer (if the NIMS Insurer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholder shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholder for payment.

SECTION 10.02.	Additional Termination Requirements.

(a)        In the event that the Master Servicer or the NIMS Insurer exercises its purchase option as provided in Section 10.01, each REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on “prohibited transactions” of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)         Within 90 days prior to the final Distribution Date, the Master Servicer or the NIMS Insurer shall adopt and the Trustee shall sign a plan of complete liquidation of each REMIC created hereunder meeting the requirements of a “Qualified Liquidation” under Section 860F of the Code and any regulations thereunder; and

(ii)         At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer or the NIMS Insurer, as applicable, for cash pursuant to the terms of the plan of complete liquidation.

(b)        By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01.	Amendment.

This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer and without the consent of the Certificateholders (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to amend the provisions of Section 3.22(b) or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency, adversely affect in any material respect the interests of any Certificateholder. Neither an Opinion of Counsel nor confirmation from the Rating Agencies will be required in connection with an amendment to the provisions of Section 3.22(b). No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel or written notice from the Rating Agencies shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMS Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Swap Provider or Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Swap Provider or Holders of any Class of Certificates (as evidenced by either (a) an Opinion of Counsel delivered to the Trustee or (b) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency) in a manner, other than as described in (i), or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or the Master Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment and satisfactory to the NIMS Insurer, to the effect that such amendment will not result in the imposition of a tax on any REMIC created hereunder constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC created hereunder constituting part of the Trust to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

Notwithstanding any of the other provisions of this Section 11.01, none of the Depositor, the Master Servicer or the Trustee shall enter into any amendment to Section 3.05(c)(i), Section 4.01(e), Section 4.09 or Section 11.10 of this Agreement without the prior written consent of the Swap Provider.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the NIMS Insurer and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section 11.01 that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 11.02.	Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 11.03.	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.04.	Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

SECTION 11.05.	Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, by facsimile or by express delivery service, to (a) in the case of the Originator and/or

Master Servicer, Option One Mortgage Corporation, 3 Ada, Irvine, California 92618, Attention: William O'Neill, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Trustee in writing by the Master Servicer, (b) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046, Attention: Client Manager—Option One 2005-3, with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, Attention: Option One Mortgage Loan Trust Series 2005-3, or such other address or telecopy number as may hereafter be furnished to the Depositor, the NIMS Insurer and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Option One Mortgage Acceptance Corporation, 3 Ada, Irvine, California 92618, Attention: William O'Neill, or such other address or telecopy number as may be furnished to the Master Servicer, the NIMS Insurer and the Trustee in writing by the Depositor and (d) in the case of the NIMS Insurer, such address furnished to the Depositor, the Master Servicer, the Trustee and the Guarantor in writing by the NIMS Insurer, or such other address or telecopy number as may hereafter be furnished to the Depositor, the Master Servicer and the Trustee in writing by the NIMS Insurer. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 11.06.	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07.	Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 11.08.	Notice to the Rating Agencies and the NIMS Insurer.

(a)        Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the NIMS Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

(i)	any material change or amendment to this Agreement;

(ii)         the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

(iii)	the resignation or termination of the Master Servicer or the Trustee;

(iv)	the final payment to Holders of the Certificates of any Class;
(v)	any change in the location of any Account; and

(vi)        if the Trustee is acting as successor Master Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)        In addition, the Trustee shall promptly make available to each Rating Agency copies of each Statement to Certificateholders described in Section 4.03 hereof and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

(i)	each annual statement as to compliance described in Section 3.20 hereof;

(ii)         each annual independent public accountants' servicing report described in Section 3.21 hereof; and

(iii)        each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

Any such notice pursuant to this Section 11.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10007, Attention: MBS Monitoring/Option One Mortgage Loan Trust 2005-3, Fitch Ratings, One State Street Plaza, New York, New York 10007 and Standard & Poor's Ratings Services, Inc., 55 Water Street, New York, New York 10004.

SECTION 11.09.	Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

SECTION 11.10.	Third Party Rights.

The NIMS Insurer and the Swap Provider shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 11.11.	Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the NIMS Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

SECTION 11.12.	Acts of Certificateholders.

(a)        Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 11.11.

(b)        The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)        Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 11.13.	No Petition.

The Depositor, Master Servicer and the Trustee, by entering into this Agreement and each Certificateholder, by accepting a Certificate, hereby covenant and agree that they will not at any time institute against the Trust Fund, or join in any institution against the Trust Fund of, any bankruptcy proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations with respect to the Certificates or this Agreement.

IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Assistant Secretary

OPTION ONE MORTGAGE CORPORATION, as Master Servicer

By:	/s/ Charles R. Fulton
Name:	Charles R. Fulton
Title:	Vice President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ Darron C. Woodus
Name:	Darron C. Woodus
Title:	Assistant Vice President

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the ______ day of July, 2005 before me, a notary public in and for said State, personally appeared __________________ known to me to be a Vice President of Option One Mortgage Acceptance Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF CALIFORNIA	)
	)	ss.:
COUNTY OF ORANGE	)

On the ______ day of July, 2005 before me, a notary public in and for said State, personally appeared __________________ known to me to be a Vice President of Option One Mortgage Corporation, a corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

STATE OF MARYLAND	)
	)	ss.:
COUNTY OF BALTIMORE	)

On the ______ day of July, 2005 before me, a notary public in and for said State, personally appeared __________________, known to me to be a Assistant Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

EXHIBIT A-1

CLASS A-1A CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$241,449,000.00
Original Class Certificate Principal Balance of this Class	:	$241,449,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HL 1

Class	:	A-1A
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-1A

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-1A Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-1A Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N. A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1A Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1A Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-1A Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-1A Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-1A Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-2

CLASS A-1B CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$60,363,000.00
Original Class Certificate Principal Balance of this Class	:	$60,363,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HM 9

Class	:	A-1B
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-1B

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-1B Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-1B Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N. A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1B Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1B Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-1B Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-1B Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-1B Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-3

CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$200,608,000.00
Original Class Certificate Principal Balance of this Class	:	$200,608,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HN 7

Class	:	A-2
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A Certificate (obtained by dividing the Denomination of this Class A Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N. A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-2 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-4

CLASS A-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$171,223,000.00
Original Class Certificate Principal Balance of this Class	:	$171,223,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HP 2

Class	:	A-3
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede&Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the Denomination of this Class A-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-3 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-5

CLASS A-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$211,274,000.00
Original Class Certificate Principal Balance of this Class	:	$211,274,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HQ 0

Class	:	A-4
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-4 Certificate (obtained by dividing the Denomination of this Class A-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-4 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-6

CLASS A-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$81,083,000.00
Original Class Certificate Principal Balance of this Class	:	$81,083,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable

CUSIP	:	68389F HR 8
Class	:	A-5
Assumed Maturity Date	:	May 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class A-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-5 Certificate (obtained by dividing the Denomination of this Class A-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class A-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class A-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class A-5 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-7

CLASS M-1 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, AND THE CLASS A-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$43,200,000.00
Original Class Certificate Principal Balance of this Class	:	$43,200,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HS 6
Class	:	M-1
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-1

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-1 Certificate (obtained by dividing the Denomination of this Class M-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-1 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any, and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-8

CLASS M-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, AND THE CLASS M-1 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$37,800,000.00
Original Class Certificate Principal Balance of this Class	:	$37,800,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HT 4
Class	:	M-2
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-2

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-2 Certificate (obtained by dividing the Denomination of this Class M-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-2 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-9

CLASS M-3 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES AND THE CLASS M-2 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$22,800,000.00
Original Class Certificate Principal Balance of this Class	:	$22,800,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HU 1
Class	:	M-3
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-3

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-3 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-3 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-3 Certificate (obtained by dividing the Denomination of this Class M-3 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-3 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-3 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-3 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-3 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-3 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-10

CLASS M-4 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES AND THE CLASS M-3 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$21,600,000.00
Original Class Certificate Principal Balance of this Class	:	$21,600,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HV 9
Class	:	M-4
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-4

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-4 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-4 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-4 Certificate (obtained by dividing the Denomination of this Class M-4 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-4 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-4 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-4 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-4 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-4 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-11

CLASS M-5 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES AND THE CLASS M-4 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$19,200,000.00
Original Class Certificate Principal Balance of this Class	:	$19,200,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HW 7
Class	:	M-5
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-5

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-5 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-5 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-5 Certificate (obtained by dividing the Denomination of this Class M-5 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-5 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-5 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-5 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-5 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-5 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent..

EXHIBIT A-12

CLASS M-6 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES AND THE CLASS M-5 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$18,000,000.00
Original Class Certificate Principal Balance of this Class	:	$18,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HX 5
Class	:	M-6
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-6

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-6 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-6 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-6 Certificate (obtained by dividing the Denomination of this Class M-6 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-6 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-6 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-6 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-6 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-6 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-13

CLASS M-7 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES AND THE CLASS M-6 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$ 17,400,000.00
Original Class Certificate Principal Balance of this Class	:	$ 17,400,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HY 3
Class	:	M-7
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-7

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-7 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-7 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-7 Certificate (obtained by dividing the Denomination of this Class M-7 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-7 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-7 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-7 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-7 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-7 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-14

CLASS M-8 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES AND THE CLASS M-7 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$ 13,200,000.00
Original Class Certificate Principal Balance of this Class	:	$ 13,200,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F HZ 0
Class	:	M-8
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-8

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-8 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-8 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-8 Certificate (obtained by dividing the Denomination of this Class M-8 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-8 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-8 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-8 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-8 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-8 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-15

CLASS M-9 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$7,200,000.00
Original Class Certificate Principal Balance of this Class	:	$7,200,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F JA 3
Class	:	M-9
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-9

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-9 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-9 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-9 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-9 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-9 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Each Transferee of this Certificate will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on the Prohibited Transaction Exemption (the “Exemption”) set forth in the Agreement and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-“ (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in U.S. Department of Labor Prohibited Transaction Class Exemption (“PTCE”) 95-60), and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-9 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-9 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-9 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-16

CLASS M-10 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES AND THE CLASS M-9 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$6,000,000.00
Original Class Certificate Principal Balance of this Class	:	$6,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F JB 1
Class	:	M-10
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-10

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-10 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-10 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-10 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-10 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-10 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-10 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-10 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-10 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-17

CLASS M-11 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES AND THE CLASS M-10 CERTIFICATES. TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$12,000,000.00
Original Class Certificate Principal Balance of this Class	:	$12,000,000.00
Percentage Interest	:	100.00%
Pass-Through Rate	:	Variable
CUSIP	:	68389F JC 9
Class	:	M-11
Assumed Maturity Date	:	August 2035

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class M-11

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class M-11 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class M-11 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class M-11 Certificate (obtained by dividing the Denomination of this Class M-9 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class M-11 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class M-11 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class M-11 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class M-11 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class M-11 Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-18

CLASS C CERTIFICATES

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A CERTIFICATES, THE CLASS A-1B CERTIFICATES, THE CLASS A-2 CERTIFICATES, THE CLASS A-3 CERTIFICATES, THE CLASS A-4 CERTIFICATES, THE CLASS A-5 CERTIFICATES, THE CLASS M-1 CERTIFICATES, THE CLASS M-2 CERTIFICATES, THE CLASS M-3 CERTIFICATES, THE CLASS M-4 CERTIFICATES, THE CLASS M-5 CERTIFICATES, THE CLASS M-6 CERTIFICATES, THE CLASS M-7 CERTIFICATES, THE CLASS M-8 CERTIFICATES, THE CLASS M-9 CERTIFICATES, THE CLASS M-10 CERTIFICATES, AND THE CLASS M-11 CERTIFICATES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$15,583,371.00
Original Class Certificate Principal Balance of this Class	:	$15,583,371.00
Initial Notional Amount of this Certificate	:	$1,199,999,900.00
Percentage Interest	:	100.00%
Class	:	C

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class C

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class C Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class C Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Option One Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the Denomination of this Class C Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class C Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class C Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class C Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class C Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class C Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-19

CLASS P CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Initial Certificate Principal Balance of this Certificate (“Denomination”)	:	$100.00
Original Class Certificate Principal Balance of this Class	:	$100.00
Percentage Interest	:	100.00%
Class	:	P

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class P

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class P Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer, or the Trustee referred to below or any of their respective affiliates.

This certifies that Option One Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Class P Certificate (obtained by dividing the Denomination of this Class P Certificate by the Original Class Certificate Principal Balance) in certain distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”), and Wells Fargo Bank, N.A., a national banking association, as Trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class P Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class P Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the

Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class P Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-20

CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A (RESIDUAL INTEREST” IN ONE OR MORE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Percentage Interest	:	100.00%
Class	:	R

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class R

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Option One Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”) and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the

Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Class R Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class R Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT A-21

CLASS R-X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A (RESIDUAL INTEREST” IN ONE OR MORE “REAL ESTATE MORTGAGE INVESTMENT CONDUITS,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-X CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No.	:	1
Cut-off Date	:	With respect to any Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) July 1, 2005
First Distribution Date	:	August 25, 2005
Percentage Interest	:	100.00%
Class	:	R-X

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates,

Series 2005-3

Class R-X

evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting of first and second lien, adjustable and fixed rate mortgage loans (the “Mortgage Loans”)

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Master Servicer or the Trustee referred to below or any of their respective affiliates.

This certifies that Option One Mortgage Corporation is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Option One Mortgage Acceptance Corporation (the “Depositor”). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”) among the Depositor, Option One Mortgage Corporation, as master servicer (the “Master Servicer”) and Wells Fargo Bank, N.A., a national banking association, as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in Minneapolis, Minnesota.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the

Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(e) of the Agreement.

Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. Pursuant to the Agreement, the Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R-X Certificate in violation of the restrictions mentioned above.

Reference is hereby made to the further provisions of this Class R-X Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: July __, 2005

OPTION ONE MORTGAGE LOAN TRUST 2005-3

By:	WELLS FARGO BANK, N.A. not in its individual capacity, but solely as Trustee

By:

This is one of the Certificates referenced in the within-mentioned Agreement

By:
Authorized Signatory of Wells Fargo Bank, N. A., as Trustee

[Reverse of Class R-X Certificate]

OPTION ONE MORTGAGE LOAN TRUST 2005-3

Asset-Backed Certificates,

Series 2005-3

This Certificate is one of a duly authorized issue of Certificates designated as Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the NIMs Insurer, if any and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates, but with the consent of the NIMS Insurer, if any.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Trustee, the NIMs Insurer, if any, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner hereof for all purposes, and none of the Master Servicer, the Trust, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the sum of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the earliest of (i) the Distribution Date on which the Certificate Principal Balances of the Regular Certificates have been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the Distribution Date in August 2035.

Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

______________________________________________________________________________

______________________________________________________________________________

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________

______________________________________________________________________________

Dated:_________________

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________________________________________

________________________________ for the account of ______________________________,

account number __________________or, if mailed by check, to__________________________

_____________________________________________________________________________.

Applicable statements should be mailed to____________________________________________

______________________________________________________________________________

_____________________________________________________________________________.

This information is provided by _______________________________________,

the assignee name above, or ___________________________________________, as its agent.

EXHIBIT B

[RESERVED]

EXHIBIT C

FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

OPTION ONE MORTGAGE CORPORATION,

as Originator and Seller

OPTION ONE OWNER TRUST 2001-1A,

OPTION ONE OWNER TRUST 2001-1B,

OPTION ONE OWNER TRUST 2001-2,

OPTION ONE OWNER TRUST 2002-3,

OPTION ONE OWNER TRUST 2003-4,

OPTION ONE OWNER TRUST 2003-5,

OPTION ONE OWNER TRUST 2005-6

as Sellers

and

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION,

as Purchaser

MORTGAGE LOAN PURCHASE AGREEMENT

Dated as of July13, 2005

Fixed Rate and Adjustable Rate Mortgage Loans

Option One Mortgage Loan Trust 2005-3

Asset-Backed Certificates, Series 2005-3

Table of Contents

ARTICLE I.

DEFINITIONS

Section 1.01	Definitions

ARTICLE II.

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section	2.01	Sale of Mortgage Loans
Section	2.02	Obligations of the Originator Upon Sale
Section	2.03	Payment of Purchase Price for the Mortgage Loans.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section	3.01	Originator Representations and Warranties Relating to the Mortgage Loans.
Section	3.02	Originator Representations And Warranties Relating to The Originator
Section	3.03	Seller Trust Representations And Warranties
Section	3.04	Remedies For Breach of Representations And Warranties

ARTICLE IV.

ORIGINATOR'S COVENANTS

Section	4.01	Covenants of The Originator

ARTICLE V.

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section	5.01	Indemnification.

ARTICLE VI.

TERMINATION

Section	6.01	Termination

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section	7.01	Amendment
Section	7.02	Governing Law
Section	7.03	Notices
Section	7.04	Severability of Provisions
Section	7.05	Counterparts
Section	7.06	Further Agreements
Section	7.07	Intention of The Parties
Section	7.08	Successors And Assigns, Assignment of Purchase Agreement
Section	7.09	Survival
Section	7.10	Owner Trustee

SCHEDULES

SCHEDULE I	[Reserved]
SCHEDULE II	MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-1A
SCHEDULE III	MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-1B
SCHEDULE IV	MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-2
SCHEDULE V	MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2002-3
SCHEDULE VI	MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2003-4

SCHEDULE VII        MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2003-5

SCHEDULE VIII       MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2005-6

MORTGAGE LOAN PURCHASE AGREEMENT, dated as of July 13, 2005 (the “Agreement”), among Option One Mortgage Corporation (the “Originator”), Option One Owner Trust 2001-1A (“Seller Trust 1A”), Option One Owner Trust 2001-1B (“Seller Trust 1B”), Option One Owner Trust 2001-2 (“Seller Trust 2”), Option One Owner Trust 2002-3 (“Seller Trust 3”), Option One Owner Trust 2003-4 (“Seller Trust 4”) and Option One Owner Trust 2003-5 (“Seller Trust 5”) and Option One Owner Trust 2005-6 (“Seller Trust 6” each of Seller Trust 1A, Seller Trust 1B, Seller Trust 2, Seller Trust 3, Seller Trust 4 and Seller Trust 5 a “Seller Trust” and collectively the “Seller Trusts”) (the Originator and each Seller Trust a “Seller” and collectively the “Sellers”) and Option One Mortgage Acceptance Corporation (the “Purchaser”).

W I T N E S S E T H

WHEREAS, each Seller is the owner of (a) the notes or other evidence of indebtedness (the “Mortgage Notes”) so indicated on the applicable Schedule hereto referred to below and (b) the other documents or instruments constituting the Mortgage File (collectively, the “Mortgage Loans”); and

WHEREAS, the Sellers, as of the date hereof, own the mortgages (the “Mortgages”) on the properties (the “Mortgaged Properties”) securing such Mortgage Loans, including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise and (b) the proceeds of any insurance policies covering the Mortgage Loans or the Mortgaged Properties or the obligors on the Mortgage Loans; and

WHEREAS, the parties hereto desire that the Sellers sell the Mortgage Loans to the Purchaser pursuant to the terms of this Agreement; and

WHEREAS, each Seller Trust is an indirect subsidiary of the Originator and the Originator is the administrator of each Seller Trust; and

WHEREAS, the Originator originated or acquired the Mortgage Loans and subsequently sold the Mortgage Loans to the applicable Seller Trust; and

WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement dated as of July 1, 2005 (the “Pooling and Servicing Agreement”) among the Purchaser as depositor, the Originator as master servicer and Wells Fargo Bank, N.A. as trustee (the “Trustee”), the Purchaser will convey the Mortgage Loans to Option One Mortgage Loan Trust 2005-3 (the “Trust”); and

WHEREAS, the Originator is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself and the Mortgage Loans; and

WHEREAS, each Seller Trust is obligated, in connection with the transactions contemplated by this Agreement, to make certain representations, warranties and covenants with respect to itself.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01     Definitions. All capitalized terms used but not defined herein and below shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

“ORIGINATOR INFORMATION”: The information in the Prospectus Supplement as follows: under “SUMMARY OF TERMS—Mortgage Loans”, the first sentence under the fourth bullet point under “RISK FACTORS—Unpredictability of Prepayments and Effect on Yields”, “RISK FACTORS— Most of the Mortgage Loans Are Newly Originated and Have Little, if any, Payment History”, the first sentence under “RISK FACTORS—Second Lien Loan Risk”, the first sentence under “RISK FACTORS—Interest Only Mortgage Loans”, the second sentence under the third bullet point under “RISK FACTORS—Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization”, the second sentence under “RISK FACTORS—High Loan-to-Value Ratios Increase Risk of Loss”, “THE MORTGAGE POOL”, “OPTION ONE MORTGAGE CORPORATION”, and the first sentence of the seventh paragraph under “YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS”.

ARTICLE II.

SALE OF MORTGAGE LOANS; PAYMENT OF PURCHASE PRICE

Section 2.01     Sale of Mortgage Loans. The applicable Seller, concurrently with the execution and delivery of this Agreement, does hereby sell, and in connection therewith hereby assigns to the Purchaser, effective as of the Closing Date, without recourse, (i) all of its right, title and interest in and to each Mortgage Loan identified on the related Schedule, including the related Cut-off Date Principal Balance, all interest accruing thereon on and after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) property which secured such Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans and (iv) all proceeds of any of the foregoing. In addition to the sale of the Mortgage Loans, the Originator will direct the Trustee to enter into the Interest Rate Swap Agreement and a Swap Administration Agreement on behalf of the Trust.

Section 2.02     Obligations of the Originator Upon Sale. In connection with any transfer pursuant to Section 2.01 hereof, the Originator further agrees, at its own expense on or prior to the Closing Date, (a) to cause its books and records and the books and records of each Seller Trust, to indicate that the Mortgage Loans have been sold to the Purchaser pursuant to this Agreement and (b) to deliver to the Purchaser and the Trustee a computer file containing a true and complete list of all such Mortgage Loans specifying for each such Mortgage Loan, as of the Cut-off Date (i) its account number and (ii) the Cut-off Date Principal Balance. Such files, which form a part of Exhibit D to the Pooling and Servicing Agreement, shall also be marked as

Schedules I-VI to this Agreement and are hereby incorporated into and made a part of this Agreement.

In connection with any conveyance by the Sellers, the Originator shall on behalf of the Purchaser deliver to, and deposit with the Trustee, as assignee of the Purchaser, on or before the Closing Date, the following documents or instruments with respect to each Mortgage Loan:

(i)         the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed or (B) in the following form: “Pay to the order of Wells Fargo Bank, N.A., as Trustee, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

(ii)         the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(iii)        an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to “Wells Fargo Bank, N.A., as Trustee, without recourse”

(iv)        an original of any intervening assignment of Mortgage showing a complete chain of assignments;

(v)        the original or a certified copy of lender's title insurance policy; and

(vi)        the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

The Originator hereby confirms to the Purchaser and the Trustee that it has caused the appropriate entries to be made in its general accounting records to indicate that such Mortgage Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the Pooling and Servicing Agreement.

If any of the documents referred to in Section 2.02(ii), (iii) or (iv) above has as of the Closing Date been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Originator to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Originator in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Originator, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.02(v) above, the Originator shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Originator shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Originator shall have 120 days to cure such defect or deliver such missing document to the Purchaser. If the Originator does not cure such defect or deliver such missing document within such time period, the Originator shall either repurchase or substitute for such Mortgage Loan pursuant to Section 2.03 of the Pooling and Servicing Agreement.

The Purchaser hereby acknowledges its acceptance of all right, title and interest to the Mortgage Loans and other property, now existing and hereafter created, conveyed to it pursuant to Section 2.01.

The parties hereto intend that the transaction set forth herein be a sale by the Sellers to the Purchaser of all the applicable Seller’s right, title and interest in and to the related Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, each Seller hereby grants to the Purchaser a security interest in all of such Seller's right, title and interest in, to and under the related Mortgage Loans and other property described above, whether now existing or hereafter created, to secure all of such Seller's obligations hereunder; and this Agreement shall constitute a security agreement under applicable law.

The Originator shall cause the Assignments which were delivered in blank to be completed and shall cause all Assignments referred to in Section 2.02(iii) hereof and, to the extent necessary, in Section 2.02(iv) hereof to be recorded. The Originator shall be required to deliver such Assignments for recording within 90 days of the Closing Date. Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be submitted for recording with respect to any Mortgage Loan in any jurisdiction where the Rating Agencies do not require recordation in order to receive the ratings on the Certificates at the time of their initial issuance; provided, however, each Assignment shall be submitted for recording by the Originator in the manner described above, at no expense to the Trust Fund or Trustee, upon the earliest to occur of: (i) reasonable direction by Holders of Certificates entitled to at least 25% of the Voting Rights, or the NIMS Insurer, (ii) the occurrence of a Master Servicer Event of Termination, (iii) the occurrence of a bankruptcy, insolvency or foreclosure relating to the Master Servicer, (iv) the occurrence of a servicing transfer as described in Section 7.02 of the Pooling and Servicing Agreement, (v) if the Originator is not the Master Servicer and with respect to any one Assignment the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage and (vi) any Mortgage Loan that is 90 days or more Delinquent and such recordation would be necessary to facilitate conversion of the Mortgaged Property as provided herein. Upon (a) receipt of written notice from the Trustee that recording of the Assignments is required pursuant to one or more of the conditions (excluding (v) and (vi) above) set forth in the preceding sentence or (b) upon the occurrence of condition (v) or (vi) in the preceding sentence, the Originator shall be required to deliver such Assignments for recording as provided above, promptly and in any event within 30 days following receipt of such notice. Notwithstanding the foregoing, if the Originator fails to pay the cost of recording the Assignments, such expense will be paid by the Trustee and the Trustee shall be reimbursed for such expenses by the Trust. The Originator shall furnish the Trustee, or its designated agent, with a copy of each Assignment submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Originator shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded.

The Originator shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Pooling and Servicing Agreement within two weeks of their execution; provided, however, that the Originator shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 365 days of its submission for recordation. In the event that the Originator cannot provide a copy of such document certified by the public recording office within such 365 day period, the Originator shall deliver to the Purchaser, within such 365 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Purchaser due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Purchaser, and, upon receipt of a copy of such document certified by the public recording office, the Originator shall immediately deliver such document to the Purchaser. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Originator shall deliver a copy of such document certified by an officer of the Originator to be a true and complete copy of the original to the Purchaser.

Section 2.03	Payment of Purchase Price for the Mortgage Loans.

(a)        In consideration of the sale of the Mortgage Loans from Option One Mortgage Corporation to the Purchaser on the Closing Date, the Purchaser agrees to pay to Option One Mortgage Corporation on the Closing Date by transfer of (i) immediately available funds in an amount equal to $27,865,920.08 and (ii) a 2.32% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee.

(b)        In consideration of the sale of the Mortgage Loans from Seller Trust 1A to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 1A on the Closing

Date by transfer of (i) immediately available funds in an amount equal to $14,430,326.29 and (ii) a 1.20% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(c)        In consideration of the sale of the Mortgage Loans from Seller Trust 1B to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 1B on the Closing Date by transfer of (i) immediately available funds in an amount equal to $490,032,716.9 and (ii) a 40.84% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(d)        In consideration of the sale of the Mortgage Loans from Seller Trust 2 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 2 on the Closing Date by transfer of (i) immediately available funds in an amount equal to $133,581,713.72 and (ii) a 11.13% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(e)        In consideration of the sale of the Mortgage Loans from Seller Trust 3 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 3 on the Closing Date by transfer of (i) immediately available funds in an amount equal to $218,019,751.85 and (ii) a 18.17% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(f)         In consideration of the sale of the Mortgage Loans from Seller Trust 4 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 4 on the Closing Date by transfer of (i) immediately available funds in an amount equal to $169,950,984.47 and (ii) a 14.16% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(g)        In consideration of the sale of the Mortgage Loans from Seller Trust 5 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 5 on the Closing Date by transfer of (i) immediately available funds in an amount equal to $138,905,509.74 and (ii) a 11.58% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(h)        In consideration of the sale of the Mortgage Loans from Seller Trust 6 to the Purchaser on the Closing Date, the Purchaser agrees to pay to Seller Trust 6 on the Closing Date by transfer of (i) immediately available funds in an amount equal to $7,196,547.85 and (ii) a 0.60% percentage interest in the Class C Certificates, the Class P Certificates and the Residual Certificates which such Certificates shall be registered in the name of Option One Mortgage Corporation or a designee of such Seller.

(i)         The Originator shall pay, and be billed directly for, all expenses incurred by the Purchaser in connection with the issuance of the Certificates, including, without limitation, printing fees incurred in connection with the prospectus relating to the Certificates, blue sky registration fees and expenses, fees and expenses of Purchaser’s counsel, fees of the Rating Agencies requested to rate the Certificates, accountant’s fees and expenses and the fees and expenses of the Trustee and other out-of-pocket costs, if any.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES; REMEDIES FOR BREACH

Section 3.01     Originator Representations and Warranties Relating to the Mortgage Loans.

(a)        The Originator hereby represents and warrants with respect to the Mortgage Loans to the Purchaser that as of the Closing Date or as of such date specifically provided herein:

(1)        The applicable Seller has good title to and is the sole owner and holder of the related Mortgage Loans;

(2)        Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Notes and the Mortgage Loans were not subject to an assignment or pledge, and the applicable Seller has full right and authority to sell and assign the related Mortgage Loans;

(3)        The applicable Seller is transferring the related Mortgage Loan to the Purchaser free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the Mortgage Loans;

(4)        The information set forth on each Schedule is true and correct in all material respects as of the Cut-off Date or such other date as may be indicated in such schedule;

(5)        The Mortgage Loan has been acquired, serviced, collected and otherwise dealt with by the Originator and any affiliate of the Originator in compliance with all applicable federal, state and local laws and regulations and the terms of the related Mortgage Note and Mortgage;

(6)        The related Mortgage Note and Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(7)        The related Mortgage is a valid and enforceable first or second lien on the related Mortgaged Property, which Mortgaged Property is free and clear of all encumbrances and liens (including mechanics liens) having priority over the first or second lien of the Mortgage except for: (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender's title insurance policy delivered to the originator of the Mortgage Loan and referred to in the appraisal made in connection with the origination of the related Mortgage Loan, (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (iv) the first lien on the Mortgaged Property, in the case of the Mortgages that are second liens;

(8)        Any security agreement, chattel mortgage or equivalent document related to such Mortgage Loan establishes and creates a valid and enforceable first or second lien on the Mortgaged Property;

(9)        As of the last calendar day of June 2005 and with respect to any Mortgage Loan that had a payment due on or before July 1, 2005, except with respect to 1.25% of the Mortgage Loans by the aggregate Cut-off Date Principal Balance of the Mortgage Loans, the related Monthly Payment due on June 1, 2005 has been received. In addition, 0.59% of the Mortgage Loans have been 30 or more days delinquent in the last 12 months and 0.23% of the Mortgage Loans have been 30 or more days delinquent for two payment periods in the last 12 months;

(10)      Neither the Originator nor any Seller Trust has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

(11)      Neither the Originator nor any Seller Trust has impaired, waived, altered or modified the related Mortgage or Mortgage Note in any material respect, or satisfied, canceled, rescinded or subordinated such Mortgage or Mortgage Note in whole or in part or released all or any material portion of the Mortgaged Property from the lien of the Mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the Mortgage Note or Mortgage;

(12)      As of the Cut-off Date, the Mortgage has not been satisfied, canceled or subordinated, in whole or in part, or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part (except for a release that does not materially impair the security of the Mortgage Loan or a release the effect of which is reflected in the Loan-to-Value Ratio or combined Loan-to-Value Ratio for the Mortgage Loan as set forth in the Schedule of Mortgage Loans), nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(13)      No Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(14)      To the Originator's knowledge, there is no proceeding pending for the total or partial condemnation and no eminent domain proceedings pending affecting any Mortgaged Property;

(15)      Each Mortgage Loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the Mortgaged Property is located together with an adjustable rate rider if applicable or (ii) if generally acceptable in the jurisdiction where the Mortgaged Property is located, an attorney's opinion of title given by an attorney licensed to practice law in the jurisdiction where the Mortgaged Property is located. All of the Originator's rights under such policies, opinions or other instruments shall be transferred and assigned to Purchaser upon sale and assignment of the Mortgage Loans hereunder. The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject to the exceptions contained in such policy. The Originator is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. Neither the Originator nor any affiliate of the Originator has made, and the Originator has no knowledge of, any claims under such mortgagee title insurance policy. The Originator is not aware of any action by a prior holder and neither the Originator nor any affiliate of the Originator has done, by act or omission, anything which could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney's opinion of title;

(16)      There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, other than a payment delinquency that is for a payment due after the date specified in (i) above. Neither the Originator, any Seller Trust nor any affiliate of the Originator or any Seller Trust has waived any default, breach, violation or event of acceleration;

(17)      With respect to any Mortgage Loan which provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related Mortgage Note or subsequent modifications, if any;

(18)      To the Originator's knowledge, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related Mortgaged Property;

(19)      No foreclosure proceedings are pending against the Mortgaged Property and the Mortgage Loan is not subject to any pending bankruptcy or insolvency proceeding, and to the Originator's best knowledge, no material litigation or lawsuit relating to the Mortgage Loan is pending;

(20)      The Mortgage Loan obligates the mortgagor thereunder to maintain a hazard insurance policy (“Hazard Insurance”) in an amount at least equal to the lesser of (i) the maximum insurable value of such improvements or (ii) the principal balance of the Mortgage Loan with a standard mortgagee clause, in either case in an amount sufficient to avoid the application of any “co-insurance provisions,” and, if it was in place at origination of the Mortgage Loan, flood insurance, at the mortgagor's cost and expense. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency (“FEMA”) as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued. The Mortgage obligates the Mortgagor to maintain the Hazard Insurance, and, if applicable, flood insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. The Mortgaged Property is covered by Hazard Insurance;

(21)      The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage;

(22)      The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial foreclosure. Since the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, as been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Mortgagor. The Mortgagor has not notified the Originator or any affiliate of the Originator and the Originator has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act;

(23)      Except as set forth in the appraisal which forms part of the related Mortgage File, the Mortgaged Property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(24)      To the Originator's knowledge, there was no fraud involved in the origination of the Mortgage Loan by the mortgagee or by the Mortgagor, any appraiser or any other party involved in the origination of the Mortgage Loan;

(25)      Each Mortgage File contains an appraisal of the Mortgaged Property indicating the appraised value at the time of origination for such Mortgaged Property. Each appraisal has been performed in accordance with the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989;

(26)      To the best of the Originator's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable “doing business” and licensing requirements of the laws of the state wherein the Mortgaged Property is located;

(27)      No improvements on the related Mortgaged Property (upon which value was given) encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the Mortgaged Property unless there exists in the Mortgage File a title Policy with endorsements which insure against losses sustained by the insured as a result of such encroachments;

(28)      Each Mortgage Loan was originated or acquired by a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD. Each Mortgage Loan was originated substantially in accordance with the Originator's underwriting criteria, which are at least as stringent as the underwriting criteria set forth in the Prospectus Supplement. Each Mortgage Loan is currently being serviced by the Originator and has been serviced by the Originator since the date of origination of such Mortgage Loan;

(29)      (i) Principal payments on the Mortgage Loan commenced no more than two months after the proceeds of the Mortgage Loan were disbursed and (ii) each Mortgage Note is payable on the first day of each month;

(30)      The Mortgage Loan bears interest at the Mortgage Rate and the Mortgage Note does not permit negative amortization. No Mortgage Loan bearing interest at an adjustable rate permits the Mortgagor to convert the Mortgage Loan to a fixed rate Mortgage Loan;

(31)      With respect to escrow deposits, if any, all such payments are in the possession of, or under the control of, the Master Servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. No escrow deposits or escrow advances or other charges or payments due the Master Servicer have been capitalized under any Mortgage or the related Mortgage Note;

(32)      No Mortgage Loan contains provisions pursuant to which scheduled payments are: (i) paid or partially paid with funds deposited in any separate account established by the Originator, the related Seller Trust, the Mortgagor, or anyone on behalf of the Mortgagor; or (ii) paid by any source other than the Mortgagor or contains any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(33)      As of the origination date of each Mortgage Loan, the related Mortgaged Property is lawfully permitted to be occupied under applicable law;

(34)      Except as disclosed in the Prospectus Supplement, there are no proceedings or investigations pending, with respect to servicing, collection or notification practices and with respect to origination practices, violating any law in connection with any Mortgage Loan transferred to the Purchaser pursuant to this Agreement, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws. The Mortgage Loan has been serviced in accordance with the terms of the Mortgage Note.

(35)      No Mortgage Loan was made in connection with (a) the construction or rehabilitation of a Mortgaged Property or (b) facilitating the trade-in or exchange of a Mortgaged Property;

(36)      The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage;

(37)      There are no mechanics' or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related Mortgaged Property that are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(38)      As to each Mortgage Loan, interest is calculated on the Mortgage Note on the basis of twelve 30-day months and a 360 day year;

(39)      The Mortgaged Property consists of one of the following: detached or semi-detached one- to four-family dwelling units, townhouses, individual condominium units and individual units in planned unit developments, or manufactured homes treated as real property under local law;

(40)      The Mortgage Loans were not intentionally selected by the related Seller in a manner intended to adversely affect the Purchaser or the Trust;

(41)	[reserved];

(42)      The Mortgage Loans have original terms to maturity ranging from 10 to 30 years;

(43)      As of the Cut-off Date; each Mortgage Loan, including any Mortgage Loan seasoned more than 12 months as of the Cut-off Date, had an loan-to-value-ratio that was less than or equal to 100%;

(44)      With respect to each Mortgage Loan, the Mortgage Note related thereto bears a fixed Mortgage Rate or an adjustable Mortgage Rate which will be adjusted on each Adjustment Date to equal the Index plus the Gross Margin, rounded to the nearest or next highest 0.125%, subject to the Periodic Rate Cap, the Maximum Mortgage Rate and the Minimum Mortgage Rate;

(45)      No Mortgage Loan underlying the security is covered by the Home Ownership and Equity Protection Act of 1994 (“HOEPA”) and no mortgage loan is in violation of any comparable state law;

(46)      Each Mortgage Loan conforms, and all Mortgage Loans in the aggregate conform, in all material respects, to the description thereof set forth in the Prospectus Supplement;

(47)      With respect to second lien Mortgage Loans, either (a) no consent for the Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File;

(48)      Each Mortgage Note is comprised of one original promissory note and each such promissory note constitutes an “instrument” for purposes of section 9-102(a)(65) of the UCC;

(49)      No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(50)      All Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory lending laws;

(51)      None of the Mortgage Loans are High Cost as defined by the applicable predatory and abusive lending laws;

(52)      No Mortgage Loan is a high cost loan or a covered loan, as applicable (as such terms are defined in Standard & Poor’s LEVELS Version 5.6 Glossary Revised, Appendix E);

(53)      Each Mortgage Loan is a “qualified mortgage” under Section 860G(a)(3); and

(54)      No mortgage loan in the trust is a “high cost home,” “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(55)      The Mortgaged Property is either a fee simple estate or a long-term residential lease. If the Mortgage Loan is secured by a long-term residential lease, unless otherwise specifically disclosed in the Mortgage Loan Schedule, (A) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (B) the terms of such lease do not (x) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or (y) prohibit the holder of the Mortgage from being insured under the hazard insurance policy relating to the Mortgaged Property; (C) the original term of such lease is not less than 15 years; (D) the term of such lease does not terminate earlier than ten years after the maturity date of the Mortgage Note; and (E) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice;

(b)        The Originator hereby represents and warrants to the Purchaser, with respect to the Group I Mortgage Loans as of the Closing Date or as of such date specifically provided herein:

(1)        Each Group I Mortgage Loan had a Principal Balance at origination which conformed with Fannie Mae/Freddie Mac guidelines;

(2)        No borrower was encouraged or required to select a Group I Mortgage Loan product offered by the Originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Group I Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Originator or any affiliate of the Originator. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the Originator, the Originator referred the borrower's application to such affiliate for underwriting consideration;

(3)        The methodology used in underwriting the extension of credit for each Group I Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment, in accordance with the Originator's Underwriting Guidelines, and does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination the borrower had a reasonable ability to make timely payments on the Group I Mortgage Loan;

(4)        With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the Group I Mortgage Loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the Group I Mortgage Loan’s origination, the borrower was offered the option of obtaining a Group I Mortgage Loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, (iv) for loans originated on or after September 1, 2004, the duration of the prepayment period shall not exceed three (3) years from the date of the note, unless the loan was modified to reduce the prepayment period to no more than three years from the date of the note and the borrower was notified in writing of such reduction in prepayment period and (v) notwithstanding any state or federal law to the contrary, the Master Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower’s default in making the loan payments;

(5)        No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Group I Mortgage Loan. No proceeds from any Group I Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Group I Mortgage Loan;

(6)        All points and fees related to each Group I Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Group I Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged “points and fees” (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Selling Guide;

(7)        No Group I Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is secured by a Mortgaged Property located in the State of Georgia;

(8)        No Mortgage Loan originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(9)        Each Group I Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of the Fannie Mae Lender Letter, LL03-00: Eligibility of Mortgages to Borrowers with Blemished Credit Records (04/11/00) other than the requirements regarding Escrow Deposit Accounts;

(10)      The Master Servicer will transmit full-file credit reporting data for each Group I Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Group I Mortgage Loan, Master Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off;

(11)      No Mortgage Loan is a “High Cost Home Loan” as defined in New York Banking Law 6-1;

(12)      No Group I Mortgage Loan is a “High Cost Home Loan” as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 or 2003);

(13)      No Group I Mortgage Loan is a “High Cost Home Loan” as defined in Kentucky high-cost loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

(14)      No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46; 10B-22 et seq.);

(15)      No Group I Mortgage Loan is a High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. § 58-21A-1 et seq.);

(16)      No Group I Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(17)      No Mortgage Loan is a “High Risk Home Loan” as defined in the Illinois High Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(18)      All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Group I Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation;

(19)      No subprime mortgage loan originated on or after October 1, 2002 underlying the Security will impose a prepayment premium for a term in excess of three years. Any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

(20)       With respect to each mortgage loan underlying the security, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy in connection with the origination of the mortgage loan; and

(21)      With respect to any mortgage loan originated on or after August 1, 2004 and underlying the Security, neither the related mortgage nor the related mortgage note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Section 3.02     Originator Representations And Warranties Relating to The Originator. The Originator represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein or in the applicable Assignment and Conveyance:

(i)         The Originator is duly organized, validly existing and in good standing as a corporation under the laws of the State of California and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(ii)         The Originator has the full power and authority to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Originator has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the related Seller, constitutes a legal, valid and binding obligation of the Originator, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization. At the time of the sale of each Mortgage Loan by the Originator, the Originator had the full power and authority to hold each Mortgage Loan and to sell each Mortgage Loan;

(iii)        The execution and delivery of this Agreement by the Originator and the performance of and compliance with the terms of this Agreement will not violate the Originator's articles of incorporation or by-laws or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Originator is a party or which may be applicable to the Originator or its assets;

(iv)        The Originator is not in violation of, and the execution and delivery of this Agreement by the Originator and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Originator or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Originator or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(v)        The Originator is a HUD approved mortgagee pursuant to Section 203 and Section 211 of the National Housing Act. No event has occurred, including but not limited to a change in insurance coverage, which would make the Originator unable to comply with HUD eligibility requirements or which would require notification to HUD;

(vi)        The Originator does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii)       There are no actions or proceedings against, or investigations known to it of, the Originator before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Originator of its obligations under, or validity of enforceability of, this Agreement;

(viii)      No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Originator of, or compliance by the Originator with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(ix)        The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Originator. The sale of the Mortgage Loans was in the ordinary course of business of the Originator and the assignment and conveyance of the Mortgage Notes and the Mortgages by the Originator are not subject to the bulk transfer or any similar statutory provisions;

(x)        The information delivered by the Originator to the Purchaser with respect to the Originator's loan loss, foreclosure and delinquency experience on mortgage loans underwritten to similar standards as the Mortgage Loans and covering mortgaged properties similar to the Mortgaged Properties, is true and correct in all material respects as of the date of such report;

(xi)        Except with respect to any statement regarding the intentions of the Purchaser, or any other statement contained herein the truth or falsity of which is dependant solely upon the actions of the Purchaser, this Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein not misleading. The written statements, reports and other documents prepared and furnished or to be prepared and furnished by the Originator pursuant to this Agreement or in connection with the transactions contemplated hereby taken in the aggregate do not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained therein not misleading; and

(xii)       The Originator has not transferred the Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.

Section 3.03     Seller Trust Representations And Warranties. Each Seller Trust represents, warrants and covenants to the Purchaser as of the Closing Date or as of such other date specifically provided herein:

(a)        The Seller Trust is duly organized, validly existing and in good standing as a business trust under the laws of the State of Delaware and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;

(b)        The Seller Trust has the full power and authority to hold each Mortgage Loan, to sell each Mortgage Loan, to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Seller Trust has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement, assuming due authorization, execution and delivery by the Purchaser and the Originator, constitutes a legal, valid and binding obligation of the Seller Trust, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization;

(c)        The execution and delivery of this Agreement by the Seller Trust and the performance of and compliance with the terms of this Agreement will not violate the Seller Trust's certificate of trust or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Seller Trust is a party or which may be applicable to the Seller Trust or its assets;

(d)        The Seller Trust is not in violation of, and the execution and delivery of this Agreement by the Seller Trust and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over such Seller Trust or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the

Seller Trust or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder; and

(e)        Immediately prior to the payment of the mortgage loan purchase price for each Mortgage Loan, the Seller Trust was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and upon the payment of the mortgage loan purchase price by the Purchaser, in the event that the Seller Trust retains record title, the Seller Trust shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof;

(f)         The Seller Trust has not transferred the Mortgage Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;

(g)        There are no actions or proceedings against, or investigations known to it of, the Seller Trust before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller Trust of its obligations under, or validity or enforceability of, this Agreement;

(h)        No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller Trust of, or compliance by the Seller Trust with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained;

(i)         The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller Trust, and the transfer assignment and conveyance of the related Mortgage Notes and the Mortgages by the Seller Trust pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions; and

(j)         Except with respect to liens released immediately prior to the transfer herein contemplated, the applicable Mortgage Note and related Mortgage have not been assigned or pledged and immediately prior to the transfer and assignment herein contemplated, the Seller Trust held good, marketable and indefeasible title to, and was the sole owner and holder of, the related Mortgage Loan subject to no liens, charges, mortgages, claims, participation interests, equities, pledges or security interests of any nature, encumbrances or rights of others (collectively, a “Lien”); the Seller Trust has full right and authority under all governmental and regulatory bodies having jurisdiction over the Seller Trust, subject to no interest or participation of, or agreement with, any party, to sell and assign the same pursuant to this Agreement; and immediately upon the transfers and assignments herein contemplated, the Seller Trust shall have transferred all of its right, title and interest in and to the related Mortgage Loans and the Trustee will hold good, marketable and indefeasible title to, and be the sole owner of, the related Mortgage Loans subject to no Liens.

Section 3.04     Remedies For Breach of Representations And Warranties. It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment or the examination or lack of examination of any Mortgage File. With respect to the representations and warranties contained herein that are made to the knowledge or the best knowledge of the Originator or as to which the Originator has no knowledge, if it is discovered that the substance of any such representation and warranty is inaccurate and the inaccuracy materially and adversely affects the value of the related Mortgage Loan, or the interest therein of the Purchaser or the Purchaser's assignee, designee or transferee, then notwithstanding the Originator's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, such inaccuracy shall be deemed a breach of the applicable representation and warranty and the Originator shall take such action described in the following paragraphs of this Section 3.03 in respect of such Mortgage Loan. Upon discovery by either the Originator, the Master Servicer or the Purchaser of a breach of any of the foregoing representations and warranties that materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser (or which materially and adversely affects the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the others. It is understood by the parties hereto that a breach of the representations and warranties made in Section 3.01(a) (45), (53), Section 3.01(b)(1), (7), (8), (10), (19), (20) and (21) will be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser.

Within 120 days of the earlier of either discovery by or notice to the Originator of any breach of a representation or warranty made by the Originator that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Purchaser, the Originator shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Originator shall, at the Purchaser's option, repurchase such Mortgage Loan at the Purchase Price. In the event that a breach shall involve any representation or warranty set forth in Section 3.02 and such breach cannot be cured within 120 days of the earlier of either discovery by or notice to the Originator of such breach, all of the Mortgage Loans shall, at the Purchaser's option, be repurchased by the Originator at the Purchase Price. The Originator may, at the request of the Purchaser and assuming the Originator has a Qualified Substitute Mortgage Loan, rather than repurchase a deficient Mortgage Loan as provided above, remove such Mortgage Loan and substitute in its place a Qualified Substitute Mortgage Loan or Loans. If the Originator does not provide a Qualified Substitute Mortgage Loan or Loans, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan(s) pursuant to the foregoing provisions of this Section 3.03 shall occur on a date designated by the Purchaser and shall be accomplished by deposit in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase or substitution required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

At the time of substitution or repurchase of any deficient Mortgage Loan, the Purchaser and the Originator shall arrange for the reassignment of the repurchased or substituted Mortgage Loan to the Originator and the delivery to the Originator of any documents held by the Trustee relating to the deficient or repurchased Mortgage Loan. In the event the Purchase Price is deposited in the Collection Account, the Originator shall, simultaneously with such deposit, give written notice to the Purchaser that such deposit has taken place. Upon such repurchase, the

Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

As to any Deleted Mortgage Loan for which the Originator substitutes a Qualified Substitute Mortgage Loan or Loans, the Originator shall effect such substitution by delivering to the Purchaser or its designee for such Qualified Substitute Mortgage Loan or Loans the Mortgage Note, the Mortgage, the Assignment and such other documents and agreements as are required by the Pooling and Servicing Agreement, with the Mortgage Note endorsed as required therein. The Originator shall deposit in the Collection Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution will be retained by the Originator. For the month of substitution, distributions to the Purchaser will include the Monthly Payment due on such Deleted Mortgage Loan in the month of substitution, and the Originator shall thereafter be entitled to retain all amounts subsequently received by the Originator in respect of such Deleted Mortgage Loan. Upon such substitution, the Qualified Substitute Mortgage Loans shall be subject to the terms of this Agreement in all respects, and the Originator shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans as of the date of substitution, the covenants, representations and warranties set forth in Sections 3.01 and 3.02

It is understood and agreed that the representations and warranties set forth in Section 3.01 shall survive delivery of the respective Mortgage Files to the Trustee on behalf of the Purchaser.

It is understood and agreed that the obligations of the Originator set forth in Section 3.04 to cure, repurchase and substitute for a defective Mortgage Loan and to indemnify the Purchaser as provided in Section 5.01 constitute the sole remedies of the Purchaser respecting a missing or defective document or a breach of the representations and warranties contained in Section 3.01, 3.02 or 3.03.

ARTICLE IV.

ORIGINATOR'S COVENANTS

Section 4.01     Covenants of The Originator. The Originator hereby covenants that except for the transfer hereunder, neither the Originator nor any Seller Trust will sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Mortgage Loan, or any interest therein; the Originator will notify the Trustee, as assignee of the Purchaser, of the existence of any Lien on any Mortgage Loan immediately upon discovery thereof, and the Originator will defend the right, title and interest of the Trust, as assignee of the Purchaser, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Originator or any Seller Trust; provided, however, that nothing in this Section 4.01 shall prevent or be deemed to prohibit the Originator or any Seller Trust from suffering to exist upon any of the Mortgage Loans any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Originator or any Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE V.

INDEMNIFICATION WITH RESPECT TO THE MORTGAGE LOANS

Section 5.01	Indemnification.

(a)        The Originator agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers and each person or entity who controls the Purchaser or any such person, within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages or liabilities, joint and several, as incurred, to which the Purchaser, or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the Purchaser, each such director and officer and each such controlling person for any legal or other expenses incurred by the Purchaser or such controlling person in connection with investigating or defending any such losses, claims, damages or liabilities, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement approved in writing by the Originator, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission relates to the Originator Information contained in the Prospectus Supplement, (ii) any untrue statement or alleged untrue statement of any material fact contained in the information on any computer tape furnished to the Purchaser or an affiliate thereof by or on behalf of the Originator containing information regarding the assets of the Trust or (iii) any untrue statement or alleged untrue statement of any material fact contained in any information provided by the Originator to the Purchaser or any affiliate thereof, or any material omission from the information purported to be provided hereby, and disseminated to KPMG LLP or prospective investors (directly or indirectly through available information systems) in connection with the issuance, marketing or offering of the Certificates. This indemnity agreement will be in addition to any liability which the Originator may otherwise have.

(b)        The Purchaser agrees to indemnify and hold harmless each Seller Trust and the Originator, each of their respective officers, directors and each person or entity who controls each Seller Trust, the Originator or any such person, against any and all losses, claims, damages or liabilities, joint and several, to which the related Seller Trust, the Originator or any such person or entity may become subject, under the Securities Act or otherwise, and will reimburse the applicable Seller Trust and/or the Originator for any legal or other expenses incurred by such Seller Trust, the Originator, each officer and director and controlling person in connection with investigating or defending any such losses, claims, damages or liabilities insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement or the omission or the alleged omission to state therein a material fact necessary in order to make the statements in the Prospectus Supplement or any amendment or supplement to the Prospectus Supplement, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission is not contained in the Originator Information in the Prospectus Supplement. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

(c)        Promptly after receipt by any indemnified party under this Article V of notice of any claim or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Article V, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have under this Article V except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify any indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Article V.

If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Article V for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing; (ii) such indemnified party shall have been advised in writing by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing by the Purchaser, if the indemnified parties under this Article V consist of the Purchaser, by the Originator, if the indemnified parties in this Article V consist of the Originator, or by the related Seller Trust, if the indemnified parties in this Article V consist of such Seller Trust.

Each indemnified party, as a condition of the indemnity agreements contained in Section 5.01 (a) and (b) hereof, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to consent to a settlement of any action, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and the indemnifying party has not previously provided the indemnified party with written notice of its objection to such settlement. No indemnifying party shall effect any settlement of any pending or threatened proceeding in respect of which an indemnified party is or could have been a party and indemnity is or could have been sought hereunder, without the written consent of such indemnified party, unless settlement includes an unconditional release of such indemnified party from all liability and claims that are the subject matter of such proceeding.

(d)        In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Article is for any reason held to be unenforceable although applicable in accordance with its terms, each Seller Trust and the Originator, on the one hand, and the Purchaser, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the related Seller Trust, the Originator and the Purchaser in such proportions as shall be appropriate to reflect the relative benefits received by each Seller Trust and the Originator on the one hand and the Purchaser on the other from the sale of the Mortgage Loans such that the Purchaser is responsible for the lesser of (i) 0.25% thereof and (ii) 0.25% of the aggregate proceeds to the respective Seller Trust from the sale of the related Mortgage Loans and the Originator shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each officer and director of the Purchaser and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Purchaser, each director of the Originator, each officer of the Originator, and each person, if any, who controls the Originator within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Originator and each director of the related Seller Trust, each officer of such Seller Trust, and each person, if any, who controls such Seller within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the related Seller.

(e)        The Originator agrees to indemnify and to hold each of the Purchaser, the Trustee, each of the officers and directors of each such entity and each person or entity who controls each such entity or person and each Certificateholder harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser, the Trustee, or any such person or entity and any Certificateholder may sustain in any way (i) related to the failure of the Originator to perform its duties in compliance with the terms of this Agreement, (ii) arising from a breach by the Originator of its representations and warranties in Section 3.01 and 3.02 of this Agreement or (iii) related to the origination or prior servicing of the Mortgage Loans by reason of any acts, omissions, or alleged acts or omissions of the Originator, the related Seller or any servicer. The Originator shall immediately notify the Purchaser, the Trustee and each Certificateholder if a claim is made by a third party with respect to this Agreement. The Originator shall assume the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Purchaser, the Trustee or any such person or entity and/or any Certificateholder in respect of such claim.

ARTICLE VI.

TERMINATION

Section 6.01     Termination. The respective obligations and responsibilities of the Originator, each Seller and the Purchaser created hereby shall terminate, except for the Originator's indemnity obligations as provided herein upon the termination of the Trust as provided in Article X of the Pooling and Servicing Agreement.

ARTICLE VII.

MISCELLANEOUS PROVISIONS

Section 7.01     Amendment. This Agreement may be amended from time to time, with the consent of the NIMS Insurer, if any, by the Originator, each Seller Trust and the Purchaser, by written agreement signed by the Originator, each Seller Trust and the Purchaser.

Section 7.02     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 7.03     Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

if to the Originator:

Option One Mortgage Corporation
3 Ada
Irvine, CA 92618
Attention: C. Robert Fulton

or such other address as may hereafter be furnished to the Purchaser and any Seller Trust in writing by the Originator.

if to the Purchaser:

Option One Mortgage Acceptance Corporation
3 Ada
Irvine, CA 92618
Attention: C. Robert Fulton

or such other address as may hereafter be furnished to any Seller and the Originator in writing by the Purchaser.

if to the Sellers Trust:

Option One Owner Trust 2001-1A
Option One Owner Trust 2001-1B
Option One Owner Trust 2001-2
Option One Owner Trust 2002-3
Option One Owner Trust 2003-4
Option One Owner Trust 2003-5
Option One Owner Trust 2005-6
c/o Wilmington Trust Company
One Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

or such other address as may hereafter be furnished to the Originator and the Purchaser in writing by the related Seller.

Section 7.04     Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

Section 7.05     Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

Section 7.06     Further Agreements. The Purchaser, each Seller and the Originator each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or reasonable and appropriate to effectuate the purposes of this Agreement or in connection with the issuance of any series of Certificates representing interests in the Mortgage Loans.

Without limiting the generality of the foregoing, as a further inducement for the Purchaser to purchase the Mortgage Loans from the Sellers, the Originator will cooperate with the Purchaser in connection with the sale of any of the securities representing interests in the Mortgage Loans. In that connection, the Originator will provide to the Purchaser any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request and will provide to the Purchaser such additional representations and warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Originator as are reasonably required in connection with such transactions and the offering of investment grade securities rated by the Rating Agencies.

Section 7.07     Intention of The Parties. It is the intention of the parties that the Purchaser is purchasing, and each Seller is selling, the Mortgage Loans rather than pledging the Mortgage Loans to secure a loan by the Purchaser to each Seller. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes and all other purposes as a sale by the related Seller, and a purchase by the Purchaser, of the Mortgage Loans. The Purchaser will have the right to review the Mortgage Loans and the related Mortgage Files to determine the characteristics of the Mortgage Loans which will affect the federal income tax consequences of owning the Mortgage Loans and the related Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

Section 7.08     Successors And Assigns, Assignment of Purchase Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by each Seller, the Originator, the Purchaser, the Trustee and the NIMs Insurer, if any. The NIMs Insurer, if any, shall be a third party beneficiary hereof and may enforce the terms hereof as if a party hereto. The obligations of each Seller and the Originator under this Agreement cannot be assigned or delegated to a third party without the consent of the Purchaser which consent shall be at the Purchaser's sole discretion, except that the Purchaser acknowledges and agrees that each Seller or the Originator may assign its obligations hereunder to any Person into which the related Seller or the Originator is merged or any corporation resulting from any merger, conversion or consolidation to which the related Seller or the Originator is a party or any Person succeeding to the business of the related Seller or the Originator. The parties hereto acknowledge that the Purchaser is acquiring the Mortgage Loans for the purpose of contributing them to a trust that will issue a series of Certificates representing undivided interests in such Mortgage Loans. As an inducement to the Purchaser to purchase the Mortgage Loans, the related Seller and the Originator each acknowledge and consent to the assignment by the Purchaser to the Trustee of all of the Purchaser's rights against each Seller and the Originator pursuant to this Agreement insofar as such rights relate to Mortgage Loans transferred to the Trustee and to the enforcement or exercise of any right or remedy against each Seller or the Originator pursuant to this Agreement by the Trustee. Such enforcement of a right or remedy by the Trustee shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

Section 7.09     Survival. The representations and warranties set forth in Sections 3.01, 3.02 and 3.03 and the provisions of Article V hereof shall survive the purchase of the Mortgage Loans hereunder.

Section 7.10     Owner Trustee. It is expressly understood and agreed by the parties to this Agreement that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee of the Seller Trusts, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the related Seller Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the related Seller Trust, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties to this Agreement and by any person claiming by, through or under the parties to this Agreement and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of any Seller Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by any Seller Trust under this Agreement or any other document.

IN WITNESS WHEREOF, each Seller, the Originator and the Purchaser have caused their names to be signed to this Mortgage Loan Purchase Agreement by their respective officers thereunto duly authorized as of the day and year fist above written.

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, As Purchaser

By:
Name:
Title:

OPTION ONE MORTGAGE CORPORATION, As Originator

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-1A, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-1B, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

OPTION ONE OWNER TRUST 2001-2, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

OPTION ONE OWNER TRUST 2002-3, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

OPTION ONE OWNER TRUST 2003-4, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

OPTION ONE OWNER TRUST 2003-5, as a Seller

By:	Wilmington Trust Company, not in its individual capacity but solely as Owner Trustee.

By:
Name:
Title:

SCHEDULE I

[RESERVED]

SCHEDULE II

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-1A

SCHEDULE III

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-1B

SCHEDULE IV

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2001-2

SCHEDULE V

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2002-3

SCHEDULE VI

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2003-4

SCHEDULE VII

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2003-5

SCHEDULE VIII

MORTGAGE LOANS OWNED BY OPTION ONE OWNER TRUST 2005-6

EXHIBIT D

MORTGAGE LOAN SCHEDULE

[FILED BY PAPER]

EXHIBIT E

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.,
1015 10th Avenue S.E.
Minneapolis, MN 55414
Attn: Inventory Control

Re:

Pooling and Servicing Agreement dated as of July 1, 2005 among Option One Mortgage Acceptance Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank, N.A., as Trustee

In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt of the Trustee’s Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name. Address & Zip Code:

Reason for Requesting Documents (check one):

1.	Mortgage Paid in Full
2.	Foreclosure
3.	Substitution
4.	Other Liquidation (Repurchases, etc.)
5.	Nonliquidation Reason:

Address to which Trustee should deliver

the Trustee’s Mortgage File:

By:

(authorized signer)

Issuer:

Address:

Date:

Trustee

Wells Fargo Bank, N. A. on

Please acknowledge the execution of the above request by your signature and date below:

Signature	Date

Documents returned to Trustee:

Trustee	Date

EXHIBIT F-1

FORM OF TRUSTEE’S INITIAL CERTIFICATION

May __, 2005

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618 Irvine, California 92618ornia 92618	Option One Mortgage Corporation 3 Ada Irvine, California 92618

Re:

Pooling and Servicing Agreement dated as of July 1, 2005 among Option One Mortgage Acceptance Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

Attached is the Trustee’s preliminary exception report delivered in accordance with Section 2.02 of the referenced Pooling and Servicing Agreement (the (Pooling and Servicing Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A.

By:
Name:
Title:

EXHIBIT F-2

FORM OF TRUSTEE’S FINAL CERTIFICATION

[Date]

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618

Re:

Pooling and Servicing Agreement dated as of July 1, 2005 among Option One Mortgage Acceptance Corporation, as Depositor, Option One Mortgage Corporation, as Master Servicer and Wells Fargo Bank, N.A., as Trustee

Ladies and Gentlemen:

In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in the Mortgage File pertaining to the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) whether any Mortgage File included any of the documents specified in clause (vi) of Section 2.01 of the Pooling and Servicing Agreement.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT F-3

FORM OF RECEIPT OF MORTGAGE NOTE

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618

Re:	Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3

Ladies and Gentlemen:

Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of July 1, 2005, among Option One Mortgage Acceptance Corporation as Depositor, Option One Mortgage Corporation as Master Servicer and Wells Fargo Bank, N.A. as Trustee (the “Trustee”), we hereby acknowledge the receipt of the original Mortgage Notes (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.

WELLS FARGO BANK, N.A., as Trustee

By:
Name:
Title:

EXHIBIT G

LOSS MITIGATION PROCEDURES

EXHIBIT H

FORM OF LOST NOTE AFFIDAVIT

Personally appeared before me the undersigned authority to administer oaths, ______________ who first being duly sworn deposes and says: Deponent is ____________ of _______________, successor by merger to ________________________________________ (“Seller”) and who has personal knowledge of the facts set out in this affidavit.

On ____________________, ____________________ did execute and deliver a promissory note in the principal amount of $____________________.

That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller’s records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

Seller executes this Affidavit for the purpose of inducing Wells Fargo Bank, N.A., as trustee on behalf of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3, to accept the transfer of the above described loan from Seller.

Seller agrees to indemnify Wells Fargo Bank, N.A., Option One Mortgage cceptance Corporation and Option One Mortgage Corporation harmless for any losses incurred by such parties resulting from the above described promissory note has been lost or misplaced.

By: ____________________

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On this _____ day of ____________________, 20__, before me, a Notary Public, in and for said County and State, appeared ____________________, who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

Witness my hand and Notarial Seal this ______ day of _________________, 20__.

My commission expires ____________________.

EXHIBIT I

FORM OF INTEREST RATE SWAP AGREEMENT

(Multicurrency—Cross Border)

ISDA®

International Swap and Derivatives Association, Inc.

MASTER AGREEMENT

dated as of July 14, 2005

BARCLAYS BANK PLC	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
.....................................................................		....................................................................

("Party A")	("Party B")

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:—
1. Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b)          Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c)           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2. Obligations
(a) General Conditions.
(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii)   Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap and Derivatives Association, Inc.

(b)          Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) Netting. If on any date amounts would otherwise be payable:—
(i) in the same currency; and
(ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) Deduction or Withholding for Tax.

(i)    Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:—

(1) promptly notify the other party (“Y”) of such requirement;

(2)       pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(4)       if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:—

(A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)    the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

(ii) Liability. If:—

(1)       X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(2) X does not so deduct or withhold; and
(3) a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e)       Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:—

(a) Basic Representations.
(i) Status. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

(ii)       Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

(iii)     No Violation or Conflict. Such execution, delivery and performance do not violate or  conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)      Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)       Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(b)       Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c)       Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d)       Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.
(f) Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.
4. Agreements
Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:—

(a)       Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:—

(i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;
(ii) any other documents specified in the Schedule or any Confirmation; and

(iii)       upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b)       Maintain Authorisations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c)       Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e)       Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. Events of Default and Termination Events

(a)       Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:—

(i)        Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

(ii)       Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

(iii) Credit Support Default.

(1)       Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(2)       the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

(iv)      Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

(v)       Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

(vi)      Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

(vii) Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:—

(1)       is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(viii)   Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:—

(1)       the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2)       the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b)       Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event

Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:—

(i)        Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):—

(1)       to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2)       to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

(ii)       Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

(iii)    Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

(iv)   Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

(v)     Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c)        Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

6. Early Termination

(a)        Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) Right to Terminate Following Termination Event.

(i)        Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

(ii)       Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

(iii)     Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

(iv) Right to Terminate. If:—

(1)      a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.
(c) Effect of Designation.

(i)        If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

(ii)       Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) Calculations.

(i)        Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

(ii)       Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e)       Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

(i) Events of Default. If the Early Termination Date results from an Event of Default:—

(1)   First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(2)   First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

(3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the

Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(4)       Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(ii) Termination Events. If the Early Termination Date results from a Termination Event:—

(1)       One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(2) Two Affected Parties. If there are two Affected Parties:—

(A)      if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)      if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

(iii)     Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

(iv)      Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

7. Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that: —

(a)        a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).
Any purported transfer that is not in compliance with this Section will be void.
8. Contractual Currency

(a)        Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b)       Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c)        Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

9. Miscellaneous

(a)       Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b)       Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d)       Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) Counterparts and Confirmations.

(i)      This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(ii)     The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f)        No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.
10. Offices; Multibranch Parties

(a)       If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c)       If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.
12. Notices

(a)       Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:—

(i) if in writing and delivered in person or by courier, on the date it is delivered;
(ii) if sent by telex, on the date the recipient's answerback is received;

(iii)     if sent by facsimile transmission, on the date that transmission is received by a responsible employee of  the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

(iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or
(v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b)       Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to

it.
13. Governing Law and Jurisdiction
(a) Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.
(b) Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:—

(i)        submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

(ii)       waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or reenactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c)       Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d)       Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. Definitions
As used in this Agreement:—
“Additional Termination Event” has the meaning specified in Section 5(b).
“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:—
(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b)       in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and
(d) in all other cases, the Termination Rate.
“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“consent” includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.
“Credit Event Upon Merger” has the meaning specified in Section 5(b).
“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.
“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).
“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).
“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.
“Illegality” has the meaning specified in Section 5(b).

“Indemnifiable Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.
“Non-defaulting Party” has the meaning specified in Section 6(a).
“Office” means a branch or office of a party, which may be such party's head or home office.
“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of:—

(a)       the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined;

and

(b)       such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meaning specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in  this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).
“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a) (iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

BARCLAYS BANK PLC	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3

By: ______________________________ Name: Title: Date:	By: ______________________________ Name: Title: Date:

(Bilateral Form)	(ISDA Agreements subject to New York Law Only)

ISDA®

International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT

...................................................

dated as of July 14, 2005

between

BARCLAYS BANK PLC	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
.................................................................... .................................................................. ("Party A") ("Party B")

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Accordingly, the parties agree as follows:—

Paragraph 1. Interpretation

(a)  Definitions and Inconsistency. Capitalized terms not otherwise defined herein or elsewhere in this Agreement have the meanings specified pursuant to Paragraph 12, and all references in this Annex to Paragraphs are to Paragraphs of this Annex. In the event of any inconsistency between this Annex and the other provisions of this Schedule, this Annex will prevail, and in the event of any inconsistency between Paragraph 13 and the other provisions of this Annex, Paragraph 13 will prevail.

(b)  Secured Party and Pledgor. All references in this Annex to the "Secured Party" will be to either party when acting in that capacity and all corresponding references to the "Pledgor" will be to the other party when acting in that capacity; provided, however, that if Other Posted Support is held by a party to this Annex, all references herein to that party as the Secured Party with respect to that Other Posted Support will be to that party as the beneficiary thereof and will not subject that support or that party as the beneficiary thereof to provisions of law generally relating to security interests and secured parties.

Paragraph 2. Security Interest

Each party, as the Pledgor, hereby pledges to the other party, as the Secured Party, as security for its Obligations, and grants to the Secured Party a first priority continuing security interest in, lien on and right of Set-off against all Posted Collateral Transferred to or received by the Secured Party hereunder. Upon the Transfer by the Secured Party to the Pledgor of Posted Collateral, the security interest and lien granted hereunder on that Posted Collateral will be released immediately and, to the extent possible, without any further action by either party.

Copyright © 1994 International Swaps and Derivatives Association, Inc.

Paragraph 3. Credit Support Obligations

(a)  Delivery Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Secured Party on or promptly following a Valuation Date, if the Delivery Amount for that Valuation Date equals or exceeds the Pledgor's Minimum Transfer Amount, then the Pledgor will Transfer to the Secured Party Eligible Credit Support having a Value as of the date of Transfer at least equal to the applicable Delivery Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Delivery Amount” applicable to the Pledgor for any Valuation Date will equal the amount by which:

(i) the Credit Support Amount
exceeds
(ii) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party.

(b)  Return Amount. Subject to Paragraphs 4 and 5, upon a demand made by the Pledgor on or promptly following a Valuation Date, if the Return Amount for that Valuation Date equals or exceeds the Secured Party's Minimum Transfer Amount, then the Secured Party will Transfer to the Pledgor Posted Credit Support specified by the Pledgor in that demand having a Value as of the date of Transfer as close as practicable to the applicable Return Amount (rounded pursuant to Paragraph 13). Unless otherwise specified in Paragraph 13, the "Return Amount" applicable to the Secured Party for any Valuation Date will equal the amount by which:

(i) the Value as of that Valuation Date of all Posted Credit Support held by the Secured Party exceeds
(ii) the Credit Support Amount.

"Credit Support Amount" means, unless otherwise specified in Paragraph 13, for any Valuation Date (i) the Secured Party's Exposure for that Valuation Date plus (ii) the aggregate of all Independent Amounts applicable to the Pledgor, if any, minus (iii) all Independent Amounts applicable to the Secured Party, if any, minus (iv) the Pledgor's Threshold; provided, however, that the Credit Support Amount will be deemed to be zero whenever the calculation of Credit Support Amount yields a number less than zero.

Paragraph 4. Conditions Precedent, Transfer Timing, Calculations and Substitutions

(a)  Conditions Precedent. Each Transfer obligation of the Pledgor under Paragraphs 3 and 5 and of the Secured Party under Paragraphs 3, 4(d)(ii), 5 and 6(d) is subject to the conditions precedent that:

(i) no Event of Default, Potential Event of Default or Specified Condition has occurred and is continuing with respect to the other party; and

(ii)   no Early Termination Date for which any unsatisfied payment obligations exist has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the other party.

(b)  Transfer Timing. Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the next Local Business Day; if a demand is made after the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter.

(c)  Calculations. All calculations of Value and Exposure for purposes of Paragraphs 3 and 6(d) will be made by the Valuation Agent as of the Valuation Time. The Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) of its calculations not later than the Notification Time on the Local Business Day following the applicable Valuation Date (or in the case of Paragraph 6(d), following the date of calculation).

(d) Substitutions.

(i)    Unless otherwise specified in Paragraph 13, upon notice to the Secured Party specifying the items of Posted Credit Support to be exchanged, the Pledgor may, on any Local Business Day, Transfer to the Secured Party substitute Eligible Credit Support (the "Substitute Credit Support"); and

(ii)   subject to Paragraph 4(a), the Secured Party will Transfer to the Pledgor the items of Posted Credit Support specified by the Pledgor in its notice not later than the Local Business Day following the date on which the Secured Party receives the Substitute Credit Support, unless otherwise specified in Paragraph 13 (the "Substitution Date"); provided that the Secured Party will only be obligated to Transfer Posted Credit Support with a Value as of the date of Transfer of that Posted Credit Support equal to the Value as of that date of the Substitute Credit Support.

Paragraph 5. Dispute Resolution

If a party (a "Disputing Party") disputes (I) the Valuation Agent's calculation of a Delivery Amount or a Return Amount or (II) the Value of any Transfer of Eligible Credit Support or Posted Credit Support, then (1) the Disputing Party will notify the other party and the Valuation Agent (if the Valuation Agent is not the other party) not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (2) subject to Paragraph 4(a), the appropriate party will Transfer the undisputed amount to the other party not later than the close of business on the Local Business Day following (X) the date that the demand is made under Paragraph 3 in the case of (I) above or (Y) the date of Transfer in the case of (II) above, (3) the parties will consult with each other in an attempt to resolve the dispute and (4) if they fail to resolve the dispute by the Resolution Time, then:

(i)    In the case of a dispute involving a Delivery Amount or Return Amount, unless otherwise specified in Paragraph 13, the Valuation Agent will recalculate the Exposure and the Value as of the Recalculation Date by:

(A) utilizing any calculations of Exposure for the Transactions (or Swap Transactions) that the parties have agreed are not in dispute;

(B)  calculating the Exposure for the Transactions (or Swap Transactions) in dispute by seeking four actual quotations at mid-market from Reference Market-makers for purposes of calculating Market Quotation, and taking the arithmetic average of those obtained; provided that if four quotations are not available for a particular Transaction (or Swap Transaction), then fewer than four quotations may be used for that Transaction (or Swap Transaction); and if no quotations are available for a particular Transaction (or Swap Transaction), then the Valuation Agent's original calculations will be used for that Transaction (or Swap Transaction); and

(C) utilizing the procedures specified in Paragraph 13 for calculating the Value, if disputed, of Posted Credit Support.

(ii)   In the case of a dispute involving the Value of any Transfer of Eligible Credit Support or Posted Credit Support, the Valuation Agent will recalculate the Value as of the date of Transfer pursuant to Paragraph 13.

Following a recalculation pursuant to this Paragraph, the Valuation Agent will notify each party (or the other party, if the Valuation Agent is a party) not later than the Notification Time on the Local Business Day following the Resolution Time. The appropriate party will, upon demand following that notice by the Valuation Agent or a resolution pursuant to (3) above and subject to Paragraphs 4(a) and 4(b), make the appropriate Transfer.

Paragraph 6. Holding and Using Posted Collateral

(a)  Care of Posted Collateral. Without limiting the Secured Party's rights under Paragraph 6(c), the Secured Party will exercise reasonable care to assure the safe custody of all Posted Collateral to the extent required by applicable law, and in any event the Secured Party will be deemed to have exercised reasonable care if it exercises at least the same degree of care as it would exercise with respect to its own property. Except as specified in the preceding sentence, the Secured Party will have no duty with respect to Posted Collateral, including, without limitation, any duty to collect any Distributions, or enforce or preserve any rights pertaining thereto.

(b) Eligibility to Hold Posted Collateral; Custodians.

(i)    General. Subject to the satisfaction of any conditions specified in Paragraph 13 for holding Posted Collateral, the Secured Party will be entitled to hold Posted Collateral or to appoint an agent (a "Custodian") to hold Posted Collateral for the Secured Party. Upon notice by the Secured Party to the Pledgor of the appointment of a Custodian, the Pledgor's obligations to make any Transfer will be discharged by making the Transfer to that Custodian. The holding of Posted Collateral by a Custodian will be deemed to be the holding of that Posted Collateral by the Secured Party for which the Custodian is acting.

(ii)   Failure to Satisfy Conditions. If the Secured Party or its Custodian fails to satisfy any conditions for holding Posted Collateral, then upon a demand made by the Pledgor, the Secured Party will, not later than five Local Business Days after the demand, Transfer or cause its Custodian to Transfer all Posted Collateral held by it to a Custodian that satisfies those conditions or to the Secured Party if it satisfies those conditions.

(iii) Liability. The Secured Party will be liable for the acts or omissions of its Custodian to the same extent that the Secured Party would be liable hereunder for its own acts or omissions.

(c)  Use of Posted Collateral. Unless otherwise specified in Paragraph 13 and without limiting the rights and obligations of the parties under Paragraphs 3, 4(d)(ii), 5, 6(d) and 8, if the Secured Party is not a Defaulting Party or an Affected Party with respect to a Specified Condition and no Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then the Secured Party will, notwithstanding Section 9-207 of the New York Uniform Commercial Code, have the right to:

(i)    sell, pledge, rehypothecate, assign, invest, use, commingle or otherwise dispose of, or otherwise use in its business any Posted Collateral it holds, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor; and

(ii) register any Posted Collateral in the name of the Secured Party, its Custodian or a nominee for either.

For purposes of the obligation to Transfer Eligible Credit Support or Posted Credit Support pursuant to Paragraphs 3 and 5 and any rights or remedies authorized under this Agreement, the Secured Party will be deemed to continue to hold all Posted Collateral and to receive Distributions made thereon, regardless of whether the Secured Party has exercised any rights with respect to any Posted Collateral pursuant to (i) or (ii) above.

(d) Distributions and Interest Amount.

(i)    Distributions. Subject to Paragraph 4(a), if the Secured Party receives or is deemed to receive Distributions on a Local Business Day, it will Transfer to the Pledgor not later than the following Local Business Day any Distributions it receives or is deemed to receive to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose).

(ii)   Interest Amount. Unless otherwise specified in Paragraph 13 and subject to Paragraph 4(a), in lieu of any interest, dividends or other amounts paid or deemed to have been paid with respect to Posted Collateral in the form of Cash (all of which may be retained by the Secured Party), the Secured Party will Transfer to the Pledgor at the times specified in Paragraph 13 the Interest Amount to the extent that a Delivery Amount would not be created or increased by that Transfer, as calculated by the Valuation Agent (and the date of calculation will be deemed to be a Valuation Date for this purpose). The Interest Amount or portion thereof not Transferred pursuant to this Paragraph will constitute Posted Collateral in the form of Cash and will be subject to the security interest granted under Paragraph 2.

Paragraph 7. Events of Default

For purposes of Section 5(a)(iii)(1) of this Agreement, an Event of Default will exist with respect to a party if:

(i)    that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Eligible Collateral, Posted Collateral or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after notice of that failure is given to that party;

(ii)   that party fails to comply with any restriction or prohibition specified in this Annex with respect to any of the rights specified in Paragraph 6(c) and that failure continues for five Local Business Days after notice of that failure is given to that party; or

(iii)  that party fails to comply with or perform any agreement or obligation other than those specified in Paragraphs 7(i) and 7(ii) and that failure continues for 30 days after notice of that failure is given to that party.

Paragraph 8. Certain Rights and Remedies

(a)           Secured Party's Rights and Remedies. If at any time (1) an Event of Default or Specified Condition with respect to the Pledgor has occurred and is continuing or (2) an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Pledgor, then, unless the Pledgor has paid in full all of its Obligations that are then due, the Secured Party may exercise one or more of the following rights and remedies:

(i) all rights and remedies available to a secured party under applicable law with respect to Posted Collateral held by the Secured Party;

(ii) any other rights and remedies available to the Secured Party under the terms of Other Posted Support, if any;

(iii) the right to Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(iv)  the right to liquidate any Posted Collateral held by the Secured Party through one or more public or private sales or other dispositions with such notice, if any, as may be required under applicable law, free from any claim or right of any nature whatsoever of the Pledgor, including any equity or right of redemption by the Pledgor (with the Secured Party having the right to purchase any or all of the Posted Collateral to be sold) and to apply the proceeds (or the Cash equivalent thereof) from the liquidation of the Posted Collateral to any amounts payable by the Pledgor with respect to any Obligations in that order as the Secured Party may elect.

Each party acknowledges and agrees that Posted Collateral in the form of securities may decline speedily in value and is of a type customarily sold on a recognized market, and, accordingly, the Pledgor is not entitled to prior notice of any sale of that Posted Collateral by the Secured Party, except any notice that is required under applicable law and cannot be waived.

(b)         Pledgor's Rights and Remedies. If at any time an Early Termination Date has occurred or been designated as the result of an Event of Default or Specified Condition with respect to the Secured Party, then (except in the case of an Early Termination Date relating to less than all Transactions (or Swap Transactions) where the Secured Party has paid in full all of its obligations that are then due under Section 6(e) of this Agreement):

(i) the Pledgor may exercise all rights and remedies available to a pledgor under applicable law with respect to Posted Collateral held by the Secured Party;
(ii) the Pledgor may exercise any other rights and remedies available to the Pledgor under the terms of Other Posted Support, if any;
(iii) the Secured Party will be obligated immediately to Transfer all Posted Collateral and the Interest Amount to the Pledgor; and
(iv) to the extent that Posted Collateral or the Interest Amount is not so Transferred pursuant to (iii) above, the Pledgor may:

(A)  Set-off any amounts payable by the Pledgor with respect to any Obligations against any Posted Collateral or the Cash equivalent of any Posted Collateral held by the Secured Party (or any obligation of the Secured Party to Transfer that Posted Collateral); and

(B)  to the extent that the Pledgor does not Set-off under (iv)(A) above, withhold payment of any remaining amounts payable by the Pledgor with respect to any Obligations, up to the Value of any remaining Posted Collateral held by the Secured Party, until that Posted Collateral is Transferred to the Pledgor.

(c)           Deficiencies and Excess Proceeds. The Secured Party will Transfer to the Pledgor any proceeds and Posted Credit Support remaining after liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b) after satisfaction in full of all amounts payable by the Pledgor with respect to any Obligations; the Pledgor in all events will remain liable for any amounts remaining unpaid after any liquidation, Set-off and/or application under Paragraphs 8(a) and 8(b).

(d)          Final Returns. When no amounts are or thereafter may become payable by the Pledgor with respect to any Obligations (except for any potential liability under Section 2(d) of this Agreement), the Secured Party will Transfer to the Pledgor all Posted Credit Support and the Interest Amount, if any.

Paragraph 9. Representations
Each party represents to the other party (which representations will be deemed to be repeated as of each date on which it, as the Pledgor, Transfers Eligible Collateral) that:

(i)    it has the power to grant a security interest in and lien on any Eligible Collateral it Transfers as the Pledgor and has taken all necessary actions to authorize the granting of that security interest and lien;

(ii)   it is the sole owner of or otherwise has the right to Transfer all Eligible Collateral it Transfers to the Secured Party hereunder, free and clear of any security interest, lien, encumbrance or other restrictions other than the security interest and lien granted under Paragraph 2;

(iii)  upon the Transfer of any Eligible Collateral to the Secured Party under the terms of this Annex, the Secured Party will have a valid and perfected first priority security interest therein (assuming that any central clearing corporation or any third-party financial intermediary or other entity not within the control of the Pledgor involved in the Transfer of that Eligible Collateral gives the notices and takes the action required of it under applicable law for perfection of that interest); and

(iv)  the performance by it of its obligations under this Annex will not result in the creation of any security interest, lien or other encumbrance on any Posted Collateral other than the security interest and lien granted under Paragraph 2.

Paragraph 10. Expenses

(a)  General. Except as otherwise provided in Paragraphs 10(b) and 10(c), each party will pay its own costs and expenses in connection with performing its obligations under this Annex and neither party will be liable for any costs and expenses incurred by the other party in connection herewith.

(b)  Posted Credit Support. The Pledgor will promptly pay when due all taxes, assessments or charges of any nature that are imposed with respect to Posted Credit Support held by the Secured Party upon becoming aware of the same, regardless of whether any portion of that Posted Credit Support is subsequently disposed of under Paragraph 6(c), except for those taxes, assessments and charges that result from the exercise of the Secured Party's rights under Paragraph 6(c).

(c)  Liquidation/Application of Posted Credit Support. All reasonable costs and expenses incurred by or on behalf of the Secured Party or the Pledgor in connection with the liquidation and/or application of any Posted Credit Support under Paragraph 8 will be payable, on demand and pursuant to the Expenses Section of this Agreement, by the Defaulting Party or, if there is no Defaulting Party, equally by the parties.

Paragraph 11. Miscellaneous

(a)  Default Interest. A Secured Party that fails to make, when due, any Transfer of Posted Collateral or the Interest Amount will be obligated to pay the Pledgor (to the extent permitted under applicable law) an amount equal to interest at the Default Rate multiplied by the Value of the items of property that were required to be Transferred, from (and including) the date that Posted Collateral or Interest Amount was required to be Transferred to (but excluding) the date of Transfer of that Posted Collateral or Interest Amount. This interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(b)  Further Assurances. Promptly following a demand made by a party, the other party will execute, deliver, file and record any financing statement, specific assignment or other document and take any other action that may be necessary or desirable and reasonably requested by that party to create, preserve, perfect or validate any security interest or lien granted under Paragraph 2, to enable that party to exercise or enforce its rights under this Annex with respect to Posted Credit Support or an Interest Amount or to effect or document a release of a security interest on Posted Collateral or an Interest Amount.

(c)  Further Protection. The Pledgor will promptly give notice to the Secured Party of, and defend against, any suit, action, proceeding or lien that involves Posted Credit Support Transferred by the Pledgor or that could adversely affect the security interest and lien granted by it under Paragraph 2, unless that suit, action, proceeding or lien results from the exercise of the Secured Party's rights under Paragraph 6(c).

(d)  Good Faith and Commercially Reasonable Manner. Performance of all obligations under this Annex, including, but not limited to, all calculations, valuations and determinations made by either party, will be made in good faith and in a commercially reasonable manner.

(e) Demands and Notices. All demands and notices made by a party under this Annex will be made as specified in the Notices Section of this Agreement, except as otherwise provided in Paragraph 13.

(f)  Specifications of Certain Matters. Anything referred to in this Annex as being specified in Paragraph 13 also may be specified in one or more Confirmations or other documents and this Annex will be construed accordingly.

Paragraph 12. Definitions

As used in this Annex:-

"Cash" means the lawful currency of the United States of America.

"Credit Support Amount" has the meaning specified in Paragraph 3.

"Custodian" has the meaning specified in Paragraphs 6(b)(i) and 13.

"Delivery Amount” has the meaning specified in Paragraph 3(a).

"Disputing Party" has the meaning specified in Paragraph 5.

"Distributions" means with respect to Posted Collateral other than Cash, all principal, interest and other payments and distributions of cash or other property with respect thereto, regardless of whether the Secured Party has disposed of that Posted Collateral under Paragraph 6(c). Distributions will not include any item of property acquired by the Secured Party upon any disposition or liquidation of Posted Collateral or, with respect to any Posted Collateral in the form of Cash, any distributions on that collateral, unless otherwise specified herein.

"Eligible Collateral” means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Eligible Credit Support" means Eligible Collateral and Other Eligible Support.

"Exposure" means for any Valuation Date or other date for which Exposure is calculated and subject to Paragraph 5 in the case of a dispute, the amount, if any, that would be payable to a party that is the Secured Party by the other party (expressed as a positive number) or by a party that is the Secured Party to the other party (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of this Agreement as if all Transactions (or Swap Transactions) were being terminated as of the relevant Valuation Time; provided that Market Quotation will be determined by the Valuation Agent using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of "Market Quotation").

"Independent Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Interest Amount" means, with respect to an Interest Period, the aggregate sum of the amounts of interest calculated for each day in that Interest Period on the principal amount of Posted Collateral in the form of Cash held by the Secured Party on that day, determined by the Secured Party for each such day as follows:

(x) the amount of that Cash on that day; multiplied by

(y) the Interest Rate in effect for that day; divided by

(z) 360.

"Interest Period" means the period from (and including) the last Local Business Day on which an Interest Amount was Transferred (or, if no Interest Amount has yet been Transferred, the Local Business Day on which Posted Collateral in the form of Cash was Transferred to or received by the Secured Party) to (but excluding) the Local Business Day on which the current Interest Amount is to be Transferred.

"Interest Rate” means the rate specified in Paragraph 13.

"Local Business Day", unless otherwise specified in Paragraph 13, has the meaning specified in the Definitions Section of this Agreement, except that references to a payment in clause (b) thereof will be deemed to include a Transfer under this Annex.

"Minimum Transfer Amount” means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Notification Time" has the meaning specified in Paragraph 13.

"Obligations" means, with respect to a party, all present and future obligations of that party under this Agreement and any additional obligations specified for that party in Paragraph 13.

"Other Eligible Support" means, with respect to a party, the items, if any, specified as such for that party in Paragraph 13.

"Other Posted Support" means all Other Eligible Support Transferred to the Secured Party that remains in effect for the benefit of that Secured Party.

"Pledgor" means either party, when that party (i) receives a demand for or is required to Transfer Eligible Credit Support under Paragraph 3(a) or (ii) has Transferred Eligible Credit Support under Paragraph 3(a).

"Posted Collateral" means all Eligible Collateral, other property, Distributions, and all proceeds thereof that have been Transferred to or received by the Secured Party under this Annex and not Transferred to the Pledgor pursuant to Paragraph 3(b), 4(d)(ii) or 6(d)(i) or released by the Secured Party under Paragraph 8. Any Interest Amount or portion thereof not Transferred pursuant to Paragraph 6(d)(ii) will constitute Posted Collateral in the form of Cash.

"Posted Credit Support" means Posted Collateral and Other Posted Support.

"Recalculation Date" means the Valuation Date that gives rise to the dispute under Paragraph 5; provided, however, that if a subsequent Valuation Date occurs under Paragraph 3 prior to the resolution of the dispute, then the "Recalculation Date" means the most recent Valuation Date under Paragraph 3.

"Resolution Time" has the meaning specified in Paragraph 13.

"Return Amount" has the meaning specified in Paragraph 3(b).

"Secured Party" means either party, when that party (i) makes a demand for or is entitled to receive Eligible Credit Support under Paragraph 3(a) or (ii) holds or is deemed to hold Posted Credit Support.

"Specified Condition" means, with respect to a party, any event specified as such for that party in Paragraph 13.

"Substitute Credit Support" has the meaning specified in Paragraph 4(d)(i).

"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

"Threshold" means, with respect to a party, the amount specified as such for that party in Paragraph 13; if no amount is specified, zero.

"Transfer" means, with respect to any Eligible Credit Support, Posted Credit Support or Interest Amount, and in accordance with the instructions of the Secured Party, Pledgor or Custodian, as applicable:

(i) in the case of Cash, payment or delivery by wire transfer into one or more bank accounts specified by the recipient;

(ii)   in the case of certificated securities that cannot be paid or delivered by book-entry, payment or delivery in appropriate physical form to the recipient or its account accompanied by any duly executed instruments of transfer, assignments in blank, transfer tax stamps and any other documents necessary to constitute a legally valid transfer to the recipient;

(iii) in the case of securities that can be paid or delivered by book-entry, the giving of written instructions to the relevant depository institution or other entity specified by the recipient, together with a written copy thereof to the recipient, sufficient if complied with to result in a legally effective transfer of the relevant interest to the recipient; and

(iv) in the case of Other Eligible Support or Other Posted Support, as specified in Paragraph 13.

"Valuation Agent" has the meaning specified in Paragraph 13.

"Valuation Date" means each date specified in or otherwise determined pursuant to Paragraph 13.

"Valuation Percentage” means, for any item of Eligible Collateral, the percentage specified in Paragraph 13.

"Valuation Time" has the meaning specified in Paragraph 13.

"Value" means for any Valuation Date or other date for which Value is calculated and subject to Paragraph 5 in the case of a dispute, with respect to:

(i) Eligible Collateral or Posted Collateral that is:

(A) Cash, the amount thereof; and

(B) a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage, if any;

(ii) Posted Collateral that consists of items that are not specified as Eligible Collateral, zero; and

(iii) Other Eligible Support and Other Posted Support, as specified in Paragraph 13.

(Multicurrency - Cross Border)

ISDA®

International Swaps and Derivatives Association, Inc.

SCHEDULE

to the

Master Agreement

dated as of July 14, 2005

between

BARCLAYS BANK PLC	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)	"Specified Entity" means in relation to Party A for the purpose of:
	Section 5(a)(v),	Not Applicable
	Section 5(a)(vi),	Not Applicable
	Section 5(a)(vii),	Not Applicable
	Section 5(b)(iv),	Not Applicable

and in relation to Party B for the purpose of:

	Section 5(a)(v),	Not Applicable
	Section 5(a)(vi),	Not Applicable
	Section 5(a)(vii),	Not Applicable
	Section 5(b)(iv),	Not Applicable
(b)	"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)	Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B; provided, however, that the reference to “third Local Business Day” shall be amended to be “first Local Business Day”.

Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.

Section 5(a)(iii) (Credit Support Default) will apply to Party A and will not apply to Party B.

Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d)	Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and will not apply to Party B; provided for clarification that Party B may be a Burdened Party for purpose of this provision.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)	The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A and will not apply to Party B.
(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
	(i)	Market Quotation will apply.
	(ii)	The Second Method will apply.
(g)	"Termination Currency" means United States Dollars.

(h)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):
(i)

Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)

The Trust Fund (as defined in the Pooling and Servicing Agreement, dated as of July 1, 2005, among OPTION ONE MORTGAGE ACCEPTANCE CORPORATION, as depositor, OPTION ONE MORTGAGE CORPORATION, as master servicer, and Wells Fargo Bank, N.A., as trustee (the Pooling and Servicing Agreement)) is terminated pursuant to the Pooling and Servicing Agreement.

	(iii)	The Pooling and Servicing Agreement is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the Pooling and Servicing Agreement.

(iv)

Notice of the requisite amount of the Terminator’s intention to exercise its option to purchase the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 10.02 of the Pooling and Servicing Agreement.

Part 2

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:
	(i)	With respect to payments made to Barclays which are not effectively connected to the U.S.: It is a non-U.S. branch of a foreign person for U.S. federal income tax purposes

With respect to payments made to Barclays which are effectively connected to the U.S.: Each payment received or to be received by it in connection with this Agreement will be effectively connected with its conduct of a trade or business in the U.S.

(ii)

Party B represents that it is the Trustee, not in its Individual Capacity, but solely as Trustee for Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 under the Pooling and Servicing Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:
Party required to deliver document	Form/Document/Certificate	Date by which to be delivered
Party A and Party B

Any form or document required or reasonably requested to allow the other party to make payments under the Agreement without any deduction or withholding for or on account of any Tax, or with such deduction or withholding at a reduced rate.

Promptly upon reasonable demand by the other party.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B

Certified copy of the Board of Directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

		Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B

Incumbency Certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes
Party A	Opinions of counsel of Party A reasonably satisfactory to Party B.	Concurrently with the execution and delivery of the Confirmation.	No

Party B	Opinions of counsel of Party B reasonably satisfactory to Party A.	Concurrently with the execution and delivery of the Confirmation.	No
Party B	An executed copy of the Pooling and Servicing Agreement.	Within 30 days after the date of this Agreement.	No

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

Addresses for notices to Party A under Sections 5 or 6 (other than notices under Section 5(a)(i)) shall be sent to:

Address:	5 The North Colonnade
Canary Wharf
E14 4BB
Facsimile:	44(20) 777 36461
Phone:	44(20) 777 36810

All other notices to Party A shall be sent directly to the Office through which Party A is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

Wells Fargo Bank, N.A.

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: Reid Denny – Client Manager

Fax #: (410) -715-2380

(b)	Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is a Multibranch Party and may act through its London and New York Offices.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.
(f)

Credit Support Document. Details of any Credit Support Document: the ISDA Credit Support Annex and supplementary “Paragraph 13 - Elections & Variables” in the form appended hereto shall constitute a “Credit Support Document” in relation to Party A with respect to all of the obligations of Party A and for all purposes of this Agreement dated as of a date even herewith.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not Applicable, unless Party A has a person guarantee its payment obligations under this Agreement in order to remedy a Rating Event, in which event such person shall be a Credit Support Provider.

Credit Support Provider means in relation to Party B: Not Applicable.

(h)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligations Law Sections 5-1401 and 5-1402).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions (in each case starting from the date of this Agreement).
(j)	"Affiliate." Each of Party A and Party B shall be deemed to have no Affiliates, including for purposes of Section 6(b)(ii).
(k)

Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word "non-", (ii) deleting “ and” from the end of subparagraph 1 and inserting “.” at the end of such provision, and (iii) deleting the final paragraph thereof.

(l)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(m)

Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(n)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

The parties shall endeavor to engage in good faith negotiations to replace any illegal, invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable term, provision, covenant or condition.

Part 5.

Other Provisions.

(a)	Definitions.

This Agreement, including each Confirmation and each Swap Transaction, is subject to the 2000 ISDA Definitions, as amended, supplemented, updated, and superseded from time to time (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA") and will be governed in all respects by the Definitions (except that references to "Swap Transactions" shall be deemed to be references to "Transactions"). The Definitions are incorporated by reference in, and made part of, this Agreement and each Confirmation as if set forth in full in this Agreement and such Confirmations. In the event of any inconsistency between the provisions of this Agreement and the Definitions, this Agreement will prevail (and, in the event of any inconsistency between any Confirmation and the Definitions, the Confirmation will control). Any reference in a Confirmation to any Definitions which are amended or supplemented in this Schedule shall be deemed to be a reference to such Definitions as so amended or supplemented, unless the Confirmation states, by specific reference to any such amendment or supplement, that such amendment or supplement will not apply in respect of the Transaction to which such Confirmation relates. Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the Pooling and Servicing Agreement.

(b)	Downgrade Provisions.

If a Ratings Event (as defined below) occurs with respect to Party A (or any applicable credit support provider), then Party A shall, subject to the Rating Agency Condition (as hereinafter defined) at its own expense (unless, within 30 days of such Ratings Event, each of Standard and Poor’s, a Division of McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) and Fitch Ratings (“Fitch”) (each a “Rating Agency”) has reconfirmed the rating of the Certificates which was in effect immediately prior to such Ratings Event), (i) assign this Transaction hereunder to a third party within (30) days of such Ratings Event that meets or exceeds, or as to which any applicable credit support provider of such third party meets or exceeds, the Approved Ratings Thresholds (as defined below) on terms substantially similar to this Confirmation, (ii) deliver collateral within (30) days of such Ratings Event, in an amount equal to the Exposure (as defined below), pursuant to an ISDA Credit Support Annex (subject to New York Law) with a form of Paragraph 13 in the form annexed hereto (the “CSA”), (iii) obtain a guaranty of Party A’s obligations under this Transaction from a third party that meets or exceeds the Approved Ratings Threshold, in form and substance or (iv) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Certificates. For purposes of this Transaction, a “Ratings Event” shall occur with respect to Party A (or any applicable credit support provider), if its long-term unsecured and unsubordinated debt ceases to be rated at least “A” by S&P or at least “A2” by Moody’s or at least “A” by Fitch (including in connection with a merger, consolidation or other similar transaction by Party A or any applicable credit support provider) such ratings being referred to herein as the “Approved Ratings Thresholds.” "Rating Agency Condition" means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with any of the Rating Agencies then providing a rating of the Certificates and receive from the Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

Only with respect to such Ratings Event, “Exposure” shall mean, if satisfactory to the Rating Agencies, the greater of the following: (i) Exposure (as such terms in defined in Paragraph 12 of the CSA); (ii) the amount of the next payment due under the Transaction and (iii) one percent of the

Notional Amount for the then-current Calculation Period. For the avoidance of doubt, both parties agree that Party A shall only be required to post collateral pursuant to the terms of the CSA for the period (the “Collateral Requirement Period”) during which Party A’s Rating Event is continuing or until a replacement or guarantor, meeting the requirements set forth above, is in place. Once the Collateral Requirement Period has ended, Counterparty’s Custodian shall return any such Eligible Collateral to Party A as soon as reasonably practicable and to the extent such Collateral has not already been applied in accordance with this Agreement, including the Credit Support Annex.

(c)	Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)      Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2)      Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)      Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)      Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)	Section 4 is hereby amended by adding the following new agreement:

(f) Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e)	Section 1(c). For purposes of Section 1(c) of the Agreement, this Transaction shall be the sole Transaction under the Agreement.
(f)	Transfer. Section 7 is hereby amended to read in its entirety as follows:

Neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer or assignment of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer or assign this Agreement to any Person, including, without limitation, another of Party A’s offices, branches or affiliates (any such Person, office, branch or affiliate, a "Transferee") on at least five Business Days’ prior written notice to Party B and the Trustee; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Certificates will not be reduced or withdrawn.

Except as specified otherwise in the documentation evidencing a transfer or assignment, a transfer or assignment of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(g)

Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as trustee of OPTION ONE MORTGAGE LOAN TRUST 2005-3, Asset-Backed Certificates, Series 2005-3, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of OPTION ONE MORTGAGE LOAN TRUST 2005-3, Asset-Backed Certificates, Series 2005-3 is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only OPTION ONE MORTGAGE LOAN TRUST 2005-3, Asset-Backed Certificates, Series 2005-3, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

Party B represents that:

(i)       Status. Wells Fargo Bank, N.A. (the "Trustee") is trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the Pooling and Servicing Agreement, and the Trustee has the power to own assets in its capacity as trustee of the Trust.

(ii)      Powers. In its capacity as trustee of the Trust, the Trustee has power under the Pooling and Servicing Agreement to execute this Agreement and any other documentation relating to this Agreement to which the Trustee is party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) it has under any Credit Support Document to which the Trustee is party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)     No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Trustee or the Trust, any provision of the Pooling and Servicing Agreement, any order or judgment of any court or other agency of government applicable to the Trustee, the Trust or any assets of the Trust, or any contractual restriction binding on or affecting the Trustee, the Trust or any assets of the Trust;

(iv)     Consents. All governmental and other consents that are required have been obtained by the Trustee with respect to this Agreement or any Credit Support Document to which the Trustee is party have been obtained and are in full force and effect and all conditions of such consents have been complied with; and

(v)   Obligations Binding. The obligation of the Trustee under this Agreement and any Credit Support Document to which the Trustee is party constitute legal, valid and binding obligations of the Trustee in its capacity as trustee of the Trust, enforceable against the Trust in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to the Trustee which would or might prevent the Trustee from having recourse to the assets of the Trust for the purposes of meeting such obligations.

(h)

Proceedings. Without impairing any right afforded to it under the Pooling and Servicing Agreement as a third party beneficiary, Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against the Depositor or Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, or (ii) from commencing against Party B or any of the Collateral any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

(i)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

"to another account in the same legal and tax jurisdiction as the original account"

(j)	Pooling and Servicing Agreement.

(1)          Capitalized terms used in this Agreement that are not defined herein and are defined in the Pooling and Servicing Agreement shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

(2)         Notwithstanding any of the other provisions of Section 11.01 of the Pooling and Servicing Agreement, Party B shall not enter into any amendment to Section 3.05(c)(i), 4.01, 4.09 or Section 11.10 of the Pooling and Servicing Agreement without the prior written consent of the Party A.

(k)

Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement (which Agreement includes without limitation, the Master Agreement to which this Schedule is attached, this Schedule and the Confirmation). The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l)

Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)

Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the Pooling and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(n)

Amendments. This Agreement will not be amended unless Party B shall have received (i) prior written confirmation from each of the Rating Agencies that such amendment will not cause S&P, Moody's or Fitch to downgrade or withdraw its then-current ratings of any outstanding Certificates.

(o)	Gross-up. Section 2(d)(i)(4) shall only apply in the event Party A is “X” and Party B is “Y” thereunder.
(p)

Payment Dates. Notwithstanding anything to the contrary in the Agreement, (i) Party B will not be required to make any payment specified in a Confirmation until the next scheduled Distribution Date (as defined in the Pooling & Servicing Agreement) and (ii) if an amount is calculated as being due in respect of any Early Termination Date under 6(e) from Party B to Party A, the payment will be due on the next subsequent Distribution Date or if such Early Termination Date is the final Distribution Date, on such final Distribution Date

(q)

The parties acknowledge that Wells Fargo Bank, N.A. has been appointed as “Swap Administrator” under the Swap Administration Agreement, dated as of July 14, 2005, among the Swap Administrator, Party B and OPTION ONE MORTGAGE LOAN TRUST 2005-3 (the “Swap Administration Agreement”) to receive all Net Swap Payments (as defined in the Pooling and Servicing Agreement) to be made by Party A under this Agreement. Party A agrees that it will make Net Swap Payments to the Swap Account (as defined in the Pooling and Servicing Agreement) established by the Swap Administrator.

r)

Notwithstanding any other provisions of this Agreement, the obligations of Party B under this Agreement are limited-recourse obligations of Party B. Such obligations are non-recourse to Party B, its assets and its property other than the assets of the Swap Account, and following realization of such assets, any claims of Party A shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of Party B or any person owning, directly or indirectly, any legal or beneficial interest in Party B, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. Party A shall not enforce the liability and obligations of Party B to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against Party B, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

BARCLAYS BANK PLC	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
("Party A")	("Party B")
By: _______________________________ Name: Title: Date:	By: ________________________________ Name: Title: Date:

Date:	July 14, 2005

To:	Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee for
Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3

Attention:	Reid Denny – Client Manager
Facsimile no.:	410-715-2380

Our Reference:	Global No. 858399B

Re:	Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between Barclays Bank PLC (“Barclays”) and Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee for Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3

(“Counterparty”) on the Trade Date specified below (the “Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Agreement specified below.

The definitions and provisions contained in the 2000 ISDA Definitions (the “Definitions”) as published by the International Swaps and Derivatives Association, Inc. are incorporated by reference herein. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

For the purpose of this Confirmation, all references in the Definitions or the Agreement to a “Swap Transaction” shall be deemed to be references to this Transaction.

1.

This Confirmation supplements, forms part of, and is subject to, ISDA Master Agreement dated as of July 14, 2005 (as the same may be amended or supplemented from time to time, the “Agreement”), between Barclays and Counterparty. All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	The Notional Amount, which shall initially be USD
4,771,564, subject to adjustment as set out in the
Additional Terms attached hereto.

Trade Date:	July 14, 2005

Effective Date:	August 25, 2005

Termination Date:	November 25, 2009, subject to adjustment in accordance
with the Modified Following Business Day Convention.

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th day of each month, commencing September 25, 2005, through and including the Termination Date with no adjustment to Period End Dates.

Fixed Rate Payer Payment Dates:	The 25th day of each month, commencing September 25, 2005, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amounts:	The Fixed Amount payable by Counterparty shall be an amount equal to (i) the Notional Amount for such Fixed Rate Payer Payment Date * (ii) Fixed Rate * (iii) 250 * (iv) Fixed Rate Day Count Fraction

Fixed Rate:	4.113%

Fixed Rate Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	Barclays

Floating Rate Payer Period End Dates:	The 25th day of each month, commencing September 25, 2005, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	The 25th day of each month, commencing September 25, 2005, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Amounts:	Notional Amount * Floating Rate Option * Floating Rate Day Count Fraction * 250

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable:

Calculation Agent:	Party A

Business Days:

(a) for purposes of Payments:	New York, Maryland, Minnesota
(b) For purposes of Reset Dates:	London

3. Account Details:

Account Details for Barclays:

Correspondent: BARCLAYS BANK PLC NEW YORK
FEED: 026002574

Beneficiary: BARCLAYS SWAPS
Beneficiary Account: 050-01922-8

Account Details for Counterparty:

Wells Fargo Bank, N.A.
San Francisco, CA
ABA# 121000248
Acct# 3970771416
Acct Name: Corporate Trust Clearing
FFC#: 17169602
Ref: OOMLT 2005-3; Swap Account

4. Offices:

The Office of Barclays for this Transaction is New York

5.

It is expressly understood and agreed by the parties hereto that (i) this Confirmation is executed and delivered by Wells Fargo Bank, N.A., not individually or personally but solely as trustee of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3, in the exercise of the powers and authority conferred and vested in it under the Pooling and Servicing Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3 is made and intended not as personal representations, undertakings and agreements by Wells Fargo Bank, N.A. but is made and intended for the purpose of binding only Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3, (iii) nothing herein contained shall be construed as creating any liability on the part of Wells Fargo Bank, N.A., individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall Wells Fargo Bank, N.A. be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Counterparty under this Confirmation or any other related documents.

The time of dealing will be confirmed by Barclays upon written request. Barclays is regulated by the Financial Services Authority. Barclays is acting for its own account in respect of this Transaction.

Please confirm that the foregoing correctly sets forth all the terms and conditions of our agreement with respect to the Transaction by responding within three (3) Business Days by promptly signing in the space provided below and both (i) faxing the signed copy to Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operations, Fax +(44) 20-7773-6810/6857, Tel +(44) 20-7773-6901/6904/6965, and (ii) mailing the signed copy to Barclays Bank PLC, 5 The North Colonnade, Canary Wharf, London E14 4BB, Attention of Incoming Transaction Documentation, Barclays Capital Global OTC Transaction Documentation & Management, Global Operation. Your failure to respond within such period shall not affect the validity or enforceability of the Transaction against you. This facsimile shall be the only documentation in respect of the Transaction and accordingly no hard copy versions of this Confirmation for this Transaction shall be provided unless the Counterparty requests.

For and on behalf of BARCLAYS BANK PLC	For and on behalf of Wells Fargo Bank, N.A., not in its individual capacity, but solely as Trustee for Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3
Name: Title: Date:	Name: Title: Date: Name: Title: Date:

Barclays Bank PLC and its Affiliates, including Barclays Capital Inc., may share with each other information, including non-public credit information, concerning its clients and prospective clients. If you do not want such information to be shared, you must write to the Director of Compliance, Barclays Bank PLC, 200 Park Avenue, New York, NY 10166.

ADDITIONAL TERMS

All dates subject to adjustment in accordance with the Following Business Day Convention.

From and including:	To but excluding:	Notional Amount (USD):
25-Aug-05	25-Sep-05	4,771,563.59
25-Sep-05	25-Oct-05	4,734,344.52
25-Oct-05	25-Nov-05	4,688,346.55
25-Nov-05	25-Dec-05	4,633,621.70
25-Dec-05	25-Jan-06	4,570,266.94
25-Jan-06	25-Feb-06	4,498,429.68
25-Feb-06	25-Mar-06	4,418,307.49
25-Mar-06	25-Apr-06	4,330,145.90
25-Apr-06	25-May-06	4,234,240.35
25-May-06	25-Jun-06	4,130,935.35
25-Jun-06	25-Jul-06	4,020,621.75
25-Jul-06	25-Aug-06	3,904,129.93
25-Aug-06	25-Sep-06	3,783,319.09
25-Sep-06	25-Oct-06	3,658,567.98
25-Oct-06	25-Nov-06	3,530,286.05
25-Nov-06	25-Dec-06	3,398,910.38
25-Dec-06	25-Jan-07	3,264,902.70
25-Jan-07	25-Feb-07	3,128,746.00
25-Feb-07	25-Mar-07	2,990,940.95
25-Mar-07	25-Apr-07	2,852,002.03
25-Apr-07	25-May-07	2,712,453.44
25-May-07	25-Jun-07	2,572,833.80
25-Jun-07	25-Jul-07	2,433,675.41
25-Jul-07	25-Aug-07	2,295,506.39
25-Aug-07	25-Sep-07	2,165,667.56
25-Sep-07	25-Oct-07	2,043,357.60
25-Oct-07	25-Nov-07	1,928,132.90
25-Nov-07	25-Dec-07	1,819,576.21
25-Dec-07	25-Jan-08	1,717,295.13
25-Jan-08	25-Feb-08	1,620,920.57
25-Feb-08	25-Mar-08	1,530,105.40
25-Mar-08	25-Apr-08	1,444,523.09
25-Apr-08	25-May-08	1,363,866.52
25-May-08	25-Jun-08	1,287,846.80
25-Jun-08	25-Jul-08	1,216,192.19
25-Jul-08	25-Aug-08	1,148,647.05
25-Aug-08	25-Sep-08	1,084,978.95
25-Sep-08	25-Oct-08	1,024,952.67
25-Oct-08	25-Nov-08	968,355.47
25-Nov-08	25-Dec-08	914,987.21
25-Dec-08	25-Jan-09	864,659.58
25-Jan-09	25-Feb-09	817,195.40
25-Feb-09	25-Mar-09	772,427.98
25-Mar-09	25-Apr-09	730,200.47

From and including:	To but excluding:	Notional Amount (USD):
25-Apr-09	25-May-09	690,365.28
25-May-09	25-Jun-09	652,783.52
25-Jun-09	25-Jul-09	617,324.50
25-Jul-09	25-Aug-09	583,865.22
25-Aug-09	25-Sep-09	552,289.94
25-Sep-09	25-Oct-09	522,489.74
25-Oct-09	25-Nov-09	494,362.06

Elections and Variables

to the ISDA Credit Support Annex

dated as of

between

BARCLAYS BANK PLC	and	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
("Party A")		("Party B")

Paragraph 13.

(a)	Security Interest for "Obligations". The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A: None.

With respect to Party B: None.

(b)	Credit Support Obligations.
	(i)	Delivery Amount, Return Amount and Credit Support Amount.
		(A)	"Delivery Amount" has the meaning specified in Paragraph 3(a).
		(B)	"Return Amount" has the meaning specified in Paragraph 3(b).
		(C)	"Credit Support Amount" has the meaning specified in Paragraph 3.

(ii)	Eligible Credit Support. On any date, the following items will qualify as "Eligible Credit Support" for each party:
Valuation Percentage
(A) cash in U.S Dollars	100%

(B) negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date of less than 1 year (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)	98.9%

(C)           negotiable debt obligations issued after 18 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 1 year but less than 5 years (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)

To Be Determined

(D)           negotiable debt obligations issued after l8 July 1984 by the U.S. Treasury Department having a residual maturity on such date equal to or greater than 5 years but less than 10 years (with local and foreign currency issuer ratings of Moody's Aa2 and S&P AA or above)

To Be Determined

(E)           negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entities rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 1 year but less than 3 years.

To Be Determined

(F)           negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aa 1 and S&P AA+ or above) with a residual maturity on such date equal to or greater than 3 years but less than 5 years.

To Be Determined

(G)           negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 5 years but less than 7 years.

To Be Determined

(H)           negotiable debt obligations of the Government National Mortgage Association, the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or a Federal Home Loan Bank (all entries rated Moody's Aal and S&P AA+ or above) with a residual maturity on such date equal to or greater than 7 years but less than 10 years.

To Be Determined

For the avoidance of doubt, where negotiable debt obligations are rated by only one of the above relevant rating agencies, the rating applied will be based on the rating of that agency.

Where the ratings of the relevant agencies differ with respect to the same negotiable debt obligation, the lower of the ratings shall apply.

In addition, upon a Ratings Event, Party A shall agree the Valuation Percentage in relation to (C) through (H) above with the relevant rating agency, which shall be S&P, Moody's or Fitch; provided, however, that if Party A is required to post collateral in accordance with the terms of this Agreement it shall post only (A) and (B) above until such time as the Valuation Percentages are agreed.

(iii)

Other Eligible Support. Such Other Eligible Support as the Pledgor may designate; provided, at the expense of the Pledgor, the prior written consent of the relevant rating agency, which shall be S&P, Moody's or Fitch, shall have been obtained. For the avoidance of doubt there are no items which qualify as Other Eligible Support as of the date of this Annex.

(iv)	Thresholds.
	(A)	"Independent Amount" means zero.
	(B)	"Threshold" means for Party A:

1.	infinity, unless (i) a Ratings Event occurs and is continuing and (ii) Party A has not otherwise complied with Part 7, section 7(g) of this Agreement, then its Threshold shall be zero, or
2.	in the event that Party A has otherwise complied with Part 7, section 7(g) of this Agreement, its Threshold shall continue to be infinity.

"Threshold" means, for Party B: infinity

(C)	"Minimum Transfer Amount" means USD 20,000, provided, however, with respect to the Secured Party at any time when the Secured Party is a Defaulting Party, "Minimum Transfer Amount" means zero.
	(D)	Rounding: The Delivery Amount and the Return Amount will not be rounded.
(c)	Valuation and Timing.

(i)	"Valuation Agent" means Party A. The valuation agent's calculations shall be made in accordance with market practices using commonly accepted third party sources such as Bloomberg or Reuters.
(ii)	"Valuation Date" means each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or Return Amount.
(iii)

"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	"Notification Time" means 4:00 p.m., London time, on a Local Business Day.
(d)

Conditions Precedent and Secured Party's Rights and Remedies. The following Termination Event will be a "Specified Condition" for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party): None.

(e)	Substitution.
(i) "Substitution Date" has the meaning specified in Paragraph 4(d)(ii).
(ii) Consent. Not applicable.
(f)	Dispute Resolution.

(i)	"Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Credit Support will be calculated as follows:

For Eligible Credit Support comprised of cash, the amount of such cash.

For Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(ii)	Alternative. The provisions of Paragraph 5 will apply; provided that the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.
(i) Eligibility to Hold Posted Collateral; Custodians.

Party B is not and will not be entitled to hold Posted Collateral. Party B's Custodian will be entitled to hold Posted Collateral pursuant to Paragraph 6(b); provided that the Custodian for Party B shall be the same banking institution that acts as Indenture Trustee for the Notes (as defined in the Indenture) for Party B.

Initially, the Custodian for Party B is Wells Fargo Bank, National Association, not in its individual capacity, but solely as Indenture Trustee under the Indenture.

(ii)

Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B; therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6 (c)(ii); provided, however, that the Trustee shall invest Cash Posted Credit Support in such investments as designated by Party A, with losses (net of gains) incurred in respect of such investments to be for the account of Party A. The Secured Party is authorized to liquidate any Posted Credit Support pursuant to written instructions from Party A.

(h)	Distributions and Interest Amount.
(i)	Interest Rate. The "Interest Rate" will be the rate earned on Cash Posted Credit Support pursuant to clause (g)(ii) above.
(ii)	Transfer of Interest Amount. The Transfer of the Interest Amount will be made on each Distribution Date.
(iii) Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will not apply.
(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.
(i)	"Value" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.
(ii)	"Transfer" with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.
(k)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i)	shall be given to or made at the following addresses:

If to Party A:

5 The North Colonnade

Canary Wharf

London E14 4BB, England

Attention: Swaps Documentation

Facsimile No.: 0207-773-6857/6858

Telephone No.: 0207-773-6915/6904

with a copy to:

General Counsel's Office

200 Park Avenue

New York, N.Y. 10166

Notices to Party A shall not be deemed effective unless delivered to the London address set forth above.

If to Party B:

Wells Fargo Bank, N.A.

9062 Old Annapolis Rd.

Columbia, Maryland 21045

Attn: Reid Denny – Client Manager

Fax #: (410) 715-2380

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)

shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)	Address for Transfers.

Party B:

Wells Fargo Bank, N.A.

San Francisco, CA

ABA # 121000248

Acct: # 3970771416

Account Name: Corporate Trust Clearing

FFC #: 171 69602

Ref: OOMLT 2005-3; Swap Account

(m)	Other Provisions.
(i) Additional Definitions. As used in this Annex:

"Exposure" has the meaning specified in the Schedule.

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, New York and the location of the Trustee, and (ii) in relation to a Transfer of Eligible Credit Support, a day on which the clearance system agreed between the parties for the delivery of Eligible Credit Support is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Credit Support for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign deposits) in New York and such other places as the parties shall agree).

(ii)

Holding Collateral. The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraph 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(iii)

Agreement as to Single Secured Party and Pledgor. Party A and Party B agree that, notwithstanding anything to the contrary in this Annex, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgement in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) Party A shall have no obligations under this Annex other than during a Collateral Requirement Period.

(iv)

Form of Annex. The parties hereby agree that the text of the body of this Annex is intended to be the printed form of ISDA Credit Support Annex (Bilateral Form - ISDA Agreements Subject to New York Law version) as published and copyrighted by the International Swaps and Derivatives Association, Inc.

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

BARCLAYS BANK PLC	WELLS FARGO BANK, N.A., NOT IN ITS INDIVIDUAL CAPACITY, BUT SOLELY AS TRUSTEE FOR OPTION ONE MORTGAGE LOAN TRUST 2005-3, ASSET-BACKED CERTIFICATES, SERIES 2005-3
By: _____________________________ Name Title: Date:	By: ______________________________________ Name: Title: Date:

EXHIBIT J

FORM OF INVESTMENT LETTER [NON-RULE 144A]

[DATE]

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951

Re:	Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3

Ladies and Gentlemen:

In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an (accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

FORM OF RULE 144A INVESTMENT LETTER

[DATE]

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951

Re:	Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that:

(a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws;

(b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates;

(c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan;

(d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates;

(e) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act; and

(f) either (i) we are not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA), or Section 4975 of the Internal Revenue Code of 1986, as amended (“Plan”), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with “plan assets” of any Plan within the meaning of the Department of Labor (“DOL”) regulation at 29 C.F.R. ‘2510.3-101 or (ii) we have provided the Trustee, the Depositor and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to such parties to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Depositor or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

Very truly yours,

[NAME OF TRANSFEREE]

By:
Authorized Officer

ANNEX 1 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.          As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.          In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $_______1 in securities (except for the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501 (c) (3) of the Internal Revenue Code of 1986, as amended.

Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

_________________________

1Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.          The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.          For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer’s direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.          The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.          Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:
Date:

ANNEX 2 TO EXHIBIT J

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.         As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.         In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer’s Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer’s Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyers Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

The Buyer owned $____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____________ in securities (other than the excluded securities referred to below) as of the end of the Buyer’s most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.         The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.         The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer’s Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.          The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer’s own account.

6.         Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer’s purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer

By:
Name:
Title:

IF AN ADVISER:

_________________________________________

Print Name of Buyer

Date:

EXHIBIT K

AFFIDAVIT OF TRANSFER OF R CERTIFICATES

PURSUANT TO SECTION 5.02(d)

OPTION ONE MORTGAGE LOAN TRUST 2005-3,

ASSET-BACKED CERTIFICATES, SERIES 2005-3

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1.          The undersigned is an officer of Option One Mortgage Corporation, the proposed Transferee of an Ownership Interest in a Residual Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement dated as of July 1, 2005 (the “Agreement”), among Option One Mortgage Acceptance Corporation, as depositor (the “Depositor”), Option One Mortgage Corporation, as master servicer (the “ Master Servicer”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

2.          The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

3.          The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.          The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.          The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.          The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit L to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.          The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee’s taxpayer identification number is 33-0536622.
9.	The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

10.        The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.        The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

12.	Check one of the following:

[ ]  The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

(i)	the present value of any consideration given to the Transferee to acquire such Certificate;

(ii)	the present value of the expected future distributions on such Certificate; and
(iii)	the present value of the anticipated tax savings associated with holding such Certificate as the related REMIC generates losses.

For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[ ]  The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

(i)	the Transferee is an “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;
(ii)

at the time of the transfer, and at the close of the Transferee’s two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

(iii)

the Transferee will transfer the Certificate only to another “eligible corporation,” as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations; and

(iv)

the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[	] None of the above.

13.        The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of ___________, 20__.

OPTION ONE MORTGAGE CORPORATION

By:
Name:
Title:

[Corporate Seal]

ATTEST:

_____________________________________

[Assistant] Secretary

Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of __________, 20___.

NOTARY PUBLIC

My Commission expires the _____ day of _________, 20____

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named __________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ____ day of __________, ____.

NOTARY PUBLIC

My Commission expires the _____ day of _________, 20____

EXHIBIT L

FORM OF TRANSFEROR CERTIFICATE

[DATE]

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618

Re:	Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class ☐ Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class ☐ Certificate is to impede the assessment or collection of tax.

Very truly yours,

TRANSFEROR

By:
Name:
Title:

EXHIBIT M

FORM OF CERTIFICATION WITH RESPECT TO ERISA AND THE CODE

_____________, 20__

Option One Mortgage Acceptance Corporation 3 Ada Irvine, California 92618	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, Maryland 21045-1951
Option One Mortgage Corporation 3 Ada Irvine, California 92618

Re:	Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3

Dear Sirs:

_______________________ (the “Transferee”) intends to acquire from _________________ (the “Transferor”) $____________ Initial Certificate Principal Balance Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates Series 2005-3, Class [C][P][R] (the “Certificates”), issued pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of July 1, 2005 among Option One Mortgage Acceptance Corporation as depositor (the “Depositor”), Option One Mortgage Corporation as master servicer (the “Master Servicer”) and Wells Fargo Bank, N.A. as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to, and covenants with the Depositor, the Trustee and the Master Servicer the following:

The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the “Code”) (any of the foregoing, a “Plan”), (ii) are not being acquired with “plan assets” of a Plan within the meaning of the Department of Labor (“DOL”) regulation, 29 C.F.R.ss.2510.3-101, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation at 29 C.F.R.ss. 2510.3-101.

Very truly yours,

By: ________________________________
Name:
Title:

EXHIBIT N

FORM OF SWAP ADMINISTRATION AGREEMENT

SWAP ADMINISTRATION AGREEMENT

This Swap Administration Agreement, dated as of July 14, 2005 (this “Agreement”), among Wells Fargo Bank, N.A., a national banking association (“Wells Fargo Bank, N.A.”), as swap administrator (in such capacity, the “Swap Administrator”), Wells Fargo Bank, N.A., as trustee for Option One Mortgage Loan Trust 2005-3, Asset-Backed Pass-Through Certificates, Series 2005-3 (in such capacity, the “Trustee”), and Option One Mortgage Corporation (“Option One”).

WHEREAS, Wells Fargo Bank, N.A., as Trustee for Option One Mortgage Loan Trust 2005-3, Asset-Backed Pass-Through Certificates, Series 2005-3, is counterparty to an Interest Rate Swap Agreement (the “Swap Agreement”), a copy of which is attached hereto as Exhibit A, between Wells Fargo Bank, N.A. as Trustee and Barclays Bank PLC (“Barclays”);

WHEREAS, it is desirable to irrevocably appoint the Swap Administrator, and the Swap Administrator desires to accept such appointment, to receive and distribute funds payable by Barclays under the Swap Agreement as provided herein; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.          Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Pooling and Servicing Agreement or in the related Indenture, as the case may be, as in effect on the date hereof.

2.	Swap Administrator.
(a)

The Swap Administrator is hereby irrevocably appointed to receive all funds paid by Barclays, or its successors in interest (the “Swap Provider”) under the Swap Agreement (including any Swap Termination Payment) and the Swap Administrator hereby accepts such appointment and hereby agrees to receive such amounts and to distribute on each Distribution Date such amounts in the following order of priority:

(i)         first, to the Trustee for deposit into the Swap Account, an amount equal to the sum of the following amounts remaining outstanding after distribution of the Net Monthly Excess Cashflow (other than with respect to any Certificates beneficially owned by Option One or its Affiliates of which a Responsible Officer of the Trustee has actual knowledge): (A) Unpaid Interest Shortfall Amounts, (B) Net WAC Rate Carryover Amounts; (C) An amount necessary to maintain or restore the Overcollateralization Target Amount; and (D) any Allocated Realized Loss Amounts;

(ii)         second, to Option One, any amounts remaining after payment of (i) above, provided, however, upon the issuance of notes by an issuer (the “Trust”), secured by all or a portion of the Class C Certificates and the Class P Certificates (the “NIM Notes”), Option One hereby instructs the Swap Administrator to make any payments under this clause 2(a)(ii) in the following order of priority:

(A)

to the Indenture Trustee for the Trust, for deposit into the Note Account (each as to defined in the related Indenture), and until satisfaction and discharge of the Indenture, the Floating Amount (as defined in Annex I); and

(B)

to the Holders of the Class C Certificates; provided; however, that any Swap Termination Payment received by the Swap Administrator shall not be payable to the Holders of the Class C Certificates pursuant to this clause (ii)(B) without the prior written consent of the NIMS Insurer, if any and the Rating Agencies.

(b) The Swap Administrator agrees to hold any amounts received under the Swap Agreement in trust upon the terms and conditions and for the exclusive use and benefit of the Trustee, the Indenture Trustee, as applicable (in turn for the benefit of the Certificateholders, the Noteholders and the NIMS Insurer, if any) as set forth herein. The rights, duties and liabilities of the Swap Administrator in respect of this Agreement shall be as follows:

(i)         The Swap Administrator shall have the full power and authority to do all things not inconsistent with the provisions of this Agreement that it may deem advisable in order to enforce the provisions hereof. The Swap Administrator shall not be answerable or accountable except for its own bad faith, willful misconduct or negligence. The Swap Administrator shall not be required to take any action to exercise or enforce any of its rights or powers hereunder which, in the opinion of the Swap Administrator, shall be likely to involve expense or liability to the Swap Administrator, unless the Swap Administrator shall have received an agreement satisfactory to it in its sole discretion to indemnify it against such liability and expense.

(ii)         The Swap Administrator shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of any party hereto or the NIMS Insurer, if any or otherwise as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Swap Administrator or exercising any right or power conferred upon the Swap Administrator under this Agreement.

(iii)        The Swap Administrator may perform any duties hereunder either directly or by or through agents or attorneys of the Swap Administrator. The Swap Administrator shall not be liable for the acts or omissions of its agents or attorneys so long as the Swap Administrator chose such Persons with due care.

3.          Swap Administration Account. The Swap Administrator shall segregate and hold all funds received pursuant to the Swap Agreement (including any Swap Termination Payment) separate and apart from any of its own funds and general assets and shall establish and maintain in the name of the Swap Administrator one or more segregated accounts (such account or accounts, the “Swap Administration Account”), held in trust for the benefit of the Trustee, the Indenture Trustee, if any, and the parties to this Agreement. All amounts on deposit in the Swap Administration Account shall remain uninvested unless the Swap Administrator receives instructions to the contrary from any party hereto, with the consent of the NIMS Insurer, if any.

The Swap Administrator hereby agrees that and it holds and shall hold the Swap Administration Account and all amounts deposited therein in trust for the exclusive use and benefit of the Trustee and the Indenture Trustee, if any, as their interests may appear.

4.	Replacement Swap Agreements.

The Trustee shall, at the direction of the NIMS Insurer, if any or, with the consent of the NIMS Insurer, if any, at the direction of Option One, enforce all of its rights and exercise any remedies under the Swap Agreement and, in the event the Swap Agreement is terminated as a result of the designation by either party thereto of an Early Termination Date (as defined therein), at the direction of Option One, find a replacement counterparty to enter into a replacement swap agreement.

Any Swap Termination Payment received by the Swap Administrator shall be deposited in the Swap Administration Account and shall be used to make any upfront payment required under a replacement swap agreement and any upfront payment received from the counterparty to a replacement swap agreement shall be used to pay any Swap Termination Payment owed to the Swap Provider. Notwithstanding, the foregoing, the Trustee will act in the best interests of the certificateholders if it were to receive a swap termination payment

5.          Representations and Warranties of Wells Fargo. Wells Fargo Bank, N.A. represents and warrants as follows:

(a)

Wells Fargo Bank, N.A. is duly organized and validly existing as a national banking association under the laws of the United States and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations as Swap Administrator hereunder.

(b)

The execution, delivery and performance of this Agreement by Wells Fargo Bank, N.A. as Swap Administrator and Trustee have been duly authorized in the Pooling and Servicing Agreement and the Indenture.

(c)

This Agreement has been duly executed and delivered by Wells Fargo Bank, N.A. as Swap Administrator and Trustee and is enforceable against Wells Fargo Bank, N.A. in such capacities in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

6.	Replacement of Swap Administrator.

Any corporation, bank, trust company or association into which the Swap Administrator may be merged or converted or with which it may be consolidated, or any corporation, bank, trust company or association resulting from any merger, conversion or consolidation to which the Swap Administrator shall be a party, or any corporation, bank, trust company or association succeeding to all or substantially all the corporate trust business of the Swap Administrator, shall be the successor of the Swap Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except to the extent that assumption of its duties and obligations, as such, is not effected by operation of law.

No resignation or removal of the Swap Administrator and no appointment of a successor Swap Administrator shall become effective until the appointment by Option One of a successor swap administrator acceptable to the NIMS Insurer, if any. Any successor swap administrator shall execute such documents or instruments necessary or appropriate to vest in and confirm to such successor swap administrator all such rights and powers conferred by this Agreement.

The Swap Administrator may resign at any time by giving written notice thereof to the other parties hereto with a copy to the NIMS Insurer, if any. If a successor swap administrator shall not have accepted the appointment hereunder within 30 days after the giving by the resigning Swap Administrator of such notice of resignation, the resigning Swap Administrator may petition any court of competent jurisdiction for the appointment of a successor swap administrator acceptable to the NIMS Insurer, if any.

In the event of a resignation or removal of the Swap Administrator, Option One shall promptly appoint a successor Swap Administrator acceptable to the NIMS Insurer, if any. If no such appointment has been made within 10 days of the resignation or removal, the NIMS Insurer, if any, may appoint a successor Swap Administrator.

7.	Trustee Obligations.

Whenever the Trustee, as a party to the Swap Agreement, has the option or is requested in such capacity, whether such request is by the counterparty to such agreement, to take any action or to give any consent, approval or waiver that it is entitled to take or give in such capacity, including, without limitation, in connection with an amendment of such agreement or the occurrence of a default or termination event thereunder, the Trustee shall promptly notify the parties hereto and the NIMS Insurer, if any, of such request in such detail as is available to it and, shall, on behalf of the parties hereto and the NIMS Insurer, if any, take such action in connection with the exercise and/or enforcement of any rights and/or remedies available to it in such capacity with respect to such request as the NIMS Insurer, if any, shall direct in writing; provided that if no such direction is received prior to the date that is established for taking such action or giving such consent, approval or waiver (notice of which date shall be given by the Trustee to the parties hereto and the NIMS Insurer, if any), the Trustee may abstain from taking such action or giving such consent, approval or waiver.

The Trustee shall forward to the parties hereto and the NIMS Insurer, if any, on the Payment Date following its receipt thereof copies of any and all notices, statements, reports and/or other material communications and information (collectively, the “Swap Reports”) that it receives in connection with the Swap Agreement or from the counterparty thereto.

8.	Miscellaneous.
(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b)

Any action or proceeding against any of the parties hereto relating in any way to this Agreement may be brought and enforced in the courts of the State of New York sitting in the borough of Manhattan or of the United States District Court for the Southern District of New York and the Swap Administrator irrevocably submits to the jurisdiction of each such court in respect of any such action or proceeding. The Swap Administrator waives, to the fullest extent permitted by law, any right to remove any such action or proceeding by reason of improper venue or inconvenient forum.

(c)	This Agreement may be amended, supplemented or modified in writing by the parties hereto, but only with the consent of the NIMS Insurer, if any.
(d)

This Agreement may not be assigned or transferred without the prior written consent of the NIMS Insurer, if any; provided, however, the parties hereto acknowledge and agree to the assignment of the rights of Option One as provided under this Agreement pursuant to the Sale Agreement, the Trust Agreement and the Indenture.

(e)

This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all such counterparts taken together shall be deemed to constitute one and the same instrument.

(f)

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(g)

The representations and warranties made by the parties to this Agreement shall survive the execution and delivery of this Agreement. No act or omission on the part of any party hereto shall constitute a waiver of any such representation or warranty.

(h)	The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

9.          Third Party Beneficiary. The Note Insurer, the Backup Note Insurer and the Indenture Trustee, if any, shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

10.        Swap Administrator Rights. The Swap Administrator shall be entitled to the same rights, protections and indemnities afforded to the Trustee under the Pooling and Servicing Agreement and the Indenture Trustee under the Indenture, in each case, as if specifically set forth herein with respect to the Swap Administrator.

11.        Limited Recourse. Notwithstanding any other provisions of this Agreement, the obligations of the Trustee under this Agreement are limited recourse obligations of the Trustee. Such obligations are non-recourse to the Trustee, its assets and its property other than the assets of the Trust Fund, and following realization of such assets, any claims of any party hereto shall be extinguished and shall not thereafter be reinstated. No recourse shall be had against any principal, director, officer, employee, beneficiary, shareholder, partner, member, trustee, agent or affiliate of the Trustee or any person owning, directly or indirectly, any legal or beneficial interest in the Trustee, or any successors or assigns of any of the foregoing (the “Exculpated Parties”) for the payment of any amount payable under this Agreement. The parties hereto shall not enforce the liability and obligations of the Trustee to perform and observe the obligations contained in this Agreement by any action or proceeding wherein a money judgment establishing any personal liability shall be sought against the Trustee, subject to the following sentence, or the Exculpated Parties. The agreements in this paragraph shall survive termination of this Agreement and the performance of all obligations hereunder.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

WELLS FARGO BANK, N.A.

as Swap Administrator

By:______________________________________

Name:

Title:

WELLS FARGO BANK, N.A.

as Trustee

By:______________________________________

Name:

Title:

OPTION ONE MORTGAGE CORPORATION

By:______________________________________

Name:

Title:

EXHIBIT A

SWAP AGREEMENT

ANNEX I

The amounts paid under clause 2(ii) of the Swap Administration Agreement shall be calculated as follows:

Floating Amount:
Floating Rate Payer:	Swap Administrator.
Cap Rate:	USD LIBOR.

Floating Amount

To be determined in accordance with the following formula:

The product of: (i) 250; (ii) the Cap Rate, (iii) the Notional Amount; and (iv) the Floating Rate Day Count Fraction;

provided, however, the Swap Administrator will only be obligated to pay the Floating Amount up to the amount remaining after payments are made under clause 2(i) of the Swap Administration Agreement.

The Floating Amount shall be paid to the Indenture Trustee for payment in accordance with Section 2.09(e) of the Indenture.

Floating Rate Day Count Fraction:	Actual/360.
Notional Amount:	The amount set forth for such period in the Amortization Schedule A.

SCHEDULE A TO ANNEX I

EXHIBIT O

[RESERVED]

EXHIBIT P

[RESERVED]

EXHIBIT R-1

FORM OF CERTIFICATION TO BE PROVIDED BY THE DEPOSITOR WITH FORM 10-K

I, _______________, the senior officer of Option One Mortgage Acceptance Corporation, certify that:

l.      I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Option One Mortgage Loan Trust 2005-3, Asset-Backed Certificates, Series 2005-3;

2.     Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.     Based on my knowledge, the distribution or servicing information required to be provided to the trustee by the master servicer under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;

4.     Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the master servicer has fulfilled its obligations under the servicing agreement; and

5.     The reports disclose all significant deficiencies relating to the master servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: Wells Fargo Bank, N.A.

Date: ___________________

OPTION ONE MORTGAGE ACCEPTANCE CORPORATION

By: ________________________________
Name:
Title:

EXHIBIT R-2

FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR BY THE TRUSTEE

I, [identify the certifying individual], a [title] of Wells Fargo Bank, N.A., as Trustee, hereby certify to Option One Mortgage Acceptance Corporation (the “Depositor”), and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.     I have reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.     Based on my knowledge, the information in these distribution reports prepared by the Trustee, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.     Based on my knowledge, the distribution information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these distribution reports.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated July 1, 2005 (the “Pooling and Servicing Agreement”), among the Registrant as depositor, Option One Mortgage Corporation as master servicer and Wells Fargo Bank, N.A. as trustee.

WELLS FARGO BANK, N.A., as Trustee

By: ________________________________
Name:
Title:
Date:

EXHIBIT S

OFFICER’S CERTIFICATE

REGARDING ANNUAL STATEMENT OF COMPLIANCE

___________________ Trust, Series 200_-___

_______________ Pass-Through Certificates

I, _____________________, hereby certify that I am a duly appointed __________________________ of _______________________________ (the “[Master Servicer]”), and further certify as follows:

1.    This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of ____________, _____ (the “Agreement”), among ______________________, as depositor, the [Master Servicer], as [master servicer] and ________________, as trustee.

2.    I have reviewed the activities of the [Master Servicer] during the preceding year and the [Master Servicer’s] performance under the Agreement and to the best of my knowledge, based on such review, the [Master Servicer] has fulfilled all of its obligations under the Agreement throughout the year.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreements.

Dated: _________________

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of _____________.

By: ________________________________
Name:
Title:

I, _________________________, a (an) __________________ of the [Master Servicer], hereby certify that _________________ is a duly elected, qualified, and acting _______________________ of the [Master Servicer] and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ______________.

By: ________________________________
Name:
Title:

SCHEDULE I

PREPAYMENT CHARGE SCHEDULE

(Available Upon Request)